UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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MEDALLIA, INC.
(Name of Registrant as Specified In Its Charter)

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Medallia, Inc.
575 Market Street, Suite 1850
San Francisco, California 94105
To the Stockholders of Medallia, Inc.:
You are cordially invited to attend a special meeting of stockholders (which we refer to as the “special meeting”) of Medallia, Inc. (which we refer to as “Medallia”). The special meeting will be held on Thursday, October 14, 2021, at 8:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/MDLA2021SM. You will be able to listen to the special meeting live and vote online. We elected to use a virtual meeting given the current public health implications of COVID-19 and our desire to promote the health and welfare of our stockholders, as well as our positive experiences with virtual meetings.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated July 25, 2021 (which we refer to as the “merger agreement”), between Project Metal Parent, LLC (which we refer to as “Parent”), Project Metal Merger Sub, Inc. (which we refer to as “Merger Sub”) and Medallia. Parent and Merger Sub are affiliates of Thoma Bravo, L.P. (which we refer to as “Thoma Bravo”), one of the largest and most experienced global private equity firms. We refer to the merger of Merger Sub (a wholly owned subsidiary of Parent) with and into Medallia as the “merger.” At the special meeting, you will also be asked to consider and vote on (1) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to its named executive officers in connection with the merger; and (2) a proposal for the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $34.00 in cash, without interest and subject to any applicable withholding taxes, for each share of our common stock that you own (unless you have properly exercised your appraisal rights). This amount constitutes (1) a premium of approximately 20 percent to the closing price of our common stock on June 10, 2021, which was the last full trading day before public speculation that Medallia was pursuing a sale; and (2) a premium of approximately 29 percent to Medallia’s unaffected 30-day price average.
Medallia’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Medallia and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Medallia’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of Medallia’s Board of Directors in connection with its evaluation of the merger agreement and the merger. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll-free: (877) 456-3427
Banks and brokers call collect: (212) 750-5833
On behalf of Medallia’s Board of Directors, thank you for your support.
Very truly yours,

/s/ Leslie Stretch
Leslie Stretch
President and Chief Executive Officer
The accompanying proxy statement is dated September 14, 2021, and, together with the enclosed form of proxy card, is first being sent on or about September 14, 2021.

Medallia, Inc.
575 Market Street, Suite 1850
San Francisco, California 94105
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, OCTOBER 14, 2021
Notice is given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Medallia, Inc., a Delaware corporation (which we refer to as “Medallia”), will be held on Thursday, October 14, 2021, at 8:00 a.m., Pacific time, for the following purposes:
1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated July 25, 2021, between Project Metal Parent, LLC, Project Metal Merger Sub, Inc. and Medallia (which we refer to as the “merger agreement”);
2. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to its named executive officers in connection with the merger of Project Metal Merger Sub, Inc., a wholly owned subsidiary of Project Metal Parent, LLC, with and into Medallia (which we refer to as the “merger”);
3. To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and
4. To transact any other business that may properly come before the special meeting.
The special meeting will be held by means of a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/MDLA2021SM. You will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at 8:00 a.m., Pacific time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Only Medallia stockholders as of the close of business on September 1, 2021, are entitled to notice of, and to vote at, the special meeting.
Medallia’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to its named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Medallia stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $34.00 per share in cash if the merger is completed, as determined in accordance with Section 262 of the Delaware General Corporation Law (which is referred to as the “DGCL”). To do so, a Medallia stockholder must properly demand appraisal before the vote is taken on the merger agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and must meet certain other conditions. Section 262 of the DGCL is reproduced in its entirety in Annex B to the accompanying proxy statement and is incorporated in this notice by reference.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, yo ur shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
By Order of the Board of Directors,

/s/ Hanna Steinbach
Hanna Steinbach
Executive Vice President, Chief Legal Officer and Secretary

Dated: September 14, 2021
San Francisco, CA

IMPORTANT INFORMATION
Even if you plan to attend the special meeting, we encourage you to submit your proxy as promptly as possible: (1) over the internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card (a prepaid reply envelope is provided for your convenience). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or be voted at the special meeting, and that will have the same effect as voting against the adoption of the merger agreement.
If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll-free: (877) 456-3427
Banks and brokers call collect: (212) 750-5833

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ii

SUMMARY
Except as otherwise specifically noted in this proxy statement, “Medallia,” “we,” “our,” “us” and similar words refer to Medallia, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, the “Medallia Board” refers to Medallia’s Board of Directors. Throughout this proxy statement, we refer to Project Metal Parent, LLC as “Parent” and Project Metal Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated July 25, 2021, between Parent, Merger Sub and Medallia as the “merger agreement.”
This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Parent) with and into Medallia. We refer to that transaction as the “merger.”
This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On July 25, 2021, Medallia agreed to be acquired by affiliates of Thoma Bravo, L.P. (which we refer to as “Thoma Bravo”). Thoma Bravo is one of the largest and most experienced global private equity firms. If the merger is completed, each outstanding share of our common stock (which we refer to as our “common stock”) (subject to certain exceptions) will be converted into the right to receive $34.00 per share in cash.
Parties Involved in the Merger
Medallia, Inc.
Medallia is the pioneer and market leader in customer, employee, citizen and patient experience. The company’s award-winning SaaS platform, Medallia Experience Cloud, is becoming the experience system of record that makes all other applications customer and employee aware. The platform captures billions of experience signals across interactions including all voice, video, digital, IOT, social media and corporate messaging tools. Medallia uses proprietary artificial intelligence and machine learning technology to automatically reveal predictive insights that drive powerful business actions and outcomes. Medallia customers reduce churn, turn detractors into promoters and buyers, create in-the-moment cross-sell and up-sell opportunities and drive revenue-impacting business decisions, providing clear and potent returns on investment.
Our common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “MDLA.” Medallia’s corporate offices are located at 575 Market Street, Suite 1850, San Francisco, California 94105, and its telephone number is (650) 321-3000.
Project Metal Parent, LLC
Parent was formed on July 22, 2021, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.
Parent’s address is c/o Thoma Bravo, L.P., 600 Montgomery Street, 20th Floor, San Francisco, California 91444, and its telephone number is (415) 263-3660.
Project Metal Merger Sub, Inc.
Merger Sub is a wholly owned subsidiary of Parent and was formed on July 22, 2021, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Medallia will continue as the surviving corporation.

Merger Sub’s address is c/o Thoma Bravo, L.P., 600 Montgomery Street, 20th Floor, San Francisco, California 91444, and its telephone number is (415) 263-3660.
Thoma Bravo
Thoma Bravo is a private equity investment firm and registered investment advisor.
Thoma Bravo’s address is 600 Montgomery Street, 20th Floor, San Francisco, California 91444, and its telephone number is (415) 263-3660.
Parent and Merger Sub are each affiliated with an investment fund managed or advised by Thoma Bravo (which we refer to as the “Thoma Bravo Fund”). In connection with the transactions contemplated by the merger agreement, the Thoma Bravo Fund has committed to capitalize Parent on the closing date of the merger with an equity contribution in an aggregate amount of up to $5,028,000,000, on the terms and subject to the conditions set forth in an equity commitment letter. This amount will be used to fund a portion of the aggregate purchase price and the other payments contemplated by the merger agreement (in each case, pursuant to certain terms and conditions as described further in this proxy statement under the caption “The Merger—Financing of the Merger”).
Effect of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the Delaware General Corporation Law (which we refer to as the “DGCL”), at the effective time of the merger: (1) Merger Sub will merge with and into Medallia; (2) the separate existence of Merger Sub will cease; and (3) Medallia will continue as the surviving corporation in the merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to Medallia as the surviving corporation following the merger.
As a result of the merger, Medallia will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger.
The time at which the merger becomes effective (which we refer to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Medallia, Parent and Merger Sub may agree and specify in the certificate of merger).
Per Share Price
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each outstanding share of our common stock (other than shares of our common stock that are (1) held by Medallia as treasury stock, (2) owned by Parent or Merger Sub, (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the effective time of the merger or (4) held by stockholders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL (which shares of our common stock we refer to collectively as the “excluded shares”)) will be cancelled and automatically converted into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes. We refer to this amount as the “per share price.”
At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share price. Once our stockholders have provided the payment agent with any documentation required by the payment agent, the payment agent will pay the stockholder the appropriate portion of the aggregate per share price in exchange for the shares of our common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund, and Exchange and Payment Procedures.”
After the merger is completed, you will have the right to receive the per share price for each share of our common stock that you own, but you will no longer have any rights as a stockholder (except that our stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting
Date, Time and Place
A special meeting of our stockholders will be held on Thursday, October 14, 2021, at 8:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/MDLA2021SM. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We elected to use a virtual meeting given the current public health implications of COVID-19 and our desire to promote the health and welfare of our stockholders, as well as our positive experiences with virtual meetings.
Purpose
At the special meeting, we will ask stockholders to vote on proposals to: (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on September 1, 2021 (which we refer to as the “record date”). For each share of our common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
Quorum
As of the record date, there were 161,157,197 shares of our common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Required Vote
The proposals to be voted on at the special meeting require the following votes:
•	Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date.
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Proposal 2: Approval of the proposal to approve the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

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Proposal 3: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Voting and Proxies
Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:
•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);
•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting at the special meeting.
If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are all non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Recommendation of the Medallia Board and Reasons for the Merger
The Medallia Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Medallia Board and Reasons for the Merger,” unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Medallia and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The Medallia Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of Morgan Stanley & Co. LLC
In connection with the merger, Morgan Stanley & Co. LLC (which we refer to as “Morgan Stanley”) rendered to the Medallia Board its oral opinion, subsequently confirmed in writing, that, as of July 25, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price to be received by our stockholders (other than the holders of the excluded shares) pursuant to the merger agreement was fair from a financial point of view to such stockholders, as set forth in such opinion as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Morgan Stanley & Co. LLC.”
The full text of the written opinion of Morgan Stanley, dated July 25, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C and incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Medallia Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price to be received by our stockholders (other than the holders of the excluded shares) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how our stockholders should vote at the special meeting.
Treatment of Equity Awards in the Merger
The merger agreement provides that Medallia’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares—Equity Awards; ESPP.”
Treatment of Medallia Equity-Based Awards
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Restricted stock units (including performance-based restricted stock units) (which we refer to as “Medallia equity-based awards”) that are vested as of the effective time of the merger (which we refer to as “vested Medallia equity-based awards”) will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such Medallia equity-based award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

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Medallia equity-based awards that are unvested as of the effective time of the merger (which we refer to as “unvested Medallia equity-based awards”) will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such unvested Medallia equity-based award. Subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, these unvested cash amounts will vest and be payable (less any required withholding and other taxes) pursuant to the corresponding unvested Medallia equity-based award’s vesting schedule. For unvested Medallia equity-based awards that are subject to performance-based vesting conditions that remain unsatisfied as of the effective time of the merger, the performance metrics of such awards will be deemed achieved at a specified level of achievement, and the corresponding cash amount will vest and be paid out in lump sum at the end of the original award’s performance period, subject to the holder’s continued service.

Treatment of Medallia Options
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Stock options (which we refer to as “Medallia options”) that are vested as of the effective time of the merger (which we refer to as “vested Medallia options”) will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such option, and (2) the number of shares of our common stock then issuable upon exercise in full of such vested Medallia option. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

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Stock options that are unvested as of the effective time of the merger (which we refer to as “unvested Medallia options”) will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such option, and (2) the number of shares of our common stock then issuable upon exercise in full of such unvested Medallia option. Subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, these unvested cash amounts will vest and be payable (less any required withholding and other taxes) pursuant to the corresponding unvested Medallia option’s vesting schedule.

Treatment of the ESPP
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From and after the date of the merger agreement, (1) no further offering period or purchase period will commence pursuant to our Amended and Restated Employee Stock Purchase Plan (which we refer to as the “ESPP”); and (2) no participant may increase his or her rate of payroll deductions under the ESPP.

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Any offering period or purchase period under the ESPP that otherwise would be in progress as of the effective time of the merger will be terminated no later than one business day prior to the date on which the effective time of the merger occurs.

•
No later than one business day prior to the effective time of the merger, we will apply any funds within each ESPP participant’s account to the purchase of whole shares of our common stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will treated in the same manner as any other outstanding share of common stock in connection with the consummation of the merger. Any amounts not used for the purchase of shares of our common stock will be refunded.

Employee Benefits
From and after the effective time of the merger, the surviving corporation will honor all of our arrangements providing for compensation or employee benefits (which we refer to as “Medallia benefit plans”) in accordance with their terms as in effect immediately prior to the effective time of the merger, except that the surviving corporation is permitted to amend or terminate Medallia benefit plans in accordance with their terms or if otherwise required by applicable law.
As of the effective time of the merger, the surviving corporation or one of its subsidiaries will continue to employ all of our employees and all of the employees of our subsidiaries. We refer to each individual who is our employee or an employee of any of our subsidiaries immediately prior to the effective time of the merger and continues to be an employee of Parent or one of its subsidiaries (including the surviving corporation) immediately following the effective time of the merger as a “continuing employee.”
During the one-year period following the effective time of the merger, base compensation and target annual or shorter-term cash incentive compensation opportunities will not be decreased for any continuing employee. In addition, during the one-year period following the effective time of the merger, the surviving corporation will provide to continuing employees severance benefits that are no less favorable than those provided by Medallia and its subsidiaries as of the date of the merger agreement.
For a period of one year following the effective time of the merger (or until an earlier termination of employment for a particular continuing employee), the surviving corporation and its subsidiaries generally will:
•
maintain for the benefit of continuing employees the Medallia benefit plans (other than the opportunity to participate in equity-based incentive compensation, defined benefit pension, retiree or post-employment welfare or nonqualified deferred compensation (which we refer to as “excluded benefits”)) that are substantially similar in the aggregate to those in effect on the date of the merger agreement;

•
provide other compensation and benefits (other than excluded benefits) to each continuing employee that, taken as a whole, are substantially similar in the aggregate to the compensation and benefits (other than the excluded benefits) provided to such continuing employee immediately prior to the effective time (which we refer to as “comparable plans”); or

•
provide some combination of Medallia benefit plans and comparable plans such that each continuing employee receives compensation and benefits (other than excluded benefits) that, taken as a whole, are substantially similar in the aggregate to the compensation and benefits (other than excluded benefits) provided to such continuing employee immediately prior to the effective time.

Continuing employees generally will be granted service credit for service with us and our subsidiaries prior to the effective time of the merger, and with Parent, the surviving corporation and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting in 401(k) or similar retirement benefits and entitlement to benefits where length of service is relevant (including for vacation accrual and severance pay entitlement but not for purposes of a defined benefit pension plan or equity or equity-based compensation or benefit plan).
Generally speaking, following the effective time of the merger:
•
continuing employees will be allowed to participate immediately in any new compensation or benefit arrangements that replace Medallia benefit plans to the same extent as such continuing employees were eligible under the replaced Medallia benefit plans;

•	all waiting periods, pre-existing conditions or similar requirements will be waived to the same extent they were waived under the replaced Medallia benefit plans;

•
any eligible expenses paid by a continuing employee and his or her covered dependents under a Medallia benefit plan will be given credit with respect to any new benefit arrangement that replaces the applicable Medallia benefit plan for purposes of satisfying the corresponding deductible, co-payment, coinsurance, offset and maximum out-of-pocket requirements for the applicable plan year;

•	continuing employees will be credited for any unused balances in flexible spending accounts; and
•	continuing employees will receive credit for any accrued but unused vacation or paid time off as of immediately prior to the effective time of the merger.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Employee Benefits.”
Interests of Medallia’s Directors and Executive Officers in the Merger
When considering the recommendation of the Medallia Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the merger and (3) recommending that the merger agreement be adopted by our stockholders, the Medallia Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
•
For our executive officers, the treatment of their outstanding awards of restricted stock units and options, and outstanding rights to purchase shares or our common stock under the ESPP, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

•
For our non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of Medallia equity-based awards and Medallia options, and the treatment of their Medallia equity-based awards and Medallia options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

•
The entitlement of each of our executive officers to receive payments and benefits pursuant to Medallia’s Change in Control and Severance Policy (which we refer to as the “Severance Policy”) if, during the period beginning three months before our change in control through 12 months after our change in control, Medallia terminates their employment with Medallia for a reason other than “cause,” death or “disability” or they resign for “good reason,” in each case as set forth in the Severance Policy. These payments and benefits include:

○	a lump sum payment equal to 12 months’ base salary (18 months for Leslie Stretch, our president and chief executive officer);
○	a lump sum equal to a pro-rata target annual bonus for the year of termination plus 100 percent of the executive’s target annual bonus for the year of termination (150 percent for Mr. Stretch);
○	payment of COBRA continuation coverage premiums for up to 12 months (18 months for Mr. Stretch), or taxable payments in lieu of such payment; and
○
100 percent acceleration of unvested time-based equity awards; and payment of COBRA continuation coverage premiums for up to 12 months (18 months for Mr. Stretch) or taxable payments in lieu of such payments.

•	The continued indemnification and insurance coverage for our directors and executive officers from the surviving corporation and Parent under the terms of the merger agreement.
Appraisal Rights
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold such shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that these stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to stockholders seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Medallia before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of our common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Medallia unless certain conditions are satisfied by the stockholders seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached as Annex B to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.
A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting periods (and any extensions thereof, if any) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) and the Austrian Cartel Act have expired or otherwise been terminated, or all requisite consents pursuant to those laws have been obtained.
The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on September 7, 2021. The waiting period under the Austrian Cartel Act expired at 11:59 p.m., Central European time, on September 6, 2021.
Financing of the Merger
The transactions contemplated by the merger agreement, including the payment of consideration due to our stockholders and the holders of our equity awards under the merger agreement, the repayment of all obligations under our existing credit agreement and the payment of all related fees and expenses, will be funded with the proceeds of committed equity and debt financing, as further described below.
Pursuant to an equity commitment letter (which we refer to as the “equity commitment letter”), the Thoma Bravo Fund has committed to capitalize Parent on the closing date of the merger with an equity contribution in an aggregate amount of up to $5,028,000,000, on the terms and subject to the conditions set forth in the equity commitment letter.
Pursuant to a debt commitment letter, as amended and restated (which we refer to as the “debt commitment letter”), the financial institutions party thereto have severally and not jointly committed (1) to provide to Merger Sub on the closing date of the merger senior secured term loans; and (2) to make available to Merger Sub (a portion of which may be made available to Merger Sub on the closing date of the merger) (or, after the closing date of the merger, to the surviving company, as successor by merger to Merger Sub) a senior secured revolving credit facility, in each case, on the terms and subject to the conditions set forth in the debt commitment letter.
For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
The Voting Agreements
In connection with entering into the merger agreement, on July 25, 2021, certain funds affiliated with Sequoia Capital, as well as our directors and named executive officers, in each case in their capacities as stockholders of Medallia, entered into voting agreements (which we refer to as the “voting agreements”) with Parent and Medallia. The voting agreements obligate the applicable stockholders to vote their respective shares of our common stock in favor of the adoption of the merger agreement and against any competing transaction. The voting agreements terminate in certain circumstances, including in connection with the Medallia Board’s determination to (1) change its recommendation with respect to the merger; and (2) terminate the merger agreement in order to accept a superior proposal from a third party.
As of the record date, the voting agreements cover approximately 34 percent of our common stock. For more information, please see the section of this proxy statement captioned “The Merger—The Voting Agreements.”
Solicitation of Other Acquisition Offers
The merger agreement permitted Medallia and its representatives, at the direction of the Medallia Board, from the date of the merger agreement until 12:01 a.m. on September 4, 2021 (which we refer to as the “no-shop period start date”) to (1) initiate, solicit, propose, induce or encourage any alternative acquisition proposals from third parties; (2) provide nonpublic information to third parties; and (3) participate in discussions and negotiations with third parties regarding alternative acquisition proposals.
Beginning on the no-shop period start date and continuing until the effective time of the merger (or the earlier termination of the merger agreement), Medallia has agreed to cease and cause to be terminated any activities, discussions or negotiations conducted with any person and its representatives (other than an excluded party (as defined in the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Acquisition Offers”) and its representatives) relating to an alternative acquisition proposal.

Under the terms of the merger agreement, from the no-shop period start date until the effective time of the merger (or the earlier termination of the merger agreement), Medallia has agreed that it will not, and will cause its subsidiaries and their respective directors and executive officers not to, and it will not authorize or permit any of its or its subsidiaries’ employees, consultants or other representatives to, directly or indirectly (other than with respect to an excluded party):
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•
furnish to any person (other than Parent, Merger Sub or any of their respective designees) any non-public information relating to Medallia or any of its subsidiaries or afford to any person (other than Parent, Merger Sub or any of their respective designees) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Medallia or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•
participate, or engage in discussions or negotiations, with any person with respect to an acquisition proposal or with respect to any inquiries from third persons relating to the making of an acquisition proposal;

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement (we refer to any of these as an “alternative acquisition agreement”); or

•	authorize or commit to do any of the foregoing.
However, prior to the adoption of the merger agreement by our stockholders, Medallia and the Medallia Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including its financial advisor), (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Medallia or any of its subsidiaries to; (3) afford access to the business, properties, assets, books, records or other non-public information or to any personnel, of Medallia or any of its subsidiaries to; or (4) otherwise facilitate the making of a superior proposal by, in each case, (a) any excluded party or its representatives or (b) any person or its representatives that has made, renewed or delivered to Medallia a written acquisition proposal after the no-shop period start date that was not solicited in breach of the applicable restrictions. Medallia may do this only if the Medallia Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (2) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Acquisition Offers.”
Medallia is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Medallia terminates the merger agreement in order to accept a superior proposal from a third party it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Medallia Board’s Recommendation; Board Recommendation Change.”
Change in the Medallia Board’s Recommendation
The Medallia Board may not withdraw its recommendation that our stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it (or a committee of the Medallia Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would result in a breach of the Medallia Board’s fiduciary duties pursuant to applicable law and the Medallia Board (or a committee thereof) complies with the terms of the merger agreement.

Moreover, the Medallia Board cannot withdraw its recommendation that our stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Medallia or Parent terminates the merger agreement under certain circumstances, including because the Medallia Board withdraws its recommendation that our stockholders adopt the merger agreement, then Medallia must pay to Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Medallia Board’s Recommendation; Board Recommendation Change.”
Conditions to the Closing of the Merger
The obligations of Parent, Merger Sub and Medallia, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of certain conditions, including the following:
•	the adoption of the merger agreement by the requisite affirmative vote of our stockholders;
•	the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act and the Austrian Cartel Act; and
•
the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger, any action taken by any governmental authority of competent jurisdiction, and any law enacted, entered, enforced or deemed applicable to the merger, that, in each case, prohibits, makes illegal or enjoins the consummation of the merger.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of Medallia in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
Medallia having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied with by it at or prior to the closing;

•	receipt by Parent and Merger Sub of a customary closing certificate of Medallia; and
•
the absence of any Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the merger agreement that is continuing.

In addition, the obligations of Medallia to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Medallia:
•
the accuracy of the representations and warranties of Parent and Merger Sub in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
Parent and Merger Sub having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied by Parent and Merger Sub prior to the effective time of the merger; and

•	the receipt by Medallia of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following ways:
•	by mutual written agreement of Medallia and Parent;
•	by either Medallia or Parent if:
•
any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the merger and has become final and non-appealable or any law is enacted, entered, enforced or deemed applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger, except, in each case, that the right to terminate will not be available to any party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, judgment, order, restraint, prohibition, action or law;

•
the merger has not been consummated by 11:59 p.m., Pacific time, on January 21, 2022 (which we refer to as the “termination date”), except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and has been the primary cause of, or primarily resulted in the failure to satisfy the conditions to the closing of the merger or the failure to consummate the merger by the termination date; or

•
our stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and causes, or results in, the failure to obtain the approval of our stockholders at the special meeting;

•	by Medallia if:
•
subject to a 45-day cure period, Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied;

•
prior to the adoption of the merger agreement by our stockholders: (1) Medallia has received a superior proposal; (2) the Medallia Board (or a committee thereof) has authorized Medallia to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) concurrently with such termination, Medallia pays the applicable termination fee; and (4) Medallia has complied in all material respects with its covenants under the merger agreement with respect to soliciting such superior proposal; or

•
(1) certain of the closing conditions set forth in the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived; and (2) Parent and Merger Sub fail to consummate the merger as required;

•	by Parent if:
•
subject to a 45-day cure period, Medallia has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied;

•
the Medallia Board has withdrawn its recommendation that our stockholders adopt the merger agreement (except that Parent’s right to terminate in such instance will expire at 5:00 p.m., Pacific time, on the 10th business day following the date on which such right to terminate first arose); or

•	Medallia has breached or failed to perform in any material respect certain of its commitments related to alternative acquisition proposals.

Termination Fees and Remedies
The merger agreement contains certain termination rights for Medallia and Parent. Upon valid termination of the merger agreement under specified circumstances, Medallia will be required to pay Parent (or its designee) a termination fee of $191,110,000. Specifically, this termination fee will be payable by Medallia to Parent if the merger agreement is terminated:
•	by Parent, if the Medallia Board changes its recommendation with respect to the merger;
•
by Parent, if Medallia breaches or fails to perform, in accordance with the merger agreement, in any material respects, its obligations under the alternative solicitation provisions in the merger agreement; or

•	by Medallia, if the Medallia Board authorizes the acceptance of a superior proposal.
The termination fee will also be payable in certain circumstances if:
•
the merger agreement is terminated (1) because the merger is not completed by the termination date; (2) because of Medallia’s failure to obtain the required approval of our stockholders; or (3) subject to a 45-day cure period, because Medallia breaches or fails to perform in any material respect any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied;

•
prior to such termination (but after the date of the merger agreement) a proposal, generally speaking, to acquire at least 50 percent of Medallia’s stock or assets is publicly announced or publicly disclosed by a third party and not withdrawn or otherwise abandoned; and

•
Medallia subsequently consummates, or enters into a definitive agreement providing for, a transaction involving the acquisition of at least 50 percent of its stock or assets within one year of such termination.

Notwithstanding the above, under certain circumstances as described in the merger agreement, if Medallia terminates the merger agreement to enter into a superior proposal with a specified party, then the amount of the termination fee payable to Parent will be $95,550,000.
Upon termination of the merger agreement under other specified circumstances, Parent will be required to pay Medallia a termination fee of $382,220,000, the payment of which has been guaranteed pursuant to and subject to the terms and conditions of the limited guaranty. Specifically, the termination fee will be payable by Parent to Medallia if the merger agreement is terminated:
•
subject to a 45-day cure period, by Medallia, if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; or

•	by Medallia, if Parent failed to consummate the merger as required pursuant to, and in the circumstances specified in, the merger agreement.
In certain instances, Parent can elect to delay the closing of the merger to November 1, 2021. If Parent does so and does not close the merger on or before November 1, 2021, then the termination fee payable by Parent will be $445,920,000.
The merger agreement also provides that Medallia, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Medallia may only cause Parent and Merger Sub to consummate the merger, and the Thoma Bravo Fund to provide equity financing pursuant to the equity commitment letter, if certain conditions are satisfied, including the funding or availability of the debt financing.
Neither Parent nor Medallia is required to pay to the other its termination fee on more than one occasion.
Limited Guaranty
Pursuant to the limited guaranty delivered by the Thoma Bravo Fund in favor of Medallia, dated as of July 25, 2021 (which we refer to as the “limited guaranty”), the Thoma Bravo Fund agreed to guaranty the due, punctual and complete payment of certain of the liabilities and obligations of Parent or Merger Sub under the merger agreement plus amounts in respect of certain reimbursement obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by Medallia, as specified in the merger agreement. For more information, please see the section of this proxy statement captioned “The Merger—Limited Guaranty.”
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). We will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) on account of our common stock.
Effect on Medallia if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) Medallia will remain an independent public company; (2) our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.
Litigation Relating to the Merger
On September 7, 2021, an individual action was filed against Medallia and the Medallia Board by a purported Medallia stockholder in the U.S. District Court for the Southern District of New York. The complaint generally alleges that Medallia’s preliminary proxy statement contained false or misleading statements regarding the merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The action seeks, among other things, to (1) enjoin defendants from consummating the merger unless and until defendants disseminate revised disclosures; (2) rescind the merger or recover damages in the event that the merger is completed; and (3) attorneys’ fees and costs.
The defendants believe that the claims are without merit. For a more detailed description of litigation in connection with the merger, see the section of this proxy statement captioned “The Merger—Litigation Relating to the Merger.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:
On July 26, 2021, we announced that Medallia entered into the merger agreement. Under the merger agreement, Parent will acquire Medallia for $34.00 in cash per share of our common stock. In order to complete the merger, our stockholders representing a majority of all issued and outstanding common stock must vote to adopt the merger agreement at the special meeting. This approval is a condition to the consummation of the merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Medallia Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
Q:	What is the proposed merger and what effects will it have on Medallia?
A:
The proposed merger is the acquisition of Medallia by Parent. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Medallia, with Medallia continuing as the surviving corporation. As a result of the merger, Medallia will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?
A:
Upon completion of the merger, you will be entitled to receive $34.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of our common stock, you will receive $3,400.00 in cash in exchange for your shares of our common stock, without interest and less any applicable withholding taxes.

Q:	How does the per share price compare to the market price of Medallia’s common stock?
A:
This amount constitutes (1) a premium of approximately 20 percent to the closing price of our common stock on June 10, 2021, which was the last full trading day before public speculation that Medallia was pursuing a sale; and (2) a premium of approximately 29 percent to Medallia’s unaffected 30-day price average.

Q:	What will happen to Medallia equity-based awards and Medallia options?
A:	Generally speaking, Medallia equity-based awards and Medallia options will be treated as follows:
•
Vested Medallia equity-based awards will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such Medallia equity-based award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

•
Unvested Medallia equity-based awards will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such unvested Medallia equity-based award. Subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, these unvested cash amounts will vest and be payable (less any required withholding and other taxes) pursuant to the corresponding unvested Medallia equity-based award’s vesting schedule. For unvested Medallia equity-based awards that are subject to performance-based vesting conditions that remain unsatisfied as of the effective time of the merger, the performance metrics of such awards will be deemed achieved at a specified level of achievement, and the corresponding cash amount will vest and be paid out in lump sum at the end of the original award’s performance period, subject to the holder’s continued service.

•
Vested Medallia options will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such option, and (2) the number of shares of our common stock then issuable upon exercise in full of such vested Medallia option. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the merger.

•
Unvested Medallia options will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such option, and (2) the number of shares of our common stock then issuable upon exercise in full of such unvested Medallia option. Subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, these unvested cash amounts will vest and be payable (less any required withholding and other taxes) pursuant to the corresponding unvested Medallia option’s vesting schedule.

Q:	What will happen to the ESPP?
A:	Generally speaking, the ESPP will be treated as follows:
•
From and after the date of the merger agreement, (1) no further offering period or purchase period will commence pursuant to the ESPP; and (2) no participant may increase his or her rate of payroll deductions under the ESPP.

•
Any offering period or purchase period under the ESPP that otherwise would be in progress as of the effective time of the merger will be terminated no later than one business day prior to the date on which the effective time of the merger occurs.

•
No later than one business day prior to the effective time of the merger, we will apply any funds within each ESPP participant’s account to the purchase of whole shares of our common stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will treated in the same manner as any other outstanding share of common stock in connection with the consummation of the merger. Any amounts not used for the purchase of shares of our common stock will be refunded.

Q:	What am I being asked to vote on at the special meeting?
A:	You are being asked to vote on the following proposals:
•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into Medallia and Medallia will become a wholly owned subsidiary of Parent;
•	to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and

•
to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where is the special meeting?
A:
The special meeting will take place on Thursday, October 14, 2021, at 8:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/MDLA2021SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:	Who is entitled to vote at the special meeting?
A:
All of our stockholders as of the close of business on September 1, 2021, which is the record date for the special meeting, are entitled to vote their shares of our common stock at the special meeting. As of the close of business on the record date, there were 161,157,197 shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	What vote is required to approve the proposal to adopt the merger agreement?
A:	The affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the record date is required to adopt the merger agreement.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to its named executive officers in connection with the merger; and (2) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger, or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will have the same effect as a vote “AGAINST” these proposals.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.
Q:	How does the Medallia Board recommend that I vote?
A:
The Medallia Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead: (1) Medallia will remain an independent public company; (2) our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Medallia has agreed to pay Parent (or its designee) a termination fee. In specified circumstances in which the merger agreement is terminated, Parent has agreed to pay Medallia a reverse termination fee, the payment of which has been guaranteed by the guarantors.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”
Q:	What is the compensation that will or may become payable by Medallia to its named executive officers in connection with the merger?
A:
The compensation that will or may become payable by Medallia to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Medallia’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Parent or its affiliates (including, following the consummation of the merger, the surviving corporation) to our named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger?
A:
Medallia is required to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by Medallia to our named executive officers in connection with the merger. Approval of the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger is not required to consummate the merger.

Q:	What will happen if Medallia’s stockholders do not approve the compensation that will or may become payable by Medallia to its named executive officers in connection with the merger?
A:
Approval of the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Medallia or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by our stockholders and the merger is consummated, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger will or may be paid to Medallia’s named executive officers even if our stockholders do not approve such compensation.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Medallia. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger or the adjournment proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Q:	How may I vote?
A:
If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);
•	by visiting the internet address on your proxy card;
•	by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or
•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	May I attend the special meeting and vote at the special meeting?
A:
Yes. You may attend the special meeting via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/MDLA2021SM. You will be able to listen to the special meeting live and vote online. The special meeting will begin at 8:00 a.m., Pacific time, on Thursday, October 14, 2021. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). As the special meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy previously submitted.
If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of a quorum or voted at the meeting, which will have the same effect as voting against the adoption of the merger agreement.
Q:	Why did Medallia choose to hold a virtual special meeting?
A:
The Medallia Board decided to hold the special meeting virtually in response to public health concerns over large gatherings of people and in order to help limit potential transmission of COVID-19. Furthermore, our experience with virtual meetings demonstrated that the goals of accessibility and stockholder participation can be well served by the virtual format.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. Leslie Stretch and Roxanne Oulman, each with full powers of substitution and resubstitution, are the proxy holders for the special meeting.

Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	If a stockholder gives a proxy, how are the shares voted?
A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.
If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Medallia Board with respect to each proposal. This means that they will be voted: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q:	Should I send in my stock certificates now?
A:
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead the payment agent will pay you the appropriate portion of the merger consideration upon receipt of a customary “agent’s message” and any other items specified by the payment agent.

Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?
A:
The record date for the special meeting is earlier than the date of the special meeting and the expected effective date of the merger. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Medallia in writing of such special arrangements, you will transfer the right to receive the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?
A:
If available, Medallia may announce preliminary voting results at the conclusion of the special meeting. Medallia intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Medallia files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?
A:
If you are a U.S. Holder, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Q:	When do you expect the merger to be completed?
A:
We currently expect to complete the merger in 2021. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?
A:
Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or been terminated. Additionally, under the terms of the merger agreement, the merger cannot be completed until affirmative approval or clearance required under the Austrian Cartel Act has been obtained.

The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on September 7, 2021. The waiting period under the Austrian Cartel Act expired at 11:59 p.m., Central European time, on September 6, 2021.
Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their shares of our common stock through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, attached as Annex B to this proxy statement.
Q:	Do any of Medallia’s directors or officers have interests in the merger that may differ from those of Medallia stockholders generally?
A:
Yes. In considering the recommendation of the Medallia Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) unanimously recommending that the merger agreement be adopted by our stockholders, the Medallia Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?
A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll-free: (877) 456-3427
Banks and brokers call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Our stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•
the inability to complete the merger due to the failure of our stockholders to adopt the merger agreement or the failure to satisfy the other conditions to the completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee;
•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;
•	risks that the merger affects our current operations or our ability to retain or recruit employees;
•	the fact that receipt of the all-cash per share price will be taxable to our stockholders that are treated as U.S. Holders for U.S. federal income tax purposes;
•
the fact that, if the merger is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Medallia’s current strategy as an independent company;

•
the possibility that Medallia could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Medallia’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to our stockholders in the merger;

•	the fact that under the terms of the merger agreement, Medallia is restrained at certain times from soliciting other acquisition proposals during the pendency of the merger;
•
the effect of the announcement or pendency of the merger on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Medallia management or employees during the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;
•	the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger;
•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed; and
•	risks related to obtaining the requisite stockholder approval to the merger.
Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption; and (2) information in our most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

 THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting on Thursday, October 14, 2021, at 8:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/MDLA2021SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We elected to use a virtual meeting given the current public health implications of COVID-19 and our desire to promote the health and welfare of our stockholders, as well as our positive experiences with virtual meetings.
If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Purpose of the Special Meeting
At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Attending the Special Meeting
The special meeting will begin at 8:00 a.m., Pacific time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time.
As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at http://www.virtualshareholdermeeting.com/MDLA2021SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Once online access to the special meeting is open, shareholders may submit questions, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Record Date; Shares Entitled to Vote; Quorum
Only our stockholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A list of stockholders of record entitled to vote at the special meeting will be available at our corporate offices located at 575 Market Street, Suite 1850, San Francisco, California 94105, during regular business hours for a period of no less than 10 days before the special meeting and at the place of the special meeting during the meeting.
As of the record date, there were 161,157,197 shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote per share on each matter submitted for a vote at the special meeting.
The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the issued and shares of our common stock outstanding as of the record date. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted: (1) “AGAINST” the proposal to adopt the merger agreement; (2) “AGAINST” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists.
A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; or (2) the proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Shares Held by Medallia’s Directors and Executive Officers
As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 29,764,142 shares of our common stock, representing approximately 17 percent of the shares of our common stock outstanding as of the record date. Our directors and executive officers have informed us that they intend to vote all of their shares of our common stock: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. All of these individuals are contractually obligated to vote in favor of the adoption of the merger agreement. For more information, please see the section of this proxy statement captioned “The Merger—The Voting Agreements.”
Voting of Proxies
If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies received will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the proposals (1) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; or (2) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.
The Medallia Board’s Recommendation
The Medallia Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Medallia Board and Reasons for the Merger,” has unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Medallia and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Medallia Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Adjournment
In addition to the proposals to (1) adopt the merger agreement and (2) approve, on a non-binding, advisory basis, the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger, our stockholders are also being asked to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present, the chairperson of the special meeting or the stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, date or time, even if a quorum is present. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Medallia. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $45,000, plus reasonable out-of-pocket expenses. We will indemnify this firm against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
We currently expect to complete the merger in 2021. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.
Appraisal Rights
If the merger is consummated, our stockholders who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their shares through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL. This means that such stockholders will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.
Only a stockholder of record may submit a demand for appraisal. To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to Medallia before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold the subject shares of our common stock of record through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Medallia unless certain conditions are satisfied by the stockholders seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached as Annex B to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.
Other Matters
At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 14, 2021
This proxy statement is available on the “Investor Relations” section of our website located at https://investor.medallia.com.
Householding of Special Meeting Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of our disclosure documents at this time, please notify us by sending a written request to Investor Relations, Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105 or by telephone at (650) 321-3000.
If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact our Corporate Secretary using the contact method above, if you hold registered shares.
Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll-free: (877) 456-3427
Banks and brokers call collect: (212) 750-5833

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
Medallia, Inc.
575 Market Street, Suite 1850
San Francisco, California 94105
(650) 321-3000
Medallia is the pioneer and market leader in customer, employee, citizen and patient experience. The company’s award-winning SaaS platform, Medallia Experience Cloud, is becoming the experience system of record that makes all other applications customer and employee aware. The platform captures billions of experience signals across interactions including all voice, video, digital, IOT, social media and corporate messaging tools. Medallia uses proprietary artificial intelligence and machine learning technology to automatically reveal predictive insights that drive powerful business actions and outcomes. Medallia customers reduce churn, turn detractors into promoters and buyers, create in-the-moment cross-sell and up-sell opportunities and drive revenue-impacting business decisions, providing clear and potent returns on investment.
Our common stock is listed on the NYSE under the symbol “MDLA.”
Project Metal Parent, LLC
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, California 91444
(415) 263-3660
Parent was formed on July 22, 2021, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.
Project Metal Merger Sub, Inc.
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, California 91444
(415) 263-3660
Merger Sub is a wholly owned subsidiary of Parent and was formed on July 22, 2021, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Medallia will continue as the surviving corporation.
Effect of the Merger
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Medallia; (2) the separate existence of Merger Sub will cease; and (3) Medallia will continue as the surviving corporation in the merger and a wholly owned subsidiary of Parent.
As a result of the merger, Medallia will cease to be a publicly traded company, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and Medallia will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as we, Parent and Merger Sub may agree and specify in such certificate of merger).
Effect on Medallia if the Merger is Not Completed
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, (1) Medallia will remain an independent public company; (2) our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (1) our management will continue to operate the business as it is currently being operated; and (2) our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Medallia operates and adverse economic conditions.
Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, the price of our common stock may decline significantly.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our common stock. If the merger is not completed, the Medallia Board will continue to evaluate and review, among other things, Medallia’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, Medallia’s business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the transaction is terminated, Medallia has agreed to pay Parent (or its designee) the applicable termination fee.
Per Share Price
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger:
•
each share of our common stock that is (1) held by Medallia as treasury stock; (2) owned by Parent or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the effective time of the merger will be cancelled and extinguished without any conversion thereof or consideration paid therefor;

•
each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the shares identified in the prior bullet and shares of our common stock held by our stockholders who have (1) neither voted in favor of the adoption of the merger agreement nor consented thereto in writing; and (2) properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with the DGCL) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the per share price; and

•
each certificate formerly representing any shares of our common stock or any book-entry shares that represented shares of our common stock immediately prior to the effective time of the merger will automatically be cancelled and retired and all such shares will cease to exist and will thereafter only represent the right to receive the per share price.

At or prior to the closing of the merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share price. Once a stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the payment agent, then the payment agent will pay the stockholder the appropriate portion of the aggregate per share price. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”
After the merger is completed, each of our stockholders will have the right to receive the per share price for each share of our common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but will no longer have any rights as a Medallia stockholder (except that our stockholders who properly and validly exercise and perfect, and do not validly withdraw or subsequently lose, their appraisal rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by the DGCL as described in the section of this proxy statement captioned “—Appraisal Rights”).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Medallia Board, the Strategic Committee (as defined below), our representatives, and other parties. Other than as described below and for contacts in the ordinary course of our business, there have been no material contacts between Medallia and Thoma Bravo in the two years preceding the signing of the Merger Agreement.
The Medallia Board regularly evaluates our strategic direction and ongoing business plans with a view toward strengthening our business and enhancing stockholder value. As part of this evaluation, the Medallia Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, our current business plan, with Medallia remaining an independent entity; (2) the investment in, and development of, new products and services; (3) capital raising activities; (4) potential expansion opportunities through acquisitions, partnerships or other commercial relationships; and (5) business combinations, acquisitions and other financial and strategic alternatives, including the sale of Medallia.
Since completing its initial public offering in July 2019, Medallia’s stock price has exhibited significant volatility. This volatility was often associated with investor concerns related to (1) the nature of Medallia’s operating results, which reflect quarter-over-quarter fluctuations in Medallia’s bookings; and (2) Medallia’s ability to grow at a consistent rate. Given our customer concentration in the hospitality sector, Medallia’s business was also significantly impacted during the first half of 2020 due to the COVID-19 pandemic.
On April 7, 2021, a representative of a financial acquirer (which we refer to as “Financial A”) contacted Leslie Stretch, our president and chief executive officer, regarding Financial A’s interest in exploring a potential acquisition of Medallia. Financial A did not propose specific terms of an acquisition at this time. Mr. Stretch was familiar with Financial A, but had not previously discussed an acquisition of Medallia with Financial A.
On April 11, 2021, a representative of Thoma Bravo contacted Mr. Stretch regarding Thoma Bravo’s interest in exploring a potential acquisition of Medallia. Thoma Bravo did not propose specific terms of an acquisition at this time. Mr. Stretch was familiar with Thoma Bravo, but had not previously discussed an acquisition of Medallia with Thoma Bravo.
On April 13, 2021, Mr. Stretch and the representative of Thoma Bravo spoke about Medallia generally and Thoma Bravo’s interest in exploring a potential acquisition of Medallia. Mr. Stretch informed this representative that he would discuss Thoma Bravo’s interest with the Medallia Board.
Also on April 13, 2021, Mr. Stretch and representatives of Financial A spoke about Medallia generally and Financial A’s interest in exploring a potential acquisition of Medallia. Mr. Stretch informed these representatives that he would discuss Financial A’s interest with the Medallia Board.
Following these discussions with Thoma Bravo and Financial A, Mr. Stretch spoke with members of the Medallia Board and informed them of the communications from, and discussions with, Thoma Bravo and Financial A. In addition, prior to the meeting of the Medallia Board on May 5, 2021, that is described below, Mr. Stretch regularly spoke with the members of the Medallia Board regarding these and subsequent communications.
On April 19, 2021, Mr. Stretch and the representative of Thoma Bravo spoke again about Thoma Bravo’s interest in exploring a potential acquisition of Medallia. Mr. Stretch again informed this representative that he would discuss Thoma Bravo’s interest with the Medallia Board.
On April 23, 2021, Mr. Stretch and Roxanne Oulman, our executive vice president and chief financial officer, spoke with representatives of Morgan Stanley about the communications from Financial A and Thoma Bravo. During this conversation, the parties also discussed, in general terms, (1) the nature of the strategic alternatives that could be available to Medallia should it elect to pursue a strategic review process; (2) the broad outlines of a process that Medallia might engage in to evaluate its strategic alternatives; (3) and the possibility that Morgan Stanley could serve as our financial advisor in connection with a review of strategic alternatives. Morgan Stanley is well known to Medallia and Medallia management given Morgan Stanley’s qualifications, extensive expertise, international reputation, knowledge of the industry in which Medallia operates and experience in advising software companies in connection with potential strategic transactions.
On May 3, 2021, a representative of a financial acquirer (which we refer to as “Financial B”) contacted Mr. Stretch regarding Financial B’s interest in exploring a potential acquisition of Medallia. Mr. Stretch was familiar with Financial B, but had not previously discussed an acquisition of Medallia with Financial B.
On May 5, 2021, Mr. Stretch updated the Medallia Board about the communications from, and discussions with, Thoma Bravo, Financial A and Financial B. Mr. Stretch expressed his view that it would be appropriate to better understand the nature of each firm’s interest in an acquisition of Medallia. It was the consensus of the Medallia Board to allow Mr. Stretch to share limited diligence information with Thoma Bravo, Financial A and Financial B.
On May 7, 2021, Mr. Stretch and Ms. Oulman met with representatives of Thoma Bravo to discuss Medallia and its business. During this meeting, Mr. Stretch and Ms. Oulman provided their preliminary views on our financial and operating results for our fiscal first quarter.
On May 9, 2021, Mr. Stretch and certain members of the Medallia Board met informally with representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel to Medallia (which we refer to as “Wilson Sonsini”). Those present discussed the acquisition interest expressed by Financial A, Thoma Bravo and Financial B.
On May 11, 2021, Mr. Stretch and a representative of Financial B spoke about Medallia generally and Financial B’s interest in exploring a potential acquisition of Medallia. Mr. Stretch informed this representative that he would discuss Financial B’s interest with the Medallia Board.
On May 12, 2021, Ms. Oulman met with representatives of Thoma Bravo to discuss financial due diligence matters.
On May 17, 2021, Mr. Stretch and Ms. Oulman met with representatives of Financial B to discuss Medallia and its business. During this meeting, Mr. Stretch and Ms. Oulman provided their preliminary views on our financial and operating results for our fiscal first quarter.
Also on May 17, 2021, Mr. Stretch and Ms. Oulman met with representatives of Thoma Bravo to further discuss Medallia and its business.
On May 18, 2021, Mr. Stretch and Ms. Oulman met with representatives of Financial A to discuss Medallia and its business. During this meeting, Mr. Stretch and Ms. Oulman provided their preliminary views on our financial and operating results for our fiscal first quarter.
On May 20, 2021, Mr. Stretch and a representative of Thoma Bravo spoke about Thoma Bravo’s continued interest in acquiring Medallia. After this discussion, Thoma Bravo submitted a preliminary, nonbinding written indication of interest to acquire Medallia in an all-cash transaction for $30.00 per share of our common stock.
Later on May 20, 2021, the Medallia Board met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the Medallia Board their fiduciary duties. The representatives of Morgan Stanley discussed the major strategic alternatives available to Medallia, including (1) the continuation of our current business plan with Medallia remaining as an independent company; and (2) a sale of Medallia. As part of this discussion, the representatives of Morgan Stanley provided Morgan Stanley’s preliminary view as to the most likely potential strategic and financial acquirers of Medallia based on (1) Morgan Stanley’s judgment and experience; (2) the strategic fit of Medallia with each potential acquirer; and (3) the ability and likelihood of each potential acquirer to engage in, and consummate, an acquisition of Medallia. After considering our near- and long-term prospects as an independent company, as well as (1) the terms of the preliminary, nonbinding written indication of interest from Thoma Bravo and (2) the acquisition interest expressed by Financial A and Financial B, the Medallia Board was of the view that a sale of Medallia in the near term could be in the best interests of Medallia and our stockholders. As a result, the Medallia Board determined to commence a process to explore our strategic alternatives, including a possible sale of Medallia. To assist in the review of strategic alternatives, the Medallia Board established a strategic committee (which we refer to as the “Strategic Committee”). The Strategic

Committee was formed in light of (1) the potentially significant workload that could be involved in evaluating strategic alternatives; (2) the possibility that Medallia management may need feedback and direction on relatively short notice; and (3) the benefits and convenience of having a subset of directors oversee and direct the process of considering strategic alternatives. The Medallia Board authorized and instructed the Strategic Committee, among other things, to (1) oversee and provide assistance to Medallia management and our advisers with respect to the exploration, evaluation, consideration, review and negotiation of the terms and conditions of any strategic alternative, including any sale of Medallia; (2) take such other actions with respect to any strategic alternative as the Strategic Committee deemed necessary, appropriate or advisable; and (3) recommend to the Medallia Board what action, if any, should be taken by Medallia with respect to any such transaction. The Medallia Board retained the power and authority to approve the final decision on pursuing a strategic alternative, including a sale of Medallia. It was also understood that the Medallia Board would continue to have an active role in the consideration of strategic alternatives. The Medallia Board appointed Robert Bernshtyn, Mitchell K. Dauerman and Douglas M. Leone as the members of the Strategic Committee. The Medallia Board did not provide for the payment of any compensation to the members of the Strategic Committee in consideration of their service on the committee. Finally, the Medallia Board authorized the retention of a financial adviser to assist us with a review of strategic alternatives, and delegated authority to the Strategic Committee to select and retain this financial advisor.
Also on May 20, 2021, Mr. Stretch spoke with a representative of Financial B to discuss Medallia and its business.
On May 21, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley discussed potential strategic and financial acquirers that, in Morgan Stanley’s view, were the most likely to have an interest in an acquisition of Medallia based on (1) Morgan Stanley’s judgment and experience; (2) the strategic fit of Medallia with each potential acquirer; and (3) the ability and likelihood of each potential acquirer to engage in, and consummate, an acquisition of Medallia. The Strategic Committee determined to undertake the exploration of strategic alternatives through a targeted, private process focused on the strategic and financial buyers identified by Morgan Stanley (and agreed to by the Strategic Committee) as the most likely to have an interest in acquiring Medallia. The Strategic Committee believed that a targeted, private process had the greatest potential to minimize the risk of unwanted public disclosure and speculation that Medallia was pursuing a sale. The Strategic Committee further believed that any public disclosure and speculation concerning our future would be harmful to our business and competitive position, as well as to our relationships with our employees, customers and prospects. The Strategic Committee was informed that Financial B wished to work cooperatively with another financial acquirer (which we refer to as “Financial C”) and one of Financial B’s portfolio companies (which we refer to as “PortfolioCo”) in connection with considering an acquisition of Medallia. We refer to these three potential acquirers collectively as the “Consortium Group.” Medallia and PortfolioCo have a go-to-market relationship. The Strategic Committee determined to allow this cooperation due to, among other things, the potential synergy value associated with a combination of Medallia and PortfolioCo and the possibility that either or both of Financial B or Financial C would not pursue an acquisition on their own. The Strategic Committee also reviewed the terms of, and approved our entry into, an engagement letter with Morgan Stanley. The Strategic Committee selected Morgan Stanley in view of Morgan Stanley’s qualifications, extensive expertise, international reputation, knowledge of the industry in which Medallia operates and experience in similar situations.
Also on May 21, 2021, Ms. Oulman and representatives of Morgan Stanley met with representatives of Financial B to discuss financial due diligence matters.
On May 25, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley further discussed the list of potential strategic and financial acquirers first presented at the meeting of the Strategic Committee on May 21, 2021. After discussion, the Strategic Committee determined that a list of nine potential acquirers—four strategic acquirers and five financial acquirers (comprised of Thoma Bravo, Financial A, Financial B and Financial C (working together with PortfolioCo as part of the Consortium Group), and a fifth financial acquirer that we refer to as “Financial D”)—were the most likely to have an interest in acquiring Medallia and the ability to pursue an acquisition on an expedited basis. The Strategic Committee assigned responsibility to Morgan Stanley and certain members of the Strategic Committee to contact each potential acquirer regarding its interest in an acquisition of Medallia (which assignments were based on the strength of historical relationships with each potential acquirer). The representatives of Morgan Stanley also provided Morgan Stanley’s preliminary views on our stock price performance and compared it to other companies and the broader market. It was the consensus of the Strategic Committee that the strategic review process should be conducted quickly to minimize distraction for Medallia’s management team. As such, the Strategic Committee instructed Morgan Stanley to set proposed timelines with the potential acquirers, with the objective of receiving preliminary or revised acquisition proposals from all of those interested by June 15, 2021.
Also on May 25, 2021, we formally retained Morgan Stanley.
Also on May 25, 2021, representatives of Morgan Stanley spoke with representatives of Financial D concerning Financial D’s possible interest in exploring an acquisition of Medallia.
Also on May 25, 2021, Mr. Stretch held two different discussions with persons associated with Financial B. One of these discussions was with a representative of Financial B concerning our decision to explore strategic alternatives. The other discussion was with a representative of PortfolioCo; this conversation concerned ways in which Medallia and PortfolioCo could combine their products and solutions.
Also on May 25, 2021, Financial A submitted a preliminary, nonbinding written indication of interest to acquire Medallia in an all-cash transaction for $30.00 per share of our common stock.
On May 26, 2021, the Consortium Group submitted a preliminary, nonbinding written indication of interest to acquire Medallia in an all-cash transaction for $33.00 per share of our common stock.
Also on May 26, 2021, a member of the Strategic Committee spoke separately with representatives of two different potential strategic acquirers (which we refer to as “Strategic A” and “Strategic B,” respectively) concerning their possible interest in exploring an acquisition of Medallia.
Also on May 26, 2021, representatives of Morgan Stanley spoke with a representative of a potential strategic acquirer (which we refer to as “Strategic C”) regarding Strategic C’s interest in exploring an acquisition of Medallia.
On May 27, 2021, Mr. Stretch spoke with a representative of a potential strategic acquirer (which we refer to as “Strategic D”) concerning Strategic D’s possible interest in exploring an acquisition of Medallia.
Also on May 27, 2021, Mr. Stretch and other members of Medallia management discussed our products with representatives of PortfolioCo.
On May 28, 2021, Mr. Stretch, Ms. Oulman and other members of Medallia management met with representatives of PortfolioCo to discuss our sales and go-to-market strategies and initiatives.
Also on May 28, 2021, during a portion of a regularly scheduled meeting of the Medallia Board, representatives of Morgan Stanley provided the Medallia Board with an update on the strategic review process, including the identity of the potential acquirers approved by the Strategic Committee on May 25, 2021. Members of Medallia management reviewed with the Medallia Board a draft of the Projected Financial Information and described, among other things, the process for preparing the Projected Financial Information, including the underlying assumptions and various execution and other risks to realizing the Projected Financial Information. (The term Projected Financial Information is defined in, and further information about the substance of the Projected Financial Information is contained in, the section of this proxy statement captioned “—Projected Financial Information.”) The Medallia Board approved (1) the use of the Projected Financial Information for purposes of Morgan Stanley’s financial analysis of Medallia; and (2) providing the Projected Financial Information to potential acquirers at the discretion of the Strategic Committee.
In early June 2021, consistent with the instructions of the Strategic Committee, Morgan Stanley informed each potential acquirer that it should submit an initial or revised written indication of interest to acquire Medallia no later than June 15, 2021.
On June 2, 2021, Mr. Stretch, Ms. Oulman, other members of Medallia management and representatives of Morgan Stanley met with representative of Strategic A to discuss Medallia and its business.

On June 4, 2021, and June 5, 2021, we opened an online data room for the purpose of allowing interested parties to conduct due diligence on Medallia. Each of Thoma Bravo, Financial A, the Consortium Group and Strategic A requested, and were granted, access to the data room. Financial D received access to the data room at a later date.
On June 7, 2021, members of Medallia management and representatives of Morgan Stanley met with representatives of Strategic A to discuss Medallia and its technology.
On June 9, 2021, Ms. Oulman and representatives of Morgan Stanley met with representatives of Financial B to discuss financial due diligence matters.
Also on June 9, 2021, Mr. Stretch, Ms. Oulman, members of Medallia management and representatives of Morgan Stanley met with representatives of Financial D to discuss financial due diligence matters, as well as Medallia and its business.
Also on June 9, 2021, Ms. Oulman and representatives of Morgan Stanley met with representatives of Thoma Bravo to discuss financial due diligence matters.
On June 10, 2021, Mr. Stretch, Ms. Oulman, other members of Medallia management and representatives of Morgan Stanley met with representatives of Strategic C to discuss Medallia and its business.
On June 11, 2021, Bloomberg published an article speculating that Medallia was pursuing a sale process.
On June 12, 2021, Mr. Stretch, Ms. Oulman and members of Medallia management and representatives of Morgan Stanley met with representatives of Thoma Bravo to discuss Medallia and its business.
On June 13, 2021, Mr. Stretch and Ms. Oulman met with representatives of Financial D to discuss Medallia and its business.
By June 15, 2021, each of Strategic A, Strategic B, Strategic C and Strategic D confirmed that it did not wish to pursue an acquisition of Medallia. In addition, both Financial A and the Consortium Group withdrew their indications of interest and stated that they did not intend to further pursue an acquisition of Medallia.
During the course of reviewing strategic alternatives, Medallia ultimately entered into confidentiality agreements with Strategic A, Thoma Bravo, Financial A, Financial B, Financial C, PortfolioCo and Financial D. None of these confidentiality agreements included a “standstill” or a restriction on making acquisition proposals.
On June 15, 2021, Thoma Bravo submitted a revised preliminary, nonbinding written indication of interest to acquire Medallia in an all-cash transaction for $35.00 per share of our common stock.
On June 16, 2021, and in response to the Bloomberg article, a senior representative of a financial acquirer (which we refer to as “Financial E”) contacted a representative of Morgan Stanley to inquire about any strategic review process involving Medallia that was being conducted.
Also on June 16, 2021, Financial D submitted a preliminary, nonbinding written indication of interest to invest $700 million in Medallia through a convertible preferred equity instrument, with the proceeds being used to repurchase a portion of our outstanding common stock.
Later on June 16, 2021, the Medallia Board met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The Medallia Board reviewed (1) the indications of interest from Thoma Bravo and Financial D; and (2) the commentary provided by the four potential strategic acquirers, Financial A and the Consortium Group as to why each was not pursuing an acquisition of Medallia. The representatives of Morgan Stanley reviewed and discussed with the Medallia Board Morgan Stanley’s preliminary financial analysis of Thoma Bravo’s June 15 proposal, and a summary of the proposal from Financial D. They also compared the Projected Financial Information to publicly available estimates prepared by equity research analysts reporting on Medallia. It was the consensus of the Medallia Board that we should continue discussions with each of Thoma Bravo and Financial D. The Medallia Board instructed Morgan Stanley to inform Thoma Bravo and Financial D that Medallia would permit an additional two weeks of due diligence. In addition, the Medallia Board instructed Morgan Stanley to request that Thoma Bravo and Financial D improve the price and other terms of their proposals and submit revised proposals by July 1, 2021. Finally, Morgan Stanley was instructed to inform Thoma Bravo that, although Thoma Bravo would be permitted to perform additional due diligence, the Medallia Board expected Thoma Bravo to maintain a proposed acquisition price of no less than $35.00 per share of our common stock.
Following the meeting of the Medallia Board on June 16, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The Strategic Committee discussed the indications of interest from Thoma Bravo and Financial D. The Strategic Committee also discussed Financial E and its possible interest in an acquisition of Medallia. The Strategic Committee instructed Morgan Stanley to speak again with representatives of Financial E. A representative of Morgan Stanley subsequently spoke with a representative of Financial E to introduce this representative to Mr. Stretch.
Later on June 16, 2021, and in response to the Bloomberg article, a senior representative of a financial acquirer (which we refer to as “Financial F”) contacted a representative of Morgan Stanley to inquire about any strategic review process involving Medallia that was being conducted. The representative of Morgan Stanley subsequently introduced the representative of Financial F to Mr. Stretch.
Throughout the remainder of June 2021, Thoma Bravo and Financial D engaged in due diligence, which included meetings with members of Medallia management and representatives of Morgan Stanley.
On June 22, 2021, Mr. Stretch spoke with a senior representative of Financial E who informed Mr. Stretch that Financial E did not intend to actively pursue an acquisition of Medallia.
On June 23, 2021, Mr. Stretch, Ms. Oulman and other members of Medallia management met with representatives of Thoma Bravo to discuss Medallia and its business.
On June 25, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The Strategic Committee discussed the proposals from Thoma Bravo and Financial D. Members of Medallia management also provided an update on preliminary expected results for Medallia’s second fiscal quarter, which results were ahead of internal expectations.
Also on June 25, 2021, Ms. Oulman, other members of Medallia management and representatives of Morgan Stanley met with representatives of Thoma Bravo to discuss financial due diligence matters.
On June 28, 2021, Mr. Stretch spoke with a senior representative of Financial F concerning Medallia and Financial F’s preliminary, nonspecific interest in potentially considering an acquisition of Medallia.
Also on June 28, 2021, Mr. Stretch and Ms. Oulman met with representatives of Financial D to discuss Medallia and its business.
On June 29, 2021, Ms. Oulman, members of Medallia management and representatives of Morgan Stanley met with representatives of Thoma Bravo to discuss financial due diligence matters.
On June 30, 2021, Mr. Stretch met with representatives of Thoma Bravo to discuss Medallia and its business.
Also on June 30, 2021, Ms. Oulman met with representatives of Financial D to discuss financial due diligence matters.
On July 1, 2021, Mr. Stretch and Ms. Oulman met with representatives of Financial D to discuss Medallia and its business.
Also on July 1, 2021, Financial D submitted a revised preliminary, nonbinding written indication of interest to invest $900 million in Medallia through a convertible preferred equity instrument, with the proceeds being used to repurchase a portion of our outstanding common stock. This indication of interest also lowered the proposed dividend rate but kept the same conversion price from Financial D’s original proposal.
Also on July 1, 2021, representatives of Thoma Bravo informed representatives of Morgan Stanley that Thoma Bravo was lowering its proposal to acquire Medallia to $33.00 per share of our common stock, which reflected Thoma Bravo’s latest assessment of Medallia’s valuation based on its ongoing due diligence review.

On July 2, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of Strategic Committee their fiduciary duties. The Strategic Committee discussed the proposals from Thoma Bravo and Financial D. The Strategic Committee determined to (1) inform Thoma Bravo that the Medallia Board would not consider an acquisition at a price of less than $35.00 per share of our common stock (which determination was consistent with the expectation previously communicated to Thoma Bravo); (2) make a counterproposal to, and continue negotiations with, Financial D; and (3) allow both Thoma Bravo and Financial D to conduct additional due diligence. Members of Medallia management also provided an update on preliminary results for Medallia’s second fiscal quarter, and confirmed that these results did not necessitate any updates to the Projected Financial Information.
On July 4, 2021, Financial D submitted a further revised preliminary, nonbinding written indication of interest to invest $900 million in Medallia through a convertible preferred equity instrument, with the proceeds being used to repurchase a portion of our outstanding common stock. This indication of interest also proposed alternative dividend rates and conversion prices for the Medallia Board to consider. Thereafter, Morgan Stanley and Financial D continued to negotiate the terms of Financial D’s proposal.
During the weeks of July 5, 2021, and July 12, 2021, Thoma Bravo and Financial D conducted additional due diligence.
On July 7, 2021, Mr. Stretch and Ms. Oulman met with representatives of Thoma Bravo to discuss Medallia and its business.
On July 9, 2021, Ms. Oulman and other members of Medallia management met with representatives of Financial D to discuss Medallia and its business.
On July 12, 2021, Mr. Stretch and Ms. Oulman met with representatives of Financial D to discuss Medallia and its business.
On July 13, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of Strategic Committee their fiduciary duties. The representatives of Morgan Stanley reviewed and discussed Morgan Stanley’s preliminary financial analysis of the proposal from Financial D. After discussing the proposal made by Financial D, the Strategic Committee determined that a minority investment of the type contemplated by Financial D was not of interest. The Strategic Committee instructed Morgan Stanley to inform Financial D of (1) this decision; (2) the Strategic Committee’s preference for a transaction involving the acquisition of all of Medallia at a price in cash in excess of $35.00 per share of our common stock; and (3) the Strategic Committee’s desire that Financial D pursue an acquisition of all of Medallia (whether on its own or in partnership with another financial acquirer). The Strategic Committee further instructed Morgan Stanley to reinforce with Thoma Bravo that the Medallia Board was interested in an acquisition at a price in cash of $35.00 per share of our common stock with high deal certainty. The Strategic Committee also reviewed the results of the strategic review process. As part of this review, the Strategic Committee noted (1) the June 11, 2021, Bloomberg article speculating that Medallia was pursuing a sale process; (2) the absence, following that article, of any expressed interest in pursuing an acquisition of Medallia by anyone other than Financial E and Financial F; and (3) the failure by Financial E and Financial F to affirmatively state a specific interest in acquiring Medallia or to pursue any discussions regarding an acquisition. Given these considerations, the Strategic Committee discussed (1) the solicitation efforts engaged in by Morgan Stanley and (2) whether additional affirmative contacts with other potential acquirers (including Financial E or Financial F) were warranted. Notwithstanding the Strategic Committee’s satisfaction with the solicitation efforts to date, the Strategic Committee also discussed the possibility of negotiating for a “go-shop” provision in any definitive merger agreement governing an acquisition of Medallia. Such a provision would permit Medallia, for a specified period, to affirmatively solicit alternative transactions following entry into the definitive merger agreement. Members of Medallia management also provided an update on preliminary results for Medallia’s second fiscal quarter, and confirmed that these results did not necessitate any updates to the Projected Financial Information. Mr. Stretch confirmed to the Strategic Committee that neither he nor any other member of Medallia management had engaged in any discussions with Thoma Bravo or any other potential acquirer concerning any “rollover” of any equity stake in Medallia in connection with a potential acquisition, or any or potential terms of employment following an acquisition. Following the meeting, at the direction of the Special Committee, Morgan Stanley informed Thoma Bravo and Financial D of the Strategic Committee’s respective determinations.
On July 15, 2021, Thoma Bravo submitted a revised preliminary, nonbinding written indication of interest to acquire Medallia in an all-cash transaction for $33.75 per share of our common stock.
Later on July 15, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of Strategic Committee their fiduciary duties. The Strategic Committee reviewed the latest proposal from Thoma Bravo and the status of discussions with Financial D (including Financial D’s continued focus on, and preference, for a minority investment, as well as the additional time and uncertainty surrounding any potential proposal by Financial D to acquire of all of Medallia). The Strategic Committee instructed Morgan Stanley to (1) reject Thoma Bravo’s latest acquisition proposal and request a “best and final” proposal from Thoma Bravo (which proposal should provide (a) for a “go-shop” process and (b) that Thoma Bravo would commit to fund, through equity investments, the entire purchase price, which would eliminate the need to obtain debt financing from third parties and the uncertainty related to that process); (2) inform Financial D that Medallia was only interested in receiving a proposal for an acquisition of all of Medallia and that such proposal should be provided quickly; and (3) speak again with Financial F to (a) ascertain whether Financial F was open to considering an acquisition on an immediate timetable; and (b) gauge Financial F’s possible interest in partnering with Thoma Bravo or Financial D, given that those firms had conducted a significant amount of due diligence. Following the meeting, at the direction of the Special Committee, Morgan Stanley informed Thoma Bravo and Financial D of the Strategic Committee’s respective determinations.
On July 16, 2021, Thoma Bravo submitted a revised preliminary, nonbinding written indication of interest to acquire Medallia in an all-cash transaction for $34.00 per share of our common stock. Thoma Bravo also expressed a willingness to consider permitting a “go-shop” process, but declined to provide a full equity commitment for the entire purchase price.
Also on July 16, 2021, the Strategic Committee approved allowing Financial D to speak with Financial A and Financial B regarding the willingness of either firm to partner with Financial D to pursue an acquisition of Medallia.
Also on July 16, 2021, a representative of Financial D informed a representative of Morgan Stanley that Financial D (1) continued to prefer a minority investment in Medallia; and (2) would not be in a position to make any proposal for an acquisition of all of Medallia for several weeks based on the additional due diligence that it would need to perform. Financial D also expressed that it was not likely to participate in any “go-shop” process involving Medallia.
On July 18, 2021, the Medallia Board met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the Medallia Board their fiduciary duties. The Medallia Board reviewed (1) the latest acquisition proposal from Thoma Bravo; and (2) the status of discussions with Financial D. The Medallia Board considered the uncertainty surrounding any potential acquisition proposal from Financial D. It was the consensus of the Medallia Board to pursue a transaction with Thoma Bravo. The Medallia Board did not accept Thoma Bravo’s proposal, but did instruct Wilson Sonsini to proceed with negotiating an appropriate merger agreement, with the objective (assuming satisfactory resolution of outstanding points) of being able to announce an acquisition of Medallia by Thoma Bravo no later than July 26, 2021. The Medallia Board also instructed Morgan Stanley to continue to encourage Financial D to submit a proposal to acquire all of Medallia.
On July 19, 2021, a representative of Morgan Stanley spoke with a representative of Financial F concerning Financial F’s willingness to consider an acquisition of Medallia on an immediate timetable and possible interest in partnering with another buyer. The representative of Financial F did not express a desire by Financial F to pursue an acquisition of Medallia.
Early on July 20, 2021, Wilson Sonsini, on behalf of Medallia, provided a draft merger agreement to legal counsel to Thoma Bravo.
Following delivery of the draft merger agreement, representatives of each of Wilson Sonsini and legal counsel to Thoma Bravo met regularly to negotiate the terms of the merger agreement and related disclosure letter. The principal areas of negotiation in the merger agreement included (1) the terms of the “go-shop” provision; (2) the termination fees payable by each of Medallia and Thoma Bravo and the circumstances in which those fees would be payable; (3) Thoma Bravo’s request to be able to delay the closing of the merger until November 1, 2021, in certain instances; and (4) the treatment of equity awards held by all of Medallia’s employees in the acquisition. Wilson Sonsini and legal counsel to Thoma Bravo also negotiated the terms of the limited guaranty, the equity commitment letter and the voting agreements.
Also on July 20, 2021, a representative of Morgan Stanley spoke with a representative of Financial A concerning Financial A’s interest in partnering with Financial D. The representative of Financial A stated that Financial A had concerns about Medallia’s valuation and was busy with other projects. As such, Financial A did not have any interest in further considering any participation in an acquisition of Medallia.
Also on July 20, 2021, a representative of Morgan Stanley spoke with a representative of Financial B concerning Financial B’s interest in partnering with Financial D. The representative of Financial B stated that, after speaking with a representative of Financial D, a partnership with Financial D did not impact Financial B’s view of Medallia’s valuation. As such, Financial B did not have any interest in further considering any participation in an acquisition of Medallia.
On July 21, 2021, Ms. Oulman and representatives of Morgan Stanley met with representatives of Thoma Bravo on two occasions to discuss due diligence matters.
On July 22, 2021, Mr. Stretch, Ms. Oulman and representatives of Morgan Stanley met with representatives of Thoma Bravo to discuss due diligence matters.
On July 23, 2021, a representative of Financial F spoke with a representative of Morgan Stanley. During this conversation, the representative of Financial F stated that, following additional review, Financial F did not have an interest in performing additional work to explore an acquisition of Medallia (either alone or in partnership with another buyer).
On July 23, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. The representatives of Morgan Stanley reviewed and discussed Morgan Stanley’s preliminary financial analysis of the acquisition of Medallia by Thoma Bravo. The representatives of Wilson Sonsini discussed the terms of the draft merger agreement and the points that remained under negotiation. The representatives of Morgan Stanley described the current status of discussions with Financial D, including that (1) Financial A, Financial B and Financial F had all declined to partner with Financial D on an acquisition of Medallia or pursue an acquisition on their own; (2) Financial D continued to prefer a minority investment in Medallia; and (3) Financial D would need additional time to be in a position to decide whether it could pursue an acquisition of all of Medallia. The Strategic Committee determined to continue working with Thoma Bravo toward an acquisition. Although the Strategic Committee determined not to seek a further price increase from Thoma Bravo, it instructed Wilson Sonsini to continue to negotiate the draft merger agreement, with a focus on providing a high level of closing certainty for Medallia and appropriate flexibility for Medallia to solicit alternative transactions during the “go-shop” period.
On July 24, 2021, Morgan Stanley provided the Medallia Board with customary disclosures regarding Morgan Stanley’s relationships with Thoma Bravo and its affiliates and Financial D and its affiliates.
On July 25, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. Members of Medallia management provided an update on preliminary results for Medallia’s second fiscal quarter. The representatives of Wilson Sonsini reviewed with the members of the Strategic Committee their fiduciary duties. The representatives of Morgan Stanley reviewed and discussed Morgan Stanley’s financial analysis of the acquisition of Medallia by Thoma Bravo. The representatives of Morgan Stanley noted that Financial D had declined to make a proposal to acquire all of Medallia despite repeated requests that it do so. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement, the limited guaranty, the equity commitment letter and the debt commitment letter. The Strategic Committee reviewed the request of Medallia management to retain two additional financial advisers—BofA Securities, Inc. (which we refer to as “BofA Securities”) and Wells Fargo Securities—to work with Morgan Stanley during the “go-shop” period. The Strategic Committee also noted the customary relationship disclosures provided by Morgan Stanley, BofA Securities and Wells Fargo Securities regarding each financial adviser’s relationships with Thoma Bravo and its affiliates; the Strategic Committee did not identify any concerns with these disclosures. The Strategic Committee approved the retention of BofA Securities and Wells Fargo Securities given (1) the familiarity of these financial advisers with Medallia and participants in its industry; and (2) a desire to ensure that the “go-shop” process was conducted in as robust a manner as possible. The Strategic Committee determined to recommend that the Medallia Board approve the entry into the merger agreement.
Later on July 25, 2021, the Medallia Board met, with members of Medallia management and representatives of each of Morgan Stanley and Wilson Sonsini in attendance. Members of Medallia management provided an update on preliminary results for Medallia’s second fiscal quarter. The representatives of Wilson Sonsini reviewed with the members of the Medallia Board their fiduciary duties. The representatives of Morgan Stanley reviewed and discussed Morgan Stanley’s financial analysis of the acquisition of Medallia by Thoma Bravo. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement, the limited guaranty, the equity commitment letter and the debt commitment letter. The representatives of Morgan Stanley delivered Morgan Stanley’s oral opinion, subsequently confirmed in writing, to the Medallia Board that, as of July 25, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price to be received by our stockholders (other than the holders of the excluded shares) pursuant to the merger agreement was fair from a financial point of view to such stockholders. The Strategic Committee provided its recommendation that the Medallia Board approve the entry into the merger agreement. Mr. Stretch confirmed to the Medallia Board that neither he nor any other member of Medallia management had engaged in any discussions with Thoma Bravo concerning any “rollover” of any equity stake in Medallia in connection with a potential acquisition, or any potential terms of employment following an acquisition. The Medallia Board noted the customary relationship disclosures provided by Morgan Stanley, BofA Securities and Wells Fargo Securities regarding each financial adviser’s relationships with Thoma Bravo and its affiliates; the Medallia Board did not identify any concerns with these disclosures. The Medallia Board, after considering the factors more fully described in the section of this proxy statement captioned “—Recommendation of the Medallia Board and the Reasons for the Merger,” (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were fair to, advisable and in the best interests of Medallia and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The representatives of Morgan Stanley described solicitation activities that could be undertaken during the “go-shop” period. The Medallia Board directed the Strategic Committee to oversee Medallia management, Morgan Stanley, BofA Securities and Wells Fargo Securities as they engaged in these activities following the entry into, and public disclosure of, the merger agreement.
Still later on July 25, 2021, the merger agreement, limited guaranty, equity commitment letter, debt commitment letter and voting agreements were signed.
Early on July 26, 2021, before the opening of trading on the NYSE, we publicly disclosed our entry into the merger agreement.
Also on July 26, 2021, as directed by the Medallia Board, members of Medallia management and representatives of each of Morgan Stanley, BofA Securities and Wells Fargo Securities began contacting potential strategic and financial acquirers (including Strategic A, Strategic B, Strategic C, Strategic D, Financial A, Financial B, Financial C, Financial D, Financial E and Financial F) about their interest in participating in the “go-shop” process.
On July 30, 2021, the Strategic Committee met, with members of Medallia management and representatives of each of Wilson Sonsini and Morgan Stanley in attendance. The members of Medallia management and the representatives of Morgan Stanley described their efforts in support of soliciting an alternative transaction to that contemplated by the merger agreement.
On September 7, 2021, Medallia announced that the “go-shop” period expired on September 4, 2021, without any alternative acquisition proposals having been received. During the “go-shop” period, Morgan Stanley, BofA Securities and Wells Fargo Securities, on behalf of Medallia, actively solicited 38 parties (composed of 19 strategic acquirers and 19 financial acquirers) regarding their interest in pursuing an acquisition of Medallia.

Recommendation of the Medallia Board and Reasons for the Merger
Recommendation of the Medallia Board
The Medallia Board unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Medallia and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The Medallia Board unanimously recommends that you vote: (1) “FOR” the adoption of the merger agreement; (2) “FOR” the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Reasons for the Merger
In evaluating the merger agreement and the merger, the Medallia Board consulted with Medallia management, as well as representatives of each of Wilson Sonsini and Morgan Stanley. In recommending that Medallia stockholders vote “FOR” the adoption of the merger agreement, the Medallia Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the Medallia Board concluded that entering into the merger agreement with Parent was advisable and in the best interests of Medallia and our stockholders.
The Medallia Board believed that the following material factors and benefits supported its determination and recommendation:
•
Financial Condition, Results of Operations and Prospects of Medallia; Risks of Execution. The current, historical and projected financial condition, results of operations and business of Medallia, as well as Medallia’s prospects and risks if it were to remain an independent company. In particular, the Medallia Board considered Medallia’s current business plan and long-term operating plan (as reflected in the Projected Financial Information). The Medallia Board considered these plans and the potential opportunities that they presented against, among other things: (1) the risks and uncertainties associated with achieving and executing Medallia’s current business plan and long-term operating plan in the short and long term; (2) the impact of market, customer and competitive trends on Medallia; and (3) the general risks related to market conditions that could reduce the price of our common stock. Among the potential risks identified by the Medallia Board were:

○
Medallia’s competitive positioning and prospects as an independent company. Included among these risks were consideration of (1) Medallia’s size, as well as its financial resources, relative to those of its competitors; (2) new and evolving competitive threats; and (3) the substantial risks to achieving Medallia’s long-term operating plan. The Medallia Board was also aware that adoption of Medallia’s product offerings is subject to competing strategic and financial priorities among its existing and potential customers; as a result, existing customers may determine to reduce or eliminate their use of Medallia’s product offerings, and potential customers may determine not to adopt them at all, any of which could impact Medallia’s operating results.

○	Medallia’s historical customer churn rate and the impact that this has had, and could continue to have, on Medallia’s ability to achieve stable and consistent operating results.
○	The historical quarter-over-quarter fluctuations in Medallia’s bookings and the impact that these fluctuations have had, and could continue to have, on Medallia’s stock price.
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The continued business and economic uncertainty related to the COVID-19 pandemic and the possibility that business conditions—for Medallia and the larger economy—will not improve and could get worse. In this regard, the Medallia Board was aware that some of Medallia’s customers are associated with the hospitality industry, which has been particularly impacted by the COVID-19 pandemic. Decreased demand for hospitality services—whether due to “stay-at-home” orders or an unwillingness of people to travel—could have significant and prolonged effects on demand for Medallia’s products by these customers.

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The challenges of making investments to achieve long-term growth prospects for a publicly traded company, which is subject to scrutiny based on its quarter-over-quarter performance. The Medallia Board was aware that the price of our common stock could be negatively impacted if Medallia failed to meet investor expectations, including if Medallia failed to meet its growth objectives.

○
The historical execution of Medallia’s business plan by Medallia management and their ability to continue to drive Medallia’s business. In this regard, the Medallia Board was aware of instances in which Medallia failed to achieve certain expectations of Medallia’s financial and operational performance, and of the impact that these failures had on the price of our common stock.

•
Results of Strategic Review Process. The merger was the result of an extensive strategic review process overseen by the Strategic Committee. The Medallia Board considered that, at Medallia’s direction, Morgan Stanley affirmatively contacted four potential strategic acquirers and five financial acquirers (including Thoma Bravo) concerning their interest in an acquisition of Medallia. The Medallia Board considered the nature of the engagement by each of these potential acquirers over a multiple week period and that, of these potential acquirers, only Thoma Bravo made a proposal for an acquisition of Medallia that was capable of being accepted. The Medallia Board also was aware of the public speculation since early June 2021 that Medallia was pursuing a sale and noted that, following such speculation, two additional financial acquirers (and no strategic acquirers) contacted Medallia about pursuing an acquisition. Neither of these financial acquirers engaged in substantive discussions regarding an acquisition or made a proposal that was capable of being accepted.

•
Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash, which provides certainty of value measured against the ongoing business and financial execution risks of Medallia’s long-term operating plan. The receipt of cash consideration eliminates uncertainty and risk for our stockholders related to the continued execution of Medallia’s business. In that regard, the Medallia Board noted that Medallia’s stock price could be negatively impacted if we failed to meet investor expectations.

•
Best Value Reasonably Obtainable. The belief of the Medallia Board that the per share merger consideration represents the best value reasonably obtainable for the shares of our common stock, taking into account the Medallia Board’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Medallia on a historical and prospective basis. In addition, the Medallia Board believed that, measured against the longer-term execution risks described above, the per share merger consideration reflects a fair and favorable price for the shares of our common stock. The Medallia Board also considered that the per share merger consideration constitutes (1) a premium of approximately 20 percent to the closing price of our common stock on June 10, 2021, which was the last full trading day before public speculation that Medallia was pursuing a sale; and (2) a premium of approximately 29 percent to Medallia’s unaffected 30-day price average.

•
Permitted Solicitation of Alternative Acquisition Proposals. The merger agreement permitted Medallia and its representatives, at the direction of the Medallia Board, from the date of the merger agreement until the no-shop period start date, to (1) initiate, solicit, propose, induce or encourage any alternative acquisition proposals from third parties; (2) provide nonpublic information to third parties; and (3) participate in discussions and negotiations with third parties regarding alternative acquisition proposals.

•
Potential Strategic Alternatives. The assessment of the Medallia Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Medallia as an independent company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to Medallia’s stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

•
Fairness Opinion of Morgan Stanley. The oral opinion of Morgan Stanley rendered to the Medallia Board, subsequently confirmed in writing, that, as of July 25, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the per share price to be received by our stockholders (other than the holders of the excluded shares) pursuant to the merger agreement was fair from a financial point of view to such stockholders. The opinion is more fully described in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC” and the full text of the opinion is attached as Annex C to this proxy statement.
•
Negotiations with Parent and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arms’-length negotiations, and the belief of the Medallia Board that the merger agreement contained terms that provided Medallia with a high level of closing certainty. The factors considered included:

○	Medallia’s ability to affirmatively solicit alternative transactions for a period of time.
○	Medallia’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding acquisition proposals.
○	The Medallia Board’s belief that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal.
○	The Medallia Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement.
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The Medallia Board’s ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Medallia Board believed that the termination fee payable by Medallia in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

○	The limited conditions to Parent’s obligation to consummate the merger, making the merger reasonably likely to be consummated.
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The reverse termination fee of $382,220,000 payable by Parent in certain circumstances and the other remedies available to Medallia under the merger agreement. The Medallia Board also considered the terms of the limited guaranty, which guarantees payment of the reverse termination fee.

○	The consummation of the merger not being subject to a financing condition.
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Business Reputation of Thoma Bravo. The business reputation and financial resources of Thoma Bravo. The Medallia Board believed that these factors supported the conclusion that a transaction with Parent (which is owned by Thoma Bravo) could be completed quickly and in an orderly manner, and had a substantial likelihood of being consummated successfully.

•	Appraisal Rights. The appraisal rights in connection with the merger available to our stockholders who timely and properly exercise such appraisal rights under the DGCL if certain conditions are met.
The Medallia Board also considered a number of uncertainties and risks and other potentially negative factors, including the following:
•
No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in Medallia’s future earnings or growth and will not benefit from any appreciation in value of the surviving corporation. The Medallia Board also considered the other potential alternative strategies available to Medallia as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

•
No-Shop Restrictions. The restrictions in the merger agreement on Medallia’s ability to solicit competing proposals after the go-shop period (subject to certain exceptions to allow the Medallia Board to exercise its fiduciary duties and to accept a superior proposal, and then only upon the payment of a termination fee).

•
Risk Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) Medallia’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Medallia during the pendency of the merger; (2) Medallia will have incurred significant transaction and other costs; (3) Medallia’s continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of our common stock could be adversely affected; (5) the reverse termination fee of $382,220,000 payable by Parent to Medallia will not be available in all instances in which the merger agreement is terminated and such reverse termination fee may not be sufficient to compensate Medallia for the damage suffered by its business as a result of the pendency of the merger or of the strategic initiatives forgone by Medallia during this period; (6) the other contractual and legal remedies available to Medallia in the event of the termination of the merger agreement may be insufficient, costly to pursue or both; and (7) the failure of the merger to be consummated could result in an adverse perception among our customers, potential customers, employees and investors about Medallia’s prospects.
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Impact of Interim Restrictions on Medallia’s Business Pending the Completion of the Merger. The restrictions on our conduct of Medallia’s business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, Medallia might have pursued.

•
Effects of the Merger Announcement. The effects of the public announcement of the merger, including the: (1) effects on Medallia’s employees, customers, operating results and stock price; (2) impact on Medallia’s ability to attract and retain key management, sales and marketing and technical personnel; and (3) potential for litigation in connection with the merger.

•
Termination Fee Payable by Medallia. The requirement that Medallia pay Parent a termination fee under certain circumstances following termination of the merger agreement, including if the Medallia Board terminates the merger agreement to accept a superior proposal. The Medallia Board considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making a competing proposal to acquire Medallia.

•	Taxable Consideration. The receipt of cash in exchange for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes for many Medallia stockholders.
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Interests of Medallia’s Directors and Executive Officers. The interests that Medallia’s directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Medallia Board in its consideration of the merger. After considering these and other factors, the Medallia Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In light of the variety of factors considered by the Medallia Board and the complexity of these factors, the Medallia Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Medallia Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Medallia Board adopted and approved the merger agreement and the merger, and recommended that Medallia stockholders adopt the merger agreement, based upon the totality of the information presented to, and considered by, the Medallia Board.

Opinion of Morgan Stanley & Co. LLC
The Medallia Board retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the possible sale of Medallia. The Medallia Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, extensive expertise and international reputation, its knowledge of and involvement in recent transactions in Medallia’s industry, and its knowledge of Medallia’s business and affairs. At the meeting of the Medallia Board on July 25, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of July 25, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share price to be received by our stockholders (other than the holders of the excluded shares) pursuant to the merger agreement was fair from a financial point of view to such stockholders.
The full text of the written opinion of Morgan Stanley, dated as of July 25, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C and incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the Medallia Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share price to be received by our stockholders (other than the holders of the excluded shares) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how our stockholders should vote at the special meeting. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.
In connection with rendering its opinion, Morgan Stanley, among other things:
•	reviewed certain publicly available financial statements and other business and financial information of Medallia;
•	reviewed certain internal financial statements and other financial and operating data concerning Medallia;
•
reviewed certain financial projections prepared by the management of Medallia (which we refer to as the “management case”) and certain extrapolations prepared with guidance from the management of Medallia (which were reviewed and approved for Morgan Stanley’s use by the management of Medallia) (we refer to the management case, together with such extrapolations, as the “financial projections” for the purposes of this section);

•	discussed the past and current operations and financial condition and the prospects of Medallia with senior executives of Medallia;
•	reviewed the reported prices and trading activity for our common stock;
•
compared the financial performance of Medallia and the prices and trading activity of our common stock with that of certain other publicly traded companies comparable with Medallia, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•	participated in certain discussions and negotiations among representatives of Medallia, Parent and their financial and legal advisors;
•
reviewed a draft of the merger agreement, dated July 25, 2021; a draft of the debt commitment letter, dated July 25, 2021; a draft of the equity commitment letter, dated July 25, 2021; a draft of the limited guaranty dated July 24, 2021; and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Medallia and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Medallia management of the future financial performance of Medallia. Morgan Stanley expressed no view as to the financial projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the equity commitment letter and the debt commitment letter, and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Medallia and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley’s opinion does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Medallia’s officers, directors or employees, or any class of such persons, relative to the per share price to be received by the holders of shares of our common stock (other than the holders of the excluded shares) in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Medallia, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, July 25, 2021. Events occurring after July 25, 2021 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated July 25, 2021 to the Medallia Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
In performing the financial analyses summarized below and arriving at its opinion, Morgan Stanley utilized and relied upon (1) the management case and (2) the estimates set forth in an equity research analyst report, which was selected by Morgan Stanley, and reviewed, and approved for Morgan Stanley’s use, by Medallia management (which we refer to as the “street case”). Such equity research analyst was selected as a relatively close proxy for consensus estimates. The management case is more fully described below in the section of this proxy statement captioned “—Projected Financial Information.” In accordance with direction from the Medallia Board, Morgan Stanley utilized the street case and management case in its financial analyses described below. For purposes of its financial analyses described below, Morgan Stanley treated Medallia’s fiscal year projections, which end at the end of January for each fiscal year, as the prior calendar year projections. For example, fiscal year 2022 (ending January 2022) is treated as the equivalent of calendar year 2021 (ending December 2021).

Public Trading Comparables Analysis
Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Medallia with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to as the “comparable companies”). These companies were the following:
Adobe Inc.
Anaplan, Inc.
Blackline, Inc.
Cisco Systems, Inc.
Coupa Software Inc.
Five9, Inc.
HubSpot Inc.
Qualtrics International Inc.
RingCentral, Inc.
Salesforce.com, Inc.
ServiceNow, Inc.
Splunk Inc.
Momentive Global Inc.
Twilio Inc.
Workday, Inc.
Zendesk, Inc.
Zuora Inc.
For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value to estimated revenue, which, for purposes of this analysis, (1) for Medallia, (a) was provided to Morgan Stanley, and approved for Morgan Stanley’s use, by Medallia management for calendar years 2021 and 2022 for the management case, and (b) was based on the estimates of a selected publicly available equity research analyst for calendar years 2021 and 2022 for the street case and approved for use by Morgan Stanley by the management of Medallia; and (2) for each of the comparable companies, was based on publicly available consensus equity analyst research estimates for comparison purposes. For purposes of its analyses, Morgan Stanley defined “aggregate value” as a company’s fully diluted equity value plus total debt, plus noncontrolling interest, plus preferred stock, less cash and cash equivalents.
Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of aggregate value to estimated revenue multiples, and applied these ranges of multiples to the estimated relevant revenue metric for Medallia. For purposes of this analysis, Morgan Stanley utilized publicly available financial information, available as of July 23, 2021 (the last full trading day prior to the meeting of the Medallia Board to approve and adopt the merger agreement).

Based on the outstanding shares of our common stock on a fully diluted basis and latest cash and debt balance as provided by Medallia management, Morgan Stanley calculated the estimated implied value per share of Medallia common stock as follows:
Public Trading Multiples	Selected Comparable Company AV/Estimated Revenue Multiple Ranges	Implied Value per Share of Medallia Common Stock ($)
CY 2021E AV / Revenue
Street Case	8.0x – 15.0x	23.48 – 42.09
Management Case	8.0x – 15.0x	23.79 – 42.70
CY 2022E AV / Revenue
Street Case	6.0x – 13.0x	21.10 – 43.75
Management Case	6.0x – 13.0x	21.90 – 45.53
No company utilized in the public trading comparables analysis is identical to Medallia. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Medallia’s control. These include, among other things, the impact of competition on Medallia’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Medallia and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of such company’s estimated future revenue. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of our common stock on a standalone basis for each of the street case and management case.
To calculate these discounted fully diluted equity values, Morgan Stanley utilized calendar year 2023 revenue estimates under each of the street case and management case, respectively. For the street case, the 2023 revenue estimate was extrapolated and reviewed and approved for use by Morgan Stanley by Medallia management. Based upon the application of its professional judgment and experience, Morgan Stanley applied a forward range of aggregate value to estimated revenue multiples (based on the range of aggregate value to revenue multiples for the comparable companies) to these revenue estimates, respectively, in order to reach a future-implied fully diluted aggregate value.
In each case, Morgan Stanley then added estimated future net cash (with such estimates provided by Medallia management for the management case and extrapolated for the street case (which extrapolations were reviewed and approved by Morgan Stanley’s use by Medallia management)) to Medallia’s future implied aggregate value to reach a future implied fully diluted equity value. In each case, Morgan Stanley then divided the future-implied fully diluted equity value by estimated fully diluted shares outstanding (with such estimates provided by Medallia management) to calculate a per-share price. Morgan Stanley then discounted the resulting implied future share price by two years to July 31, 2021, at a discount rate of 9.1 percent, which rate was selected based on Medallia’s estimated cost of equity, which was arrived at by applying the capital asset pricing model, to calculate the discounted fully diluted equity value.
Based on Calendar Year 2023	Selected AV / Estimated Revenue Multiple Ranges	Implied Value per Share of Medallia Common Stock ($)
Estimated Revenue
Street Case	8.0x – 15.0x	27.46 – 50.94
Management Case	8.0x – 15.0x	29.26 – 54.09

Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of fully diluted equity values per share for our common stock based on a discounted cash flow analysis to value Medallia as a stand-alone entity. Morgan Stanley utilized estimates from the management case for purposes of its discounted cash flow analysis, as more fully described below.
Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as earnings (burdened by stock based compensation expense) before interest, taxes, depreciation and amortization, less (1) taxes, and (2) capital expenditures, including capitalized research and development, and plus or minus changes in net working capital. The management case included extrapolations through calendar year 2030 prepared by Morgan Stanley with the guidance of Medallia management (which extrapolations were reviewed and approved for Morgan Stanley’s use by Medallia management). The free cash flows and terminal values were discounted, using a midyear convention, to present values as of July 31, 2021, at a discount rate ranging from 7.7 percent to 9.6 percent, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of Medallia’s weighted average cost of capital determined by the application of the capital asset pricing model. Morgan Stanley utilized perpetual growth rates of 3.0 percent to 4.0 percent as part of its analyses, with such rates selected upon the application of Morgan Stanley’s professional judgment and experience. The resulting aggregate value was then adjusted for net debt and further adjusted for the net present value of net operating losses.
Based on the outstanding shares of our common stock on a fully diluted basis as provided by Medallia management, Morgan Stanley calculated the estimated implied value per share of our common stock as follows:
Implied Value Per Share of Medallia Common Stock ($)
Management Case	20.01 – 38.36
Precedent Transactions Multiples Analysis
Morgan Stanley performed a precedent transactions multiples analysis, which is designed to imply a value of a company based on publicly available financial terms of selected comparable transactions. Morgan Stanley selected such comparable transactions because they shared certain characteristics with the merger, most notably because they were similar software transactions. For such transactions, Morgan Stanley noted the multiple of aggregate value of the transaction to the estimated next 12 months’ (which we refer to as “NTM”) revenue based on publicly available information at the time of announcement of each such transaction.

The following is a list of the selected software transactions reviewed, together with the applicable multiple for each such transaction:
Selected Software Transactions (Target/Acquiror)	AV / NTM Revenue Multiple
Strategic Acquirors
Adaptive Insights Inc. / Workday, Inc.	11.0x
AppDynamics Inc. / Cisco Systems, Inc.	13.7x
Auth0, Inc. / Okta, Inc.	~38.7x
AVG Technologies N.V. / Avast Holding B.V.	3.3x
Broadsoft, Inc. / Cisco Systems, Inc.	4.8x
Callidus Software Inc. / SAP America, Inc.	8.3x
Carbon Black, Inc. / VMware, Inc.	8.0x
Concur Technologies, Inc. / SAP America, Inc.	10.3x
Five9, Inc. / Zoom Technologies Inc.	25.7x
Fleetmatics Group Ltd. / Verizon Business International Holdings B.V.	6.6x
Lifelock, Inc. / Symantec Corporation	3.2x
Livongo Health, Inc. / Teladoc Health, Inc.	44.9x
Mulesoft, Inc. / Salesforce.com, Inc.	15.7x
Netsuite Inc. / Oracle Corporation	9.1x
Qualtrics International Inc. / SAP America, Inc.	16.5x
SendGrid, Inc. / Twilio Inc.(1)	15.7x
Slack Technologies, Inc. / Salesforce.com, Inc.	24.9x
Tableau Software Inc. / Salesforce.com, Inc.	11.0x

Financial Sponsor Acquirors
Apptio Inc. / Vista Equity Partners Management, LLC	7.0x
Barracuda Networks Inc. / Thoma Bravo LP	3.8x
Cambium Learning Group, Inc. / Veritas Capital Fund Management, L.L.C.	4.2x
Cloudera, Inc. / Clayton Dubilier & Rice, LLC; Kohlberg Kravis Roberts & Co. L.P.	5.3x
Cvent Inc. / Vista Equity Partners Management, LLC	6.4x
Ellie Mae Inc. / Thoma Bravo LP	6.8x
Forescout Technologies, Inc. / Advent International Corporation; Crosspoint Capital Partners	4.9x
Gigamon Inc. / Elliott Management Corporation	3.7x
Imperva Inc. / Thoma Bravo LP	4.7x
Infloblox Inc. / Vista Equity Partners Management, LLC	3.6x
Informatica Corporation / Permira Advisers LLC	4.1x
Instructure Inc. / Thoma Bravo LP	6.6x
LogMeIn, Inc. / Francisco Partners; Evergreen Coast Capital Corp.	3.4x
Marketo, Inc. / Vista Equity Partners Management, LLC	5.9x
MINDBODY, Inc. / Vista Equity Partners Management, LLC	6.8x
Pluralsight, Inc. / Vista Equity Partners Management, LLC	7.8x
Proofpoint, Inc. / Thoma Bravo LP	9.3x
QAD Inc. / Thoma Bravo LP	5.3x
RealPage, Inc. / Thoma Bravo LP	8.2x
SolarWinds Corporation / Silver Lake Group, LLC; Thoma Bravo LLC	7.8x
Sophos Ltd. / Thoma Bravo LP	5.1x
Talend S.A. / Thoma Bravo LP	7.3x
Ultimate Software / Hellman & Friedman LLC	8.2x
(1)	Transaction multiple as of closing date.

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of the aggregate value to the estimated NTM revenue multiples of the transactions, and applied these ranges of multiples to the estimated calendar year 2021 NTM, based on the street case and management case. The following table summarizes Morgan Stanley’s analysis:
Precedent Transaction Multiples	Representative Ranges of AV/ NTM Revenue Multiples	Implied Value per Share of Medallia Common Stock ($)
Street Case	6.0x – 15.0x	18.56 – 44.34
Management Case	6.0x – 15.0x	18.88 – 45.15
No company or transaction utilized in the precedent-transactions analysis is identical to Medallia or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Medallia’s control. These include, among other things, the impact of competition on Medallia’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Medallia and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and fully diluted equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of Medallia derived from the valuation of precedent transactions were less than or greater than the per share price is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.
Other Information
Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Medallia Board, including the following information described in the sections of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC—Illustrative Precedent Transaction Premiums,” “—Opinion of Morgan Stanley & Co. LLC—Historical Trading Ranges” and “—Opinion of Morgan Stanley & Co. LLC—Equity Research Analysts’ Future Price Targets.”
Illustrative Precedent Transaction Premiums
Morgan Stanley performed an illustrative precedent transaction premiums analysis by reviewing software company transactions larger than $1 billion in aggregate value since 2014. For these transactions, Morgan Stanley noted the distributions of the following financial statistics, where available: (1) the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (2) the implied premium to the acquired company’s 52-week high closing share price prior to announcement.
Based on its analysis of the premia for such transactions and based upon the application of its professional judgment and experience, Morgan Stanley selected (1) a representative range of premia and applied such range to Medallia’s closing share price on June 10, 2021 (the last full trading day prior to the share price being affected by acquisition rumors) and (2) a representative range of premia and applied such range to Medallia’s 52-week high.
The following table summarizes such calculations:
Premia	Representative Ranges	Implied Value per Share of Medallia Common Stock ($)
Premia to 1-Day Unaffected Share Price	15% - 45%	32.64 – 41.15
Premia to 52-Week High Share Price	(20)% - 15%	38.00 – 54.63

Historical Trading Ranges
Morgan Stanley noted certain trading ranges with respect to the historical share prices of our common stock. Morgan Stanley reviewed a range of closing prices of our common stock for (1) various periods ending on July 23, 2021 (the last full trading day prior to the meeting of the Medallia Board to approve and adopt the merger agreement) and (2) a 30-trading day period ending on June 10, 2021 (the last full trading day prior to the share price being affected by acquisition rumors). Morgan Stanley observed the following:
Trading Periods	Range of Trading Prices per Share of Medallia Common Stock ($)
Last 30 Days ending on June 10, 2021	23.86 – 29.99
Last 30 Days ending on July 23, 2021	30.57 – 34.16
Last 90 Days ending on July 23, 2021	23.86 – 34.16
Last 365 Days ending on July 23, 2021	23.86 – 47.50
Equity Research Analysts’ Future Price Targets
Morgan Stanley noted certain future public market trading price targets for our common stock prepared and published by equity research analysts prior to July 23, 2021 (the last full trading day prior to the meeting of the Medallia Board to approve and adopt the merger agreement). These targets reflected each analyst’s estimate of the future public market trading price of our common stock. The 25th to 75th percentile range of undiscounted analyst price targets for our common stock was $40.00 to $44.00 per share as of June 1, 2021 to July 15, 2021, with a median of $42.00 per share. Morgan Stanley discounted the range of analyst price targets per share for our common stock by one year at a rate of 9.1 percent, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect Medallia’s cost of equity. This analysis indicated an implied range of fully diluted equity values for our common stock of $36.67 to $40.34, with a median of $39.00 per share, as discounted by one year based on the 25th to 75th percentile undiscounted analyst price targets, as of July 23, 2021 (the last full trading day prior to the meeting of the Medallia Board to approve and adopt the merger agreement).
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock, and these estimates are subject to uncertainties, including the future financial performance of Medallia and future financial market conditions.
General
In connection with the review of the merger by the Medallia Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Medallia.
In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Medallia’s control. These include, among other things, the impact of competition on Medallia’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Medallia and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share price to be received by our stockholders (other than the holders of the excluded shares) pursuant to the merger agreement and in connection with the delivery of its opinion dated as of July 25, 2021 to the Medallia Board. These analyses do not purport to be appraisals or reflect the prices at which shares of Medallia common stock might actually trade.

The per share price to be received by our stockholders (other than the holders of the excluded shares) in the aggregate pursuant to the merger agreement was determined through arm’s-length negotiations between Medallia and Parent and was approved by the Medallia Board. Morgan Stanley provided advice to the Medallia Board during these negotiations but did not, however, recommend any specific consideration to Medallia or the Medallia Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute an opinion or a recommendation as to how our stockholders should vote at the special meeting.
Morgan Stanley’s opinion and its presentation to the Medallia Board were one of many factors taken into consideration by the Medallia Board to recommend that the Medallia Board approve and adopt the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Medallia Board with respect to the consideration pursuant to the merger agreement or of whether the Medallia Board would have been willing to agree to a different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
The Medallia Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Medallia, Parent, Thoma Bravo and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates directors or officers, including individuals working with Medallia in connection with the merger, may have committed and may commit in the future to invest in private equity funds managed by Thoma Bravo or its affiliates and their affiliated funds’ respective portfolio companies (which we refer to collectively as the “Thoma Bravo Related Entities”).
Under the terms of its engagement letter, Morgan Stanley provided the Medallia Board financial advisory services and an opinion, described in this section and attached to this proxy statement as Annex C, in connection with the merger, and Medallia has agreed to pay Morgan Stanley a fee of approximately $45 million for its services, $5 million of which has been paid following delivery of the opinion described in this section and attached to this proxy statement as Annex C and the remainder of which is contingent upon the consummation of the merger. Medallia has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Medallia has agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement, including certain liabilities under the federal securities laws.
In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not provided financial advisory or financing services to Medallia. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services for the Thoma Bravo Related Entities, and have received aggregate fees of approximately $20 to $35 million in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Medallia, Parent and the Thoma Bravo Related Entities and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Projected Financial Information
Other than in connection with its regular earnings press releases and related investor materials, we do not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Medallia management regularly prepares projections as to our future financial performance for internal use.

In connection with our strategic planning process, Medallia management prepared and provided to the Medallia Board various unaudited forward-looking financial information for fiscal years 2022 through 2025. This forward-looking information is collectively referred to as the “Projected Financial Information.” The Projected Financial Information was used by Morgan Stanley in connection with its opinion to the Medallia Board and related financial analyses (as described in more detail in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC”). A summary of the Projected Financial Information is set forth below.
The Projected Financial Information was used, at the direction of the Medallia Board, to extrapolate cash flows for fiscal years 2022 through 2025 for purposes of Morgan Stanley’s discounted free cash flow analysis (as described in more detail in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC”). Such extrapolations were reviewed by Medallia management and approved for Morgan Stanley’s use by the Medallia Board and Medallia management. At Medallia’s direction, Morgan Stanley relied on the accuracy and completeness of the Projected Financial Information utilized in its financial analyses and advice to the Medallia Board, as well as the assurances of Medallia management that (1) it was not aware of any facts or circumstances that would make such information inaccurate or misleading; and (2) the Projected Financial Information were reasonably prepared based on the best currently available estimates and judgments of Medallia management of the future financial performance of Medallia.
The Projected Financial Information was developed by Medallia management without giving effect to the merger or to any changes to Medallia’s operations or strategy that may be implemented after the consummation of the merger. The Projected Financial Information also does not consider the effect of any failure of the merger to be completed; it should not be viewed as accurate or continuing in that context.
The Projected Financial Information was not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (which we refer to as “GAAP”). In addition, the Projected Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Projected Financial Information; (2) expressed any opinion or any other form of assurance on such information or the achievability of the Projected Financial Information; or (3) assumed any responsibility for the Projected Financial Information. Our independent registered public accounting firm disclaims any association with the Projected Financial Information.
The Projected Financial Information was prepared by, and is the responsibility of, Medallia management. In the opinion of Medallia management, the Projected Financial Information (1) was prepared on a reasonable basis; (2) reflected the best estimates and judgments then available (taking into account the relevant information available to Medallia management at that time); and (3) presented, to Medallia management’s knowledge, our expected future financial performance within the parameters and under the assumptions specified in preparing the Projected Financial Information. Because the Projected Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Projected Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Projected Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Projected Financial Information is not fact and should not be relied upon as being necessarily indicative of Medallia’s future results.
Although the Projected Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events made by Medallia management. The Projected Financial Information will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods. The Projected Financial Information reflects assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projected Financial Information not to be achieved include, among others, (1) general economic conditions (including the impact of COVID-19); (2) the accuracy of certain accounting assumptions; (3) changes in actual or projected cash flows; (4) competitive pressures; and (5) changes in tax laws. Additional factors that may impact us or our business can be found in the various risk factors included in our periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Projected Financial Information will be realized, and actual results may be materially better or worse than those contained in the Projected Financial Information. The Projected Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the merger agreement. You should evaluate the Projected Financial Information, if at all, in conjunction with our historical financial statements and other information regarding Medallia contained in our public filings with the SEC. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Projected Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Projected Financial Information are shown to be in error or no longer appropriate.
Certain of the financial measures included in the Projected Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projected Financial Information, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projected Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Medallia Board or Morgan Stanley. Accordingly, no reconciliation of the financial measures included in the Projected Financial Information is provided in this proxy statement.
The Projected Financial Information constitutes forward-looking statements. By including the Projected Financial Information in this proxy statement, neither we nor any of our representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Projected Financial Information. The inclusion of the Projected Financial Information should not be regarded as an indication that the Medallia Board, Medallia or any other recipient of the Projected Financial Information considered, or now considers, the Projected Financial Information to be predictive of actual future results. Further, the inclusion of the Projected Financial Information in this proxy statement does not constitute an admission or representation by Medallia that the information presented is material. The Projected Financial Information is included in this proxy statement solely to give our stockholders access to the information that was made available to the Medallia Board and Morgan Stanley. The Projected Financial Information is not included in this proxy statement in order to influence any Medallia stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to their shares.
Except as noted below, the Projected Financial Information was provided to Thoma Bravo and its affiliates (including Parent and Merger Sub).
The following table summarizes the Projected Financial Information.
	Fiscal year ended January 31,
(dollars in millions)(1)	2022E	2023E	2024E	2025E
Revenue	$578	$708	$876	$1,074
Cost of Goods Sold	(186)	(214)	(250)	(292)
Gross Profit	392	494	626	782
Non-GAAP Operating Expenses(2)	(412)	(444)	(507)	(560)
Non-GAAP EBIT(3)	(20)	50	119	222
Additional Cash Adjustments(4)(5)	(18)	(7)	(4)	(5)
Depreciation	24	31	34	37
Stock-based Compensation Expense	(125)	(141)	(162)	(187)
EBITDA(5)(6)	(139)	(68)	(14)	66
Taxes(5)	—	—	—	(9)
Change in Net Working Capital	(8)	(19)	(8)	(36)
Capital Expenditures	(34)	(37)	(52)	(54)
Unlevered free cash flow(5)(7)	(180)	(124)	(74)	(32)
(1)	Totals may not foot due to rounding.

(2)	Non-GAAP operating expenses include non-GAAP sales and marketing, research and development, and general and administrative expenses.
(3)
Non-GAAP EBIT is defined as Medallia’s GAAP loss from operations plus stock-based compensation, employer payroll tax expense related to stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, option acceleration payments, and restructuring and other expenses.

(4)	Additional cash adjustments include cash expenses for acquisitions and corporate development, employee RSU taxes and option payment expenses.
(5)	Not provided to Parent.
(6)
EBITDA is defined as Medallia’s non-GAAP EBIT less cash expenses for acquisitions and corporate development, employee RSU taxes and option payment expenses, plus depreciation, and less stock based compensation expenses.

(7)
Unlevered free cash flow is defined as Medallia’s EBITDA less taxes (at estimated marginal tax rate) less capital expenditures including capitalized R&D, plus or minus changes in net working capital and other adjustments.

Interests of Medallia’s Directors and Executive Officers in the Merger
When considering the recommendation of the Medallia Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders. Additionally, concurrently with the execution of the merger agreement, our directors and named executive officers, in each case in their capacities as stockholders of Medallia, entered into the voting agreements with Parent and Medallia. The voting agreements obligate these persons (including, in some instances, affiliated venture funds) to vote their respective shares of our common stock in favor of the adoption of the merger agreement and against any competing transaction. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the Medallia Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the merger agreement, directors and officers of Medallia will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Treatment of Equity-Based Awards
Treatment of Medallia Equity-Based Awards
As of August 20, 2021, there were outstanding awards of restricted stock units (or portions thereof) that are not Medallia PSUs (as defined below) (which we refer to as “Medallia RSUs”) that cover an aggregate of 7,917,894 shares of our common stock, of which Medallia RSUs covering an aggregate of 213,670 shares of our common stock were held by our current non-employee directors and of which Medallia RSUs covering an aggregate of 1,527,704 shares of our common stock were held by our current executive officers. As of the same date, there were outstanding awards of restricted stock units (or portions thereof) for which vesting is subject to the achievement of performance-based criteria (which we refer to as “Medallia PSUs”) that cover an aggregate of 986,618 shares of our common stock (at target level of performance) and 1,580,213 shares of our common stock (at maximum level of performance), of which Medallia PSUs covering an aggregate of 632,758 shares of our common stock (at target level of performance) and 1,042,880 shares of our common stock (at maximum level of performance) were held by our current executive officers and of which none were held by our current non-employee directors.
At the effective time of the merger, each vested Medallia equity-based award, will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then subject to the vested Medallia equity-based award.
At the effective time of the merger, each unvested Medallia equity-based award will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then subject to the unvested Medallia equity-based award, which amount will, subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, vest and be payable at the same time as the unvested Medallia equity-based award for which such cash amount was exchanged would have vested pursuant to its terms. However, with respect to any Medallia PSUs that remain outstanding and subject to performance vesting conditions as of immediately prior to the effective time, the performance metrics of such Medallia PSUs will be deemed achieved at a specified level of achievement that reflects the actual level of achievement as of the effective time, and the corresponding cash amount shall be paid out in lump sum at the end of a period that corresponds to the applicable award’s performance period, subject to the holder’s continued service through such date.
Pursuant to the terms of the merger agreement, performance metrics with respect to Medallia PSUs will be deemed achieved at the following levels:
•	Medallia PSUs granted on April 15, 2019, will be deemed achieved at 50 percent of target levels;
•	Medallia PSUs granted on June 19, 2019, will be deemed achieved at 100 percent of target levels;
•	Medallia PSUs granted on March 15, 2020, will be deemed achieved at 100 percent of target levels;
•	Medallia PSUs granted on April 15, 2021, will be deemed achieved at 117 percent of target levels;
•	Medallia PSUs granted on May 15, 2021, will be deemed achieved at 107 percent of target levels; and
•	Medallia PSUs granted on June 15, 2021, will be deemed achieved at 107 percent of target levels.
Treatment of Medallia Options
As of August 20, 2021, there were outstanding Medallia options to purchase an aggregate of 20,949,726 shares of our common stock with an exercise price below the per share price, of which Medallia options to purchase an aggregate of 3,150,000 shares of our common stock were held by our current non-employee directors and of which Medallia options to purchase an aggregate of 11,547,692 shares of our common stock were held by our current executive officers.
At the effective time of the merger, each vested Medallia option outstanding and unexercised as of immediately prior to the effective time of the merger will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such Medallia option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Medallia option.
At the effective time of the merger, each unvested Medallia option outstanding and unexercised as of immediately prior to the effective time of the merger will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such Medallia option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Medallia option, which cash amount will, subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, vest and be payable at the same time as the unvested Medallia option for which such cash amount was exchanged would have vested pursuant to its terms.
Any Medallia options for which the exercise price per share of such Medallia options is equal to or greater than the per share price will be cancelled without any cash payment being made in respect of such Medallia option. As of August 20, 2021, there were no outstanding Medallia options with an exercise price that is equal to or greater than the per share price.
Treatment of the ESPP
From and after the date of the merger agreement, no further offering period or purchase period will commence pursuant to the ESPP and no participant may increase his or her rate of payroll deductions under the ESPP. Any offering period or purchase period under the ESPP that otherwise would be in progress as of the effective time of the merger will be terminated no later than one business day prior to the date on which the effective time of the merger occurs. We will make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise will treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP. Each outstanding purchase right under the ESPP will be exercised as of no later than one business day prior to the date on which the effective time of the merger occurs. On such exercise date, we will apply the funds credited as of such date under the ESPP within each participant’s account to the purchase of whole shares of our common stock in accordance with the terms of the ESPP and, promptly thereafter, will refund any remaining amounts credited to each such account to the applicable participant. Immediately prior to and effective as of the effective time of the merger (but subject to the consummation of the merger), we will terminate the ESPP. Of our executive officers, none currently participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.
Equity Interests of Medallia’s Directors and Executive Officers
The following table sets forth for each person who has been a Medallia executive officer or member of the Medallia Board at any time since the beginning of Medallia’s 2021 fiscal year, (1) the number of shares of our common stock directly held; (2) the number of shares of our common stock subject to his or her in-the-money Medallia options; and (3) the number of shares of our common stock subject to his or her Medallia RSUs and Medallia PSUs (at levels of achievement assumed in the merger agreement), assuming the following and such additional assumptions set forth in the footnotes to the table:
•
the Medallia options, Medallia RSUs and Medallia PSUs include those that would be outstanding as of October 25, 2021 (which, solely for purposes of this proxy statement, is the assumed closing date of the merger), in accordance with their regular vesting schedules and assuming continued service by the individual through such date;

•
that the values of these shares of our common stock and equity awards are equal to the per share price of $34.00 (minus any applicable exercise price in the case of the in-the-money Medallia options); and

•
that none of the individuals exercises any of his or her Medallia options on or before October 25, 2021, and that no additional Medallia options, Medallia RSUs or Medallia PSUs are granted to any such individual on or before such date.

	Shares Held Directly(1)		In-the-Money Medallia Options(2)		Medallia RSUs and Medallia PSUs(3)
Name	Number of Shares (#)	Value of Shares ($)	Number of Shares Subject to Vested Portion (#)	Value of Shares Subject to Vested Portion ($)	Number of Shares (#)	Value ($)	Total ($)
Leslie Stretch(4)	194,824	6,624,016	7,192,444	197,736,870	605,275	20,579,350	224,940,236
Roxanne Oulman(5)	201,086	6,836,924	564,585	15,396,233	495,699	16,853,766	39,086,923
Elizabeth Carducci(6)	1,296,451	44,079,334	155,623	4,367,657	248,974	8,465,116	59,912,107
Mikael Ottosson(7)	38,923	1,323,382	497,079	13,984,277	177,231	6,025,854	21,333,513
Jimmy Duan(8)	110,614	3,760,876	—	—	292,886	9,958,124	13,719,000
Robert Bernshteyn(9)	19,672	668,848	—	—	13,591	462,094	1,130,942
Mitchell Dauerman(10)	19,976	679,184	—	—	14,006	476,204	1,155,388
Borge Hald(11)	3,213,614	109,262,876	1,900,000	55,787,000	50,001	1,700,034	166,749,910
Leslie Kilgore(12)	277,036	9,419,224	—	—	7,791	264,894	9,684,118
Douglas Leone(13)	1,477,421	50,232,314	—	—	7,791	264,894	50,497,208
Stanley Meresman(14)	22,312	758,608	—	—	7,791	264,894	1,023,502
Amy Pressman(11)	3,586,697	121,947,698	1,250,000	37,385,500	57,792	1,964,928	161,298,126
Steven Walske(15)	507,575	17,257,550	—	—	7,791	264,894	17,522,444
James White(16)	3,898	132,532	—	—	13,784	468,656	601,188
(1)
Represents shares of our common stock directly held by the individual as of August 20, 2021, plus any shares of our common stock subject to Medallia RSUs and Medallia PSUs that are scheduled to vest and be settled before October 25, 2021 (without regard to any change in control-related accelerated vesting). The amounts shown are determined assuming that no individual will dispose of shares of our common stock from August 20, 2021, through October 25, 2021, and that the Medallia RSUs and Medallia PSUs scheduled to vest and be settled prior to October 25, 2021, are so settled. The number of shares shown does not include shares of our common stock that the executive officer may purchase after the date of the merger agreement under the ESPP. For additional information regarding the treatment of our ESPP in the merger, see the section of this proxy statement captioned “—Interests of Medallia's Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.” For additional information regarding beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)
Represents outstanding in-the-money Medallia options held by the individual. All options held by the individuals named in the table above are in-the-money, and all such options are vested as of October 25, 2021. The values shown are determined as the excess of (i) the total number of vested shares of our common stock subject to such Medallia options multiplied by the per share price, over (ii) the aggregate exercise price for such Medallia options.

(3)
Represents outstanding Medallia RSUs and Medallia PSUs (at levels of achievement assumed in the merger agreement) that are not scheduled to vest on or before October 25, 2021. The values shown with respect to Medallia RSUs and Medallia PSUs are determined as the product of the per share merger consideration, multiplied by the total number of shares of our common stock subject to Medallia RSUs or Medallia PSUs, as applicable. The number of shares of our common stock subject to Medallia PSUs is based on the levels of achievement assumed in the merger agreement. Accordingly, the number of shares represents unvested Medallia PSUs covering a total of 0 shares of our common stock for Mr. Stretch; 244,588 shares of our common stock for Ms. Oulman; 52,223 shares of our common stock for Ms. Carducci; 60,298 shares of our common stock for Mr. Ottosson; and 131,906 shares of our common stock for Mr. Duan. As described further in the section of this proxy statement captioned “—Interests of Medallia's Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards—2019 Equity Incentive Plan” Medallia RSUs and Medallia PSUs outstanding as of the date of the closing of the merger (which date, solely for purposes of this proxy statement, is assumed to be October 25, 2021) that are held by Medallia's non-employee directors will accelerate vesting in full (at the levels of achievement assumed in the merger agreement, for Medallia PSUs). In addition, each of the Medallia executive officers is eligible for vesting acceleration of his or her Medallia RSUs and Medallia PSUs in connection with certain qualifying terminations of employment under the Severance Policy. For additional information regarding the Medallia RSUs and Medallia PSUs for our named executive officers, see the section of this proxy statement captioned “—Interests of Medallia's Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

(4)
Consists of (i) 73,776 shares of our common stock held of record by Mr. Stretch; (ii) 121,048 shares of our common stock issuable upon vesting of RSUs and PSUs that are scheduled to vest and be settled before October 25, 2021; (iii) 7,192,444 shares of our common stock subject to vested and outstanding in-the-money options as of October 25, 2021; and (iv) 605,275 shares of our common stock subject to unvested RSUs and PSUs (at levels of achievement assumed in the merger agreement) as of October 25, 2021.

(5)
Consists of (i) 172,217 shares of our common stock held of record by Ms. Oulman; (ii) 28,869 shares of our common stock issuable upon vesting of RSUs and PSUs that are scheduled to vest and be settled before October 25, 2021; (iii) 564,585 shares of our common stock subject to vested and outstanding in-the-money options as of October 25, 2021; and (iv) 495,699 shares of our common stock subject to unvested RSUs and PSUs (at levels of achievement assumed in the merger agreement) as of October 25, 2021.

(6)
Consists of (i) 785,429 shares of our common stock held of record by Ms. Carducci; (ii) 500,000 shares of our common stock held of record by The Elizabeth Carducci 2020 Irrevocable Trust dtd 12/11/2020 for which Ms. Carducci serves as an investment advisor; (iii) 11,022 shares of our common stock issuable upon vesting of RSUs and PSUs that are scheduled to vest and be settled before October 25, 2021; (iv) 155,623 shares of our common stock subject to vested and outstanding in-the-money options as of October 25, 2021; and (v) 248,974 shares of our common stock subject to unvested RSUs and PSUs (at levels of achievement assumed in the merger agreement) as of October 25, 2021.

(7)
Consists of (i) 30,292 shares of our common stock held of record by Mr. Ottosson; (ii) 8,631 shares of our common stock issuable upon vesting of RSUs and PSUs that are scheduled to vest and be settled before October 25, 2021; (iii) 497,079 shares of our common stock subject to vested and outstanding in-the-money options as of October 25, 2021; and (iv) 177,231 shares of our common stock subject to unvested RSUs and PSUs (at levels of achievement assumed in the merger agreement) as of October 25, 2021.

(8)
Consists of (i) 83,530 shares of our common stock held of record by Mr. Duan; (ii) 27,084 shares of our common stock issuable upon vesting of RSUs and PSUs that are scheduled to vest and be settled before October 25, 2021; and (iii) 292,886 shares of our common stock subject to unvested RSUs and PSUs (at levels of achievement assumed in the merger agreement) as of October 25, 2021.

(9)	Consists of (i) 19,672 shares of our common stock held of record by Mr. Bernshteyn and (ii) 13,591 shares of our common stock subject to unvested RSUs as of October 25, 2021.
(10)	Consists of (i) 19,976 shares of our common stock held of record by Mr. Dauerman and (ii) 14,006 shares of our common stock subject to unvested RSUs as of October 25, 2021.
(11)
Consists of (i) 1,465,925 shares of our common stock held of record by Mr. Hald; (ii) 16,666 shares of our common stock issuable upon vesting of RSUs that are scheduled to vest and be settled before October 25, 2021; (iii) 1,900,000 shares of our common stock subject to vested and outstanding in-the-money options as of October 25, 2021; (iv) 50,001 shares of our common stock subject to unvested RSUs as of October 25, 2021; (v) 1,979,742 shares of our common stock held of record by Amy Pressman, Mr. Hald’s spouse; (vi) 16,666 shares of our common stock issuable upon vesting of RSUs that are scheduled to vest and be settled before October 25, 2021 to Ms. Pressman; (vii) 1,250,000 shares of our common stock subject to vested and outstanding in-the-money options as of October 25, 2021 to Ms. Pressman; (viii) 57,792 shares of our common stock subject to unvested RSUs as of October 25, 2021 to Ms. Pressman; (ix) 1,731,023 shares of our common stock held of record by the Borge Hald Irrevocable Trust U/A/D 11/4/2019 First Republic Trust Company of Delaware LLC, Trustee for which Mr. Hald serves as investment advisor; and (x) 1,590,289 shares of our common stock held of record by the Amy Hald Irrevocable Trust U/A/D 11/4/2019 First Republic Trust Company of Delaware LLC, Trustee for which Ms. Pressman serves as investment advisor.

(12)
Consists of (i) 247,208 shares of our common stock held of record by Ms. Kilgore; (ii) 29,828 shares of our common stock held of record by the JLK Revocable Trust dated October 13, 2003 for which Ms. Kilgore serves as trustee; and (iii) 7,791 shares of our common stock subject to unvested RSUs as of October 25, 2021.

(13)
Consists of (i) 406,638 shares of our common stock held of record by Mr. Leone; (ii) 1,069,358 shares of our common stock held of record by estate planning vehicle; (iii) shares of our common stock held by certain entities affiliated with Sequoia Capital; and (iv) 7,791 shares of our common stock subject to unvested RSUs as of October 25, 2021.

(14)	Consists of (i) 22,312 shares of our common stock held of record by Mr. Meresman and (ii) 7,791 shares of our common stock subject to unvested RSUs as of October 25, 2021.
(15)	Consists of (i) 507,575 shares of our common stock held of record by Mr. Walske and (ii) 7,791 shares of our common stock subject to unvested RSUs as of October 25, 2021.
(16)	Consists of (i) 3,898 shares of our common stock held of record by Mr. White and (ii) 13,784 shares of our common stock subject to unvested RSUs as of October 25, 2021.

2019 Equity Incentive Plan
We have granted certain Medallia RSUs and Medallia PSUs under our 2019 Equity Incentive Plan (which we refer to as the “2019 Plan”) that are outstanding and held by our non-employee directors and executive officers, including pursuant to our Outside Director Compensation Policy that are held by our non-employee directors. The 2019 Plan and Outside Director Company Policy provide that in the event of a merger or change in control, with respect to awards granted to a non-employee director, the participant will fully vest in and have the right to exercise any outstanding options and stock appreciation rights and all restrictions on other outstanding awards will lapse. The 2019 Plan further provides that in connection with such vesting acceleration, with respect to any awards with performance-based vesting, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100 percent of target levels. The closing of the merger will constitute a “change in control” under the 2019 Plan.
2017 Equity Incentive Plan
We have granted Medallia RSUs and Medallia options under our 2017 Equity Incentive Plan, as amended, that are outstanding and held by our non-employee directors and executive officers.
2008 Equity Incentive Plan
We have granted Medallia options under our 2008 Equity Incentive Plan, as amended, that are outstanding and held by our non-employee directors and executive officers.
Severance Policy
In June 2019, our board of directors approved the following change of control and severance benefits for our current executive officers and other key employees, pursuant to the Severance Policy.
The Severance Policy provides that if we terminate an executive officer’s employment outside of the period beginning three months prior to and ending 12 months after a “change in control” (as defined in the Severance Policy) (we refer to such period as the “change in control period”) other than for “cause” (as generally defined in the Severance Policy), death or disability, the executive officer will receive the following:
•	a lump sum payment equal to six months’ base salary (12 months for Mr. Stretch);
•	a lump sum pro rata payment of the executive’s target annual bonus; and
•	payment of COBRA continuation coverage premiums for up to six months (12 months for Mr. Stretch), or taxable payments in lieu of such payment.
The Severance Policy provides that if an executive officer’s employment is terminated during the change in control period either by us other than for cause, death or disability or by the executive officer due to a “constructive termination” (as defined within the officer’s participation agreement), the executive officer will receive the following:
•	a lump sum payment equal to 12 months’ base salary (18 months for Mr. Stretch);
•	a lump sum equal to a pro-rata target annual bonus for the year of termination plus 100 percent of the executive’s target annual bonus for the year of termination (150 percent for Mr. Stretch);
•	payment of COBRA continuation coverage premiums for up to 12 months (18 months for Mr. Stretch), or taxable payments in lieu of such payment; and
•
100 percent acceleration of unvested time-based equity awards; and payment of COBRA continuation coverage premiums for up to 12 months (18 months for Mr. Stretch) or taxable payments in lieu of such payments.

Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Medallia’s named executive officers that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Medallia’s named executive officers. Medallia’s “named executive officers” for purposes of the disclosure in this proxy statement are Messrs. Stretch, Ottosson and Duan and Mses. Oulman and Carducci. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “—Interests of Medallia’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards” and “—Interests of Medallia’s Directors and Executive Officers in the Merger—Severance Policy.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•
that the effective time of the merger will occur on October 25, 2021 (which is the assumed closing date of the merger solely for purposes of this proxy statement, including this golden parachute compensation disclosure);

•
that the named executive officer will have a qualifying termination of his or her employment at the effective time of the merger that results in severance benefits becoming payable to him under the Severance Policy;

•	that the equity awards that are outstanding as of October 25, 2021, are the equity awards that Medallia has granted to the named executive officer through August 20, 2021; and
•	that the number of shares of our common stock subject to Medallia PSUs will be determined at the levels of achievement provided for in the merger agreement.
The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the relevant date. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. Medallia’s named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of our common stock have been calculated based on the per share price.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Leslie J. Stretch	1,833,333	98,038,965	50,781	99,923,079
Roxanne M. Oulman	933,333	24,239,600	33,854	25,206,787
Elizabeth M. Carducci	933,333	8,996,759	27,287	9,957,379
Mikael J. Ottosson	800,000	6,661,683	33,854	7,495,537
Jimmy C. Duan	800,000	9,958,124	33,854	10,791,978
Name	Base Salary Severance ($)	Target Incentive Opportunity Severance ($)	Total ($)
Leslie J. Stretch	750,000	1,083,333	1,833,333
Roxanne M. Oulman	400,000	533,333	933,333
Elizabeth M. Carducci	350,000	583,333	933,333
Mikael J. Ottosson	400,000	400,000	800,000
Jimmy C. Duan	300,000	500,000	800,000
(1)
The amount for each named executive officer represents the “double-trigger” cash severance payments to which the named executive officer may become entitled under the Severance Policy in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “—Interests of Medallia’s Directors and Executive Officers in the Merger—Severance Policy.” The amounts represent a lump sum cash payment equal to the sum of (i) 12 months’ of each named executive officer’s base salary (or 18 months with respect to Mr. Stretch); and (ii) each named executive officer’s pro-rata target annual bonus for the year of termination plus 100 percent of the executive’s target annual bonus for the year of termination (or 150 percent with respect to Mr. Stretch). The following table sets forth the value of each of the base salary and target incentive opportunity severance benefits payable to a named executive officer under the terms of the Severance Policy.

(2)
This amount includes the “double-trigger” vesting acceleration of 100 percent of the unvested portion of the named executive officer’s outstanding Medallia RSUs, Medallia PSUs (to the extent that the applicable performance metrics are deemed achieved pursuant to the merger agreement), and Medallia options to which the named executive officer may become entitled pursuant to the treatment of such awards under the Severance Policy in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “—Interests of Medallia’s Directors and Executive Officers in the Merger—Severance Policy.”
With respect to Medallia RSUs, the amount is determined as the product of (i) the per share price, multiplied by (ii) the total number of shares of our common stock subject to the Medallia RSUs held by the named executive officer. Accordingly, the amount represents unvested Medallia RSUs covering a total of 605,275 shares of our common stock for Mr. Stretch; 251,111 shares of our common stock for Ms. Oulman; 196,751 shares of our common stock for Ms. Carducci; 116,933 shares of our common stock for Mr. Ottosson, and 160,980 shares of our common stock for Mr. Duan.
With respect to Medallia PSUs, the amount is determined as the product of (i) the per share price, multiplied by (ii) the total number of shares of our common stock subject to the Medallia PSUs held by the named executive officer that are deemed to have satisfied the applicable performance condition pursuant to the merger agreement. Accordingly, the amount represents unvested Medallia PSUs covering a total of 0 shares of our common stock for Mr. Stretch; 244,588 shares of our common stock for Ms. Oulman; 52,223 shares of our common stock for Ms. Carducci; 60,298 shares of our common stock for Mr. Ottosson, and 131,906 shares of our common stock for Mr. Duan.
With respect to each Medallia option, the amount is determined as the product of (i) the sum of the per share price less the applicable option’s per share exercise price, multiplied by (ii) the total number of shares of our common stock subject to the Medallia option held by the named executive officer. Accordingly, the amount represents unvested Medallia options covering a total of 2,824,822 shares of our common stock for Mr. Stretch; 270,841 shares of our common stock for Ms. Oulman; 19,377 shares of our common stock for Ms. Carducci; 22,921 shares of our common stock for Mr. Ottosson, and 0 shares of our common stock for Mr. Duan.
(3)
This amount represents a lump sum cash payment equal to 12 months of premiums (18 months with respect to Mr. Stretch) that the named executive officer otherwise would be required to pay for continued post-employment, group health coverage. These amounts are a “double-trigger” severance benefit that each of Messrs. Stretch, Ottosson and Duan and Ms. Oulman and Ms. Carducci may become entitled to receive under the Severance Policy in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “—Interests of Medallia’s Directors and Executive Officers in the Merger—Severance Policy.”

(4)
Under the Severance Policy, amounts are subject to reduction in the event the named executive officer would receive a greater benefit on an after-tax basis by having some of his or her change in control-related payments and benefits being cut back rather than paying the excise tax under Section 4999 of the Internal Revenue Code on such amounts. This amount assumes no such reduction is applied.

Employment Arrangements Following the Merger
As of the date of this proxy statement, none of Medallia’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Parent or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Parent or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Parent or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Medallia’s employees to be effective as of the effective time of the merger.
Closing and Effective Time of the Merger
The closing of the merger will take place (1) on a date that is as soon as possible, but no later than the second business day after the satisfaction or waiver (to the extent permitted under the merger agreement) of the last to be satisfied or waived of the closing conditions of the merger (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time agreed to by Medallia, Parent and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger.
Appraisal Rights
If the merger is consummated, our stockholders who do not vote in favor of the adoption of the merger agreement, who properly demand an appraisal of their shares, who continuously hold their shares through the effective time of the merger, who otherwise comply with the procedures of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.” Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of our common stock.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of our common stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to demand an appraisal of such holder’s shares. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to ensure that appraisal rights are exercised. Stockholders should carefully review the full text of Section 262 as well as the information discussed below.
Under Section 262, if the merger is completed, holders of record of shares of our common stock who (1) submit a written demand for appraisal of such stockholder’s shares to Medallia prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement; (3) continuously are the record holders of such shares through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the merger through the date of payment of the judgment. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all of our stockholders who asserted appraisal rights unless (1) the total number of shares of our common stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of our common stock as measured in accordance with subsection (g) of Section 262; or (2) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each stockholder seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Medallia’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex B. In connection with the merger, any holder of shares of our common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex B carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share price described in the merger agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, Medallia believes that if a stockholder is considering exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;
•	the stockholder must deliver to Medallia a written demand for appraisal before the vote on the merger agreement at the special meeting;
•
the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•
a stockholder (or any person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine stockholders entitled to appraisal rights, will dismiss appraisal proceedings as to all of our stockholders who asserted appraisal rights unless one of the ownership thresholds is met.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each of our stockholders who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote his, her or its shares.
Filing Written Demand
A stockholder wishing to exercise appraisal rights must deliver to Medallia, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such stockholder’s shares. In addition, that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.
Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record and must reasonably inform Medallia of the identity of the holder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if such shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN “STREET NAME” BY A BANK, BROKER, TRUST OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER, TRUST OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER, TRUST OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER, TRUST OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Medallia, Inc.
575 Market Street, Suite 1850
San Francisco, California 94105
Attention: Corporate Secretary
At any time within 60 days after the effective date of the merger, any holder of shares of our common stock may withdraw his, her or its demand for appraisal and accept the per share price offered pursuant to the merger agreement, without interest and less any applicable withholding taxes, by delivering to Medallia, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If Medallia, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each record holder of shares of our common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of our common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 (or the beneficial owner of such shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any holders of shares of our common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective time of the merger, any holder of shares of our common stock who has complied with the requirements for an appraisal of such holder’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Medallia has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must send this statement to the requesting stockholder within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of our common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the stockholders shown on the verified list at the addresses stated therein. Any such notice shall also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or any other publication which the Delaware Court of Chancery deems advisable. The costs of any such notice are borne by the surviving corporation.
After notice to dissenting stockholders as required by the court, at the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
The Delaware Court of Chancery will dismiss appraisal proceedings as to all of our stockholders who assert appraisal rights unless (1) the total number of shares for which appraisal rights have been pursued and perfected exceeds one percent of the outstanding shares of our common stock as measured in accordance with subsection (g) of Section 262 or (2) the value of the merger consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million.
Determination of Fair Value
After the Delaware Court of Chancery determines the holders of our common stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of our stockholders seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Medallia believes that the per share price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share price. Neither Medallia nor Parent anticipates offering more than the per share price to any stockholder exercising appraisal rights, and each of Medallia and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the per share price. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of our stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal. In the absence of such determination or assessment, each party bears its own expenses.
If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or validly withdraws, such holder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share price as provided in the merger agreement. A stockholder will fail to perfect, or effectively lose, such holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of our stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of such holder’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.
From and after the effective time of the merger, no stockholder who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the stockholders seeking appraisal rights or if such stockholder delivers to the surviving corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986 (which we refer to as the “Code”) Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code; Non-U.S. Holders that own (directly or by attribution) more than five percent of our common stock; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	tax consequences to holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of options or warrants;
•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;
•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;
•	tax consequences arising from the Medicare tax on net investment income;
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tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;
•	any state, local or non-U.S. tax consequences; or
•	tax consequences to holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

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Medallia is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (which we refer to as the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
A U.S. holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the Merger, a statement setting forth certain facts relating to the merger.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (which we refer to as “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The Treasury Department recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders of our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.

Regulatory Approvals Required for the Merger
General Efforts
Under the merger agreement, Parent, Merger Sub and Medallia agreed to use reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things necessary, proper or advisable under applicable law to consummate the merger, including: (1) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (2) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the merger.
HSR Act; Competition Laws
Under the HSR Act, the merger cannot be completed until Parent and Medallia file a Notification and Report Form with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”), and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on August 6, 2021. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on September 7, 2021.
Under the Austrian Cartel Act, the merger cannot be completed until the merger is notified to the Federal Competition Authority (Bundeswettbewerbsbehörde, which we refer to as the “FCA”) and the Federal Cartel Prosecutor (Bundeskartellanwalt, which we refer to as the “FCP”) and the applicable waiting period has expired or been terminated. The parties made the necessary notification on August 9, 2021. If neither the FCA nor the FCP apply to the Cartel Court (Kartellgericht) for an in-depth investigation within the waiting period, the merger is deemed legally cleared. The parties will receive a declaration confirming whether or not an in-depth investigation has been opened one or two business days after expiration of the waiting period. The waiting period under the Austrian Cartel Act expired at 11:59 p.m., Central European time, on September 6, 2021.
Medallia and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the merger and (b) obtain any required consents pursuant to any antitrust laws applicable to the merger.
At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Medallia or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Subject to the terms of the merger agreement, each of Parent and Merger Sub agreed to, if and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust laws applicable to the merger, (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and Medallia and its subsidiaries, on the other hand; and (b) any other restrictions on the activities of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and Medallia and its subsidiaries, on the other hand; and (2) contest, defend and appeal any legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger.

Other Regulatory Approvals
One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by our stockholders and the completion of the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.
Limited Guaranty
Pursuant to the limited guaranty, the Thoma Bravo Fund has agreed to guaranty the due, punctual and complete payment of certain of the liabilities and obligations of Parent or Merger Sub under the merger agreement plus amounts in respect of certain reimbursement obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by Medallia, as specified in the merger agreement.
Subject to specified exceptions, the limited guaranty will terminate upon the earliest of:
•	the closing of the merger in accordance with the terms of the merger agreement;
•	the payment and discharge of any reimbursement obligations for which Medallia has requested reimbursement within 90 days following the valid termination of the merger agreement;
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the valid termination of the merger agreement other than a termination pursuant to which Medallia would be entitled to a termination fee, in which case the limited guaranty will terminate 90 days after such termination unless Medallia has delivered a written notice with respect to the guaranteed obligations; and

•	performance of the payment obligations under the limited guaranty.
Financing of the Merger
The transactions contemplated by the merger agreement, including the payment of consideration due to our stockholders and the holders of other equity-based interests under the merger agreement, the repayment of all obligations under Medallia’s existing credit agreement and the payment of all related fees and expenses, will be funded with the proceeds of committed equity and debt financing, as further described below.
Pursuant to the equity commitment letter, the Thoma Bravo Fund has committed to capitalize Parent on the closing date of the merger with an equity contribution in an aggregate amount of up to $5,028,000,000, on the terms and subject to the conditions set forth in the equity commitment letter.
Pursuant to the debt commitment letter, the financial institutions party thereto (which we refer to as the “debt financing sources”) have severally and not jointly committed (1) to provide to Merger Sub on the closing date of the merger senior secured term loans; and (2) to make available to Merger Sub (a portion of which may be made available to Merger Sub on the closing date of the merger) (or, after the closing date of the merger, to the surviving company, as successor by merger to Merger Sub) a senior secured revolving credit facility, in each case, on the terms and subject to the conditions set forth in the debt commitment letter.
The obligation of the debt financing sources to provide the credit facilities described above is subject to customary conditions, including the following:
•	the execution and delivery of definitive loan, guaranty and security documentation for the credit facilities and the delivery of customary closing documents;
•	subject to customary limitations, the accuracy of certain representations and warranties made by Medallia or with respect to the business of Medallia in the merger agreement (giving effect to the materiality qualifiers contained in the merger agreement) that are material to the interests of the debt financing sources but only to the extent they or their affiliates have the right (taking into account any applicable cure provisions) to terminate their obligations under the merger agreement or not to consummate the transactions contemplated by the merger agreement as a result of a breach of such representations;
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the substantially concurrent closing of the merger in accordance with the merger agreement (without any amendment, modification or waiver of any of the provisions thereof that would be materially adverse to the interests of the debt financing sources in their capacity as such without the approval of the lead arranger (such approval not be unreasonably withheld, conditioned or delayed));

•	the occurrence or substantially concurrent funding of the equity contribution; and
•	that no Company Material Adverse Effect has occurred since the date of the merger agreement and be continuing.
The Voting Agreements
In connection with entering into the merger agreement, on July 25, 2021, certain funds affiliated with Sequoia Capital, as well as our directors and named executive officers, in each case in their capacities as stockholders of Medallia (which we refer to as the “voting agreement stockholders”), entered into the voting agreements with Parent and Medallia. As of the record date, the voting agreements cover approximately 34 percent of our common stock.
Under the voting agreements, the voting agreement stockholders have agreed to vote all of their shares of our common stock (1) in favor of the adoption of the merger agreement and the approval of the merger and other transactions contemplated by the merger agreement; and (2) against (a) any action or agreement that would reasonably be expected to result in any of the conditions to Medallia’s obligations set forth in the merger agreement not being satisfied; and (b) any alternative acquisition proposal, or agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the merger and the other transactions contemplated by the merger agreement. The voting agreement stockholders have also waived appraisal rights in connection with the merger, and have agreed not to raise certain legal challenges to the merger.
Pursuant to the voting agreements, the voting agreement stockholders have agreed not to, until the termination of the voting agreements and subject to certain exceptions in the voting agreements, (1) directly or indirectly transfer, either voluntarily or involuntarily, or enter into any option or other contract, arrangement or understanding with respect to any transfer, of any of our common stock; (2) deposit any of our common stock into a voting trust, enter into a voting agreements or arrangement (other than the voting agreements) with respect to our common stock or grant any proxy or power of attorney (other than the voting agreements) with respect to our common stock; or (3) enter into any contract or commitment to take any of the actions referred to in clauses (1) or (2).
The voting agreement stockholders’ obligations to vote in favor of the adoption of the merger agreement terminate automatically upon the earliest to occur of: (1) the time that our stockholders adopt the merger agreement; (2) the effective time of the merger; (3) the valid termination of the merger agreement in accordance with its terms; (4) the amendment of any term or provision of the merger agreement that reduces the per share price or changes the form of consideration payable to the voting agreement stockholders under the merger agreement, without the voting agreement stockholders’ prior consent; and (5) the occurrence of a change in the Medallia Board’s recommendation in favor of the merger.
Delisting and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our common stock.

Litigation Relating to the Merger
On September 7, 2021, an individual action was filed against Medallia and the Medallia Board by a purported Medallia stockholder in the U.S. District Court for the Southern District of New York. That action is captioned O’Dell v. Medallia, Inc., et al., No. 1:21-cv-07475. The complaint generally alleges that Medallia’s preliminary proxy statement contained false or misleading statements regarding the merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The allegations include that the preliminary proxy statement omitted material information regarding Medallia’s financial projections and the analyses performed by Morgan Stanley. The action seeks, among other things, to (1) enjoin defendants from consummating the merger unless and until defendants disseminate revised disclosures; (2) rescind the merger or recover damages in the event that the merger is completed; and (3) attorneys’ fees and costs.
The defendants believe that the claims are without merit and intend to defend against them. Additional lawsuits arising out of the merger may be filed in the future.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.
The Medallia Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN MERGER- RELATED EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger.”
We are asking our stockholders to approve the compensation that will or may become payable by Medallia to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Medallia’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Medallia Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, we are seeking approval of the following resolution at the special meeting:
“RESOLVED, that the stockholders of Medallia, Inc. approve the compensation that will or may become payable to Medallia’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Medallia’s proxy statement for the special meeting.”
Our stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Medallia, the Medallia Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The Medallia Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by our bylaws to adjourn the special meeting even if our stockholders have not approved the proposal to adjourn the special meeting.
The Medallia Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Medallia, Parent and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by Medallia in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Medallia and Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Our stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Medallia, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Medallia, Parent and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Medallia, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Medallia and our business.
Closing and Effective Time of the Merger
The closing of the merger will take place (1) on a date that is as soon as possible, but no later than the second business day after the satisfaction or waiver of all of the conditions to closing of the merger, other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time agreed to by Medallia, Parent and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. If, on or prior to October 27, 2021, all of the conditions set forth in the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived, then Parent may delay the closing until November 1, 2021. The merger will become effective upon the filing and acceptance of that certificate of merger, or at a later time as may be agreed to in writing by the parties and specified in such certificate of merger.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will be merged with and into

Medallia; (2) the separate existence of Merger Sub will cease; and (3) Medallia will continue as the surviving corporation in the merger and a wholly owned subsidiary of Parent. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of Medallia and Merger Sub will vest in the surviving corporation and all of the debts, liabilities and duties of Medallia and Merger Sub will become the debts, liabilities and duties of the surviving corporation.
At the effective time of the merger, the certificate of incorporation of Medallia as the surviving corporation will be amended and restated in its entirety to conform to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, and the bylaws of Medallia as the surviving corporation will be amended and restated in its entirety to conform to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, in each case, until thereafter amended.
From and after the effective time of the merger, the parties will take all necessary actions so that the board of directors of the surviving corporation will consist of the directors of Merger Sub as of immediately prior to the effective time of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified, or until their resignation or removal. From and after the effective time of the merger, the parties will take all necessary actions so that the officers of Medallia as of immediately prior to the effective time of the merger will be the officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly appointed, or until their resignation or removal.
Conversion of Shares
Common Stock
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each outstanding share of our common stock (other than shares: (1) held by Medallia as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; or (4) held by stockholders who have properly and validly exercised, and not withdrawn or otherwise lost, their appraisal rights under the DGCL) will be cancelled and automatically converted into the right to receive the per share price in cash, without interest and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the terms of the merger agreement).
At the effective time of the merger, each outstanding share of our common stock that is (1) held by Medallia as treasury stock, (2) owned by Parent or Merger Sub, or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub will be cancelled and extinguished without any payment therefor.
At the effective time of the merger, each share of our common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of our common stock of the surviving corporation and each certificate representing ownership of such shares of our common stock of Merger Sub will thereafter represent ownership of shares of our common stock of the surviving corporation.
Equity Awards; ESPP
The merger agreement provides that Medallia’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:
Treatment of Medallia Equity-Based Awards
At the effective time of the merger, each vested Medallia equity-based award will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such vested Medallia equity-based award.
At the effective time of the merger, each unvested Medallia equity-based award will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the per share price and (2) the total number of shares of our common stock then-subject to such unvested Medallia equity-based award, which amount will, subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, vest and be payable at the same time as the unvested Medallia equity-based award for which such cash amount was exchanged would have vested pursuant to its terms. However, with respect to any awards subject to performance-based vesting conditions that remain outstanding and subject to performance vesting conditions as of immediately prior to the effective time, the performance metrics of such awards will be deemed achieved at a specified level of achievement that reflects the actual level of achievement as of the effective time, and the corresponding cash amount shall be paid out in lump sum at the end of a period that corresponds to the applicable award’s performance period, subject to the holder’s continued service through such date.
Treatment of Medallia Options
At the effective time of the merger, each vested Medallia option outstanding and unexercised as of immediately prior to the effective time of the merger will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such Medallia option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Medallia option.
At the effective time of the merger, each unvested Medallia option outstanding and unexercised as of immediately prior to the effective time of the merger will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the per share price less the exercise price per share of such Medallia option, and (2) the number of shares of our common stock then issuable upon exercise in full of such Medallia option, which cash amount will, subject to the holder’s continued service with Parent and its representatives through the applicable vesting dates, vest and be payable at the same time as the unvested Medallia option for which such cash amount was exchanged would have vested pursuant to its terms. Any Medallia options for which the exercise price per share of such Medallia options is equal to or greater than the per share price will be cancelled without any cash payment being made in respect of such Medallia option.
Treatment of the ESPP
From and after the date of the merger agreement, (1) no further offering period or purchase period will commence pursuant to the ESPP; and (2) no participant may increase his or her rate of payroll deductions under the ESPP. Any offering period or purchase period under the ESPP that otherwise would be in progress as of the effective time of the merger will be terminated no later than one business day prior to the date on which the effective time of the merger occurs. We will make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise will treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP. Each outstanding purchase right under the ESPP will be exercised as of no later than one business day prior to the date on which the effective time of the merger occurs. On such exercise date, we will apply the funds credited as of such date under the ESPP within each participant’s account to the purchase of whole shares of our common stock in accordance with the terms of the ESPP and, promptly thereafter, will refund any remaining amounts credited to each such account to the applicable participant. These shares will be deposited into the applicable participant’s account and will treated in the same manner as any other outstanding share of common stock in connection with the consummation of the merger.
Payment Agent, Exchange Fund and Exchange and Payment Procedures
Prior to the closing of the merger, Parent will appoint an agent reasonably acceptable to Medallia, which we refer to as the “payment agent,” to make payments of the merger consideration to our stockholders. At or prior to the closing of the merger, Parent will deposit (or cause to be deposited) with the payment agent cash that is sufficient in the aggregate to pay the aggregate per share price to our stockholders in accordance with the merger agreement.
Promptly (and in any event within one business day) following the effective time of the merger, Parent and the surviving corporation will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the merger) of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock (other than excluded shares), a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and signed letter of transmittal and such other documents as may be reasonably requested by the payment agent, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (a) the aggregate number of shares of our common stock represented by such certificate and (b) the per share price. The amount of any per share price paid to our stockholders will not include interest and may be reduced by any applicable withholding taxes.
Notwithstanding the foregoing, any holder of shares of our common stock held in book-entry form (which we refer to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the merger) of uncertificated shares that immediately prior to the effective time of the merger represented an outstanding share of our common stock will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, and any documents as may reasonably be requested by the payment agent, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the aggregate number of shares of our common stock represented by such holder’s transferred uncertificated shares; and (2) the per share price. The amount of consideration paid to such Medallia stockholders will not include interest and may be reduced by any applicable withholding taxes.
If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Parent upon demand, and any of our stockholders as of immediately prior to the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent for satisfaction of payment of the merger consideration (subject to abandoned property law, escheat law or similar laws). None of the payment agent, Parent, the surviving corporation or any other party will be liable to any of our stockholder with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar laws.
The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any share certificates have been lost, stolen or destroyed, then the payment agent will issue the per share price to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Parent or the payment agent may, in its discretion and as a condition precedent to the payment of the per share price, require such stockholder to deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect to such certificate.
Representations and Warranties
The merger agreement contains representations and warranties of Medallia, Parent and Merger Sub.
Some of the representations and warranties in the merger agreement made by Medallia are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means, with respect to Medallia, any change, event, violation, inaccuracy, effect or circumstance that, individually or in the aggregate, (1) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Medallia and its subsidiaries, taken as a whole; or (2) would prevent the consummation of the merger by Medallia prior to the termination date, but excluding, in each case, any such effect to the extent resulting from:
•
changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such effect has had a materially disproportionate adverse effect on Medallia relative to other companies of a similar size operating in the industries in which Medallia and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such effect has had a materially disproportionate adverse effect on Medallia relative to other companies of a similar size operating in the industries in which Medallia and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
•
changes in conditions in the industries in which Medallia and its subsidiaries conduct business (except to the extent that such effect has had a materially disproportionate adverse effect on Medallia relative to other companies of a similar size operating in the industries in which Medallia and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
changes in regulatory, legislative or political conditions (including the imposition or adjustment of tariffs) in the United States or any other country or region in the world (except to the extent that such effect has had a materially disproportionate adverse effect on Medallia relative to other companies of similar size operating in the industries in which Medallia and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
any geopolitical conditions, outbreak of hostilities, civil unrest, civil disobedience, acts of war, sabotage, cyberattack, cybercrime, terrorism or military actions (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except to the extent that such effect has had a materially disproportionate adverse effect on Medallia relative to other companies of similar size operating in the industries in which Medallia and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities) (except to the extent that such effect has had a materially disproportionate adverse effect on Medallia relative to other companies of similar size operating in the industries in which Medallia and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•
pandemics (including the COVID-19 pandemic), epidemics, contagious disease outbreaks or other comparable events (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities (including any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar law, directive, guideline, response or recommendation of or promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such law, directive, guidance, response or recommendation (which we refer to as “COVID-19 measures”));

•	any effect with respect to COVID-19 or any COVID-19 measures;
•
any effect resulting from the public announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of Medallia and its subsidiaries with employees, suppliers, customers, partners, vendors, governmental authorities or any other third person;

•	the compliance by any party with the terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the merger agreement;
•	any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of the merger agreement;

•
changes or proposed changes in GAAP or other accounting standards or applicable law (or the enforcement or interpretation of any of the foregoing) or changes in the regulatory accounting requirements applicable to any industry in which Medallia and its subsidiaries operate, or any action taken for the purpose of complying with GAAP or any law (including any action taken or not taken as required by any law, governmental authority or otherwise to respond to the impact, presence, outbreak or spread of any pandemic (including COVID-19), epidemic, contagious disease outbreaks or other comparable event);

•
changes in the price or trading volume of our common stock or indebtedness, in each case in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•
any failure, in and of itself, by Medallia and its subsidiaries to meet (1) any public estimates or expectations of Medallia’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub;
•
any transaction litigation or other legal proceeding threatened, made or brought by any of our current or former stockholders (on their own behalf or on behalf of Medallia) against Medallia, any of its executive officers or other employees or any member of the Medallia Board arising out of the merger; or

•	the identity of, or any facts or circumstances relating to, Parent or Merger Sub or their respective affiliates or the respective financing sources of or investors in any of the foregoing.
In the merger agreement, Medallia has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter to the merger agreement. These representations and warranties relate to, among other things:
•	organization and good standing;
•	corporate power and enforceability;
•	approval of the Medallia Board;
•	the nature of the required approval of our stockholders;
•	non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	Medallia’s capitalization;
•	Medallia’s subsidiaries and their capitalization;
•	Medallia’s SEC reports;
•	Medallia’s financial statements, internal controls and indebtedness;
•	no undisclosed liabilities;
•	absence of certain changes;
•	material contracts;
•	real property matters;
•	environmental matters;
•	intellectual property matters;

•	tax matters;
•	employee plans;
•	labor matters;
•	permits;
•	compliance with laws;
•	legal proceedings and orders;
•	insurance;
•	related party transactions; and
•	brokers.
Under the merger agreement, Parent and Merger Sub acknowledge that Medallia has not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate delivered by Medallia pursuant to the merger agreement, and expressly disclaim reliance on any representation, warranty or other information regarding Medallia, other than those expressly set forth in the merger agreement or the certificate delivered by Medallia pursuant to the merger agreement.
In the merger agreement, Parent and Merger Sub have made customary representations and warranties to Medallia that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•	organization and good standing;
•	power and enforceability;
•	non-contravention of certain agreements and laws;
•	requisite governmental approvals;
•	legal proceedings and orders;
•	ownership of Parent and Merger Sub capital stock;
•	brokers;
•	no Parent vote or approval required;
•	the limited guaranty;
•	financing;
•	absence of stockholder and management arrangements; and
•	non-foreign status.
Under the merger agreement, Medallia acknowledges that Parent and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate delivered by Parent and Merger Sub pursuant to the merger agreement and expressly disclaims reliance on any representation, warranty or other information regarding Parent and Merger Sub, other than those expressly set forth in the merger agreement or the certificate delivered by Parent and Merger Sub pursuant to the merger agreement.
The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger
Other than as contemplated by the merger agreement, set forth in the confidential disclosure letter to the merger agreement or approved by Parent, from the date of the merger agreement to the effective time of the merger (or termination of the merger agreement), Medallia agreed to:
•	use its reasonable best efforts to maintain its existence in good standing pursuant to applicable law;
•	subject to certain exceptions, use its reasonable best efforts to conduct its business and operations in the ordinary course of business; and
•
use its reasonable best efforts to (1) preserve intact its material assets, properties, contracts and business organizations; (2) keep available the services of its current officers and key employees; and (3) preserve the current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other persons with whom Medallia or any of its subsidiaries has business relations.

Medallia has also agreed that it will not:
•	amend or otherwise change Medallia’s charter, bylaws or any other similar organizational document of or any of its subsidiaries;
•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•
issue, sell, or deliver, or agree or commit to issue, sell or deliver, any Medallia securities (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except (1) for the issuance, delivery or sale of shares of our common stock pursuant to the Medallia equity-based awards, Medallia options or convertible notes outstanding as of July 22, 2021, or pursuant to the ESPP in accordance with their terms and the terms of the merger agreement; (2) in connection with agreements in effect on the date of the merger agreement set forth on the confidential disclosure letter to the merger agreement; or (3) as contemplated by the relevant sections of the merger agreement;

•
directly or indirectly acquire, repurchase or redeem any securities, except for (1) with respect to Medallia securities pursuant to the terms and conditions of the Medallia equity-based awards, the capped call transactions or the Medallia options outstanding as of the date of the merger agreement in accordance with their terms as in effect as of the date of the merger agreement or to otherwise satisfy tax obligations with respect to awards granted pursuant to the Medallia equity plans or pay the exercise price of the Medallia options, in each case in accordance with the terms of the Medallia equity plans as in effect on the date of the merger agreement; or (2) transactions between Medallia and any of its direct or indirect subsidiaries;

•
acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material equity interest therein or enter into any joint venture, partnership, limited liability corporation or similar arrangement with any third person;

•	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;
•
(1) adjust, split, subdivide, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Medallia securities in respect of, in lieu of or in substitution for, shares of capital stock or other equity or voting interest; (2) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned subsidiary of Medallia to Medallia or one of its other wholly owned subsidiaries; (3) pledge or encumber any shares of its capital stock or other equity or voting interest; or (4) modify the terms of any shares of its capital stock or other equity or voting interest;

•	(1) incur, assume, suffer or modify the terms of any indebtedness or issue any debt securities, except (a) for loans or advances between Medallia subsidiaries or between Medallia and its subsidiaries; and (b) pursuant to the existing credit agreement that will be repaid and terminated in full at the closing or the convertible notes; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except with respect to obligations of wholly owned subsidiaries of Medallia; (3) make any loans, advances or capital contributions to, or investments in, any other person, except for (a) extensions of credit to customers; (b) advances to directors, officers and other employees, in each case in the ordinary course of business and in compliance in all material respects with Medallia’s policies related thereto; and (c) for loans or advances between Medallia subsidiaries or between Medallia and its subsidiaries and capital contributions in wholly owned subsidiaries of Medallia; or (4) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any lien thereon;
•
except (a) in order to comply with applicable law, (b) as required pursuant to the existing terms of any Medallia benefit plan in effect on the date of the merger agreement and made available to Parent, (c) as provided in the merger agreement or (d) pursuant to the proposed budget set forth in the Medallia disclosure schedule, (1) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any material Medallia benefit plan, except as appropriate to implement hires not prohibited under clauses (4) and (5) below; (2) grant to any service provider whose total annual base compensation exceeds $300,000 any increase in cash- or equity-based compensation, bonus, incentive or fringe or other benefits (or, in the case of any such person whose annual base cash compensation does not exceed such amount, grant any such increase unless done in the ordinary course of business and consistent with past practice); (3) grant to any service provider, any new or increased change in control, retention, deal or stay bonus, severance or termination pay, or materially amend or modify any such arrangement; (4) enter into, terminate or materially amend or modify any employment agreement, offer letter, consulting agreement or arrangement, or change in control, retention, deal or stay bonus, severance or termination agreement with any service providers (other than entering into offer letters or consulting agreements with newly-hired non-officer employees or consultants with total annual base compensation equal to or less than $300,000 in the ordinary course of business and consistent with past practice); or (5) terminate any employee of Medallia or any of its subsidiaries with total annual base compensation in excess of $300,000, other than terminations for cause; provided that “total annual compensation” shall not take into account any temporary reductions to total annual compensation due to COVID-19;

•
settle, release, waive or compromise any pending or threatened legal proceeding, except for the settlement of any legal proceedings (1) solely for monetary damages in an amount (a) not in excess of $350,000 or (b) that does not exceed the amount reflected or reserved against in the audited Medallia balance sheet; or (2) settled in compliance with the merger agreement;

•
except as required by applicable law or GAAP, (1) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (2) make any change in any of its accounting principles or practices;

•
(1) make or change any material tax election; (2) settle or compromise any material tax claim or assessment; or (3) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment;

•
(1) incur, authorize or commit to incur any material capital expenditures other than (a) consistent in all material respects with the capital expenditure budget set forth in the confidential disclosure letter to the merger agreement; (b) pursuant to obligations imposed by material contracts or leases; or (c) pursuant to agreements in effect prior to the date of the merger agreement; (2) enter into, modify, amend, extend, fail to perform the terms of or terminate any contract that if so entered into, modified, amended, extended, failed to be performed or terminated would have a Company Material Adverse Effect; (3) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (4) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Medallia or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (5) effectuate a “plant closing,” “mass layoff” or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; (6) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business; or (7) waive, release, grant, encumber or transfer any right of material value to Medallia and its subsidiaries, taken as a whole, other than in the ordinary course of business;
•	enter into any material contract that is outside the ordinary course of business;
•
modify, amend, terminate or assign, or waive or assign any rights under any material contract in any material manner, except in the ordinary course of business or pursuant to Medallia’s reasonable business judgment;

•
negotiate, modify, extend, terminate or enter into any labor agreement, or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of Medallia or its subsidiaries;

•	waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any service provider;
•
sell, assign, transfer, lease, license, abandon, let lapse, cancel, dispose of, or otherwise subject to any lien any material Medallia intellectual property, except for non-exclusive licenses of intellectual property entered in the ordinary course of business;

•
disclose or abandon any material trade secrets except in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of Medallia and its subsidiaries, or disclose, license, make available, or deliver any source code for any Medallia software to any person except to a third-party service provider or other agent obligated in writing to (1) maintain the confidentiality of, and not disclose, such source code; and (2) use such source code only in the provision of services to Medallia or any of its subsidiaries;

•	make any material change to Medallia’s or any of its subsidiaries’ policies or procedures with respect to their processing of personal information, except as required by applicable law; or
•	enter into or agree or commit to enter into a contract to take any such prohibited actions.
Solicitation of Other Acquisition Offers
Under the merger agreement, during the period commencing with the execution and delivery of the merger agreement and continuing until the no-shop period start date, and, subject to certain conditions as set forth in the merger agreement, continuing beyond the no-shop period start date with respect to any excluded party, Medallia, its subsidiaries and their respective representatives have the right, acting pursuant to the direction of the Medallia Board (or a committee thereof), to, directly or indirectly:
•	initiate, solicit, propose, induce or encourage the making, submission or announcement of one or more acquisition proposals from any person or its representatives;
•
continue, enter into, participate in or engage in any discussions or negotiations with any person or its representatives with respect to one or more acquisition proposals or any other proposals that could lead to an acquisition proposal; and

•	otherwise cooperate with, assist or take any action to facilitate any acquisition proposal or any other proposals that could lead to any acquisition proposal.
On the no-shop period start date, Medallia has agreed to cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any person (other than any excluded party) and its representatives.
During the period commencing with the no-shop period start date and continuing until the effective time of the merger (or the earlier termination of the merger agreement), Medallia has agreed that it will not, and will cause its subsidiaries and their respective directors and executive officers not to, and it will not authorize or direct any of its or its subsidiaries’ employees, consultants or other representatives to, directly or indirectly (except with respect to any excluded party):
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•
furnish to any person (other than Parent, Merger Sub or any of their respective designees) any non-public information relating to Medallia or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Medallia or any of its subsidiaries (other than Parent, Merger Sub or any of their respective designees), in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•
participate, or engage in discussions or negotiations, with any person with respect to an acquisition proposal or with respect to any inquiries from third persons relating to the making of an acquisition proposal (other than only informing such persons of the provisions contained in merger agreement);

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement; or

•	authorize or commit to do any of the foregoing.
Under the merger agreement, from the no-shop period start date until Medallia’s receipt of the requisite stockholder approval, Medallia and the Medallia Board (or a committee thereof) may, directly or indirectly through one or more of their representatives (including Medallia’s financial advisor), following the execution of an acceptable confidentiality agreement, (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Medallia or any of its subsidiaries to; (3) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Medallia or any of its subsidiaries to; or (4) otherwise facilitate the making of a superior proposal by, in each case:
•	any excluded party or its representatives; or
•
any person or its representatives that has made, renewed or delivered to Medallia a written acquisition proposal after the no-shop period start date that was not solicited in material breach of the merger agreement, but only if the Medallia Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (2) the failure to take actions would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law.

On and after the no-shop period start date, Medallia has agreed that it will promptly (and, in any event, within 48 hours from the receipt thereof) notify Parent in writing if any acquisition proposal, or inquiry from any person or group related to making a potential acquisition proposal, is, to the knowledge of Medallia, received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Medallia or any of its representatives (other than by an excluded party). Such notice must include (1) the identity of the person or group making such proposal, inquiry, request or offer (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or group that is in effect on the date of the merger agreement); and (2) a summary of the material terms and conditions of such proposal, inquiry, request or offer and, if in writing, a copy thereof.
For purposes of this proxy statement and the merger agreement:
•
“excluded party” means a person or group that, prior to the no-shop period start date, has submitted a written acquisition proposal to Medallia or one of its representatives that the Medallia Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal or is reasonably likely to lead to a superior proposal; however, a person shall immediately cease to be an excluded party (and the provisions of the merger agreement applicable to excluded parties will cease to apply with respect to such person) if such alternative acquisition proposal is withdrawn by such person, it being understood that a modification of an acquisition proposal submitted by a person or group will not be deemed to be a withdrawal or termination of an acquisition proposal by such person or group, but only if the Medallia Board (or a committee thereof) determines in good faith that such modified acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and
•
“superior proposal” means any written acquisition proposal on terms that the Medallia Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to our stockholders (in their capacity as such) than the merger (taking into account (1) any revisions to the merger agreement made or proposed in writing by Parent prior to the time of such determination; and (2) those factors and matters deemed relevant in good faith by the Medallia Board (or any committee thereof). For purposes of the reference to an acquisition proposal” in this definition, all references to “15 percent” in the definition of “acquisition transaction” will be deemed to be references to “50 percent.”

The Medallia Board’s Recommendation; Board Recommendation Change
The Medallia Board has recommended that the holders of shares of our common stock vote “FOR” the proposal to adopt the merger agreement. Under the merger agreement, except as set forth below, at no time after the date of the merger agreement may the Medallia Board (or a committee thereof):
•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Medallia Board recommendation in a manner adverse to Parent;
•	adopt, approve or recommend an acquisition proposal;
•
fail to publicly reaffirm the Medallia Board recommendation within 10 business days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Medallia stockholder meeting is scheduled to be held within 10 business days, then within one business day after Parent so requests in writing) (it being understood that Medallia will not be obligated to affirm the Medallia Board recommendation pursuant to the merger agreement on more than three occasions);

•
take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Medallia Board (or a committee thereof) to our stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Medallia Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until 5:30 p.m., Eastern time, on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement);

•
fail to include the recommendation of the Medallia Board to adopt the merger agreement in the proxy statement (we refer to the actions described in these five bullets as a “Medallia Board recommendation change”); or

•	cause or permit Medallia or any of its subsidiaries to enter into an alternative acquisition agreement.
Other than in connection with a written acquisition proposal that constitutes a superior proposal, at any time prior to obtaining the requisite stockholder approval, the Medallia Board (or a committee thereof) may effect a Medallia Board recommendation change in response to an intervening event if the Medallia Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law if and only if:
•
Medallia has provided prior written notice to Parent at least three business days in advance to the effect that the Medallia Board (or a committee thereof) has (1) so determined; and (2) resolved to effect a Medallia Board recommendation change, which notice will specify the basis for such Medallia Board recommendation change and will describe the intervening event in reasonable detail; and

•
prior to effecting such Medallia Board recommendation change, Medallia and its representatives, during such three business day period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that the Medallia Board (or a committee thereof) no longer determines in good faith that the failure to make a Medallia Board recommendation change in response to such intervening event would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law; (2) taken into account any adjustments to the terms and conditions of the merger agreement and the transaction documents proposed by Parent and other information provided by Parent in response to the notice described in the paragraph above, in each case, that are offered in writing by Parent, no later than 11:59 p.m. on the last day of such three business day period, in a manner that would constitute a binding agreement between the parties if accepted by Medallia; (3) permitted Parent and its representatives to make a presentation to the Medallia Board regarding the Merger Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation) and (4) following such three business day period, the Medallia Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the merger agreement and the transaction documents) has determined that the failure of the Medallia Board (or a committee thereof) to make a Medallia Board recommendation change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.
At any time prior to obtaining the requisite stockholder approval, if Medallia has received a written acquisition proposal that the Medallia Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, then the Medallia Board may (1) effect a Medallia Board recommendation change with respect to such superior proposal; or (2) authorize Medallia to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal, in each case if and only if:
•
the Medallia Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law;

•	Medallia has complied in all material respects with its obligations pursuant to the merger agreement with respect to such acquisition proposal;
•
(1) Medallia has provided prior written notice to Parent at least three business days in advance (which we refer to as the “notice period”) to the effect that the Medallia Board (or a committee thereof) has (a) received a written acquisition proposal that has not been withdrawn; (b) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (c) resolved to effect a Medallia Board recommendation change or to terminate the merger agreement, which notice describes the basis for such Medallia Board recommendation change or termination, including the identity of the person or group making such acquisition proposal, the material terms of such acquisition proposal and include copies of all relevant documents relating to such acquisition proposal; and (2) prior to effecting such Medallia Board recommendation change or termination, Medallia and its representatives, until 5:00 p.m. on the last day of the notice period, have (a) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that such acquisition proposal would cease to constitute a superior proposal; (b) taken into account any adjustments to the terms and conditions of the merger agreement proposed by Parent and other information provided by Parent during the notice period, and the transaction documents in each case, that are offered in writing by Parent, no later than 11:59 p.m. on the last day of the notice period, in a manner that would constitute a binding agreement between the parties if accepted by Medallia; and (c) permitted Parent and its representatives to make a presentation to the Medallia Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (i) in the event of any material revision, amendment, update or supplement to such acquisition proposal, Medallia will be required to deliver a new written notice to Parent and to comply with the requirements of the merger agreement with respect to such new written notice (with the “notice period” in respect of such new written notice being two business days); and (ii) at the end of the notice period, the Medallia Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such acquisition proposal is a superior proposal;

•
in the event of any termination of the merger agreement in order to cause or permit Medallia to enter into an alternative acquisition agreement with respect to such acquisition proposal, Medallia will have validly terminated the merger agreement in accordance with the applicable provisions of the merger agreement, including paying the applicable termination fee; and

•
will not and will instruct and use reasonable best efforts to cause its representatives acting on its behalf not to, disclose publicly the terms or other information with respect to any offer of, or negotiations with, Parent unless and until a definitive agreement with respect to such offer or negotiations is executed or the merger agreement is terminated (and then only to the extent required by applicable law).

For purposes of this proxy statement and the merger agreement, “intervening event” means any effect, or any material consequence of such effect, that (1) as of the date of the merger agreement was not known or reasonably foreseeable, in each case based on facts known to the Medallia Board as of the date of the merger agreement; and (2) does not relate to (a) an acquisition proposal or (b) the mere fact, in and of itself, that Medallia meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of our common stock or the credit rating of Medallia (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account).
Stockholder Meeting
Medallia has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the sending of this proxy statement. Medallia is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.
Employee Benefits
From and after the effective time of the merger, the surviving corporation will honor all of our arrangements providing for compensation or employee benefits (which we refer to as “Medallia benefit plans”) in accordance with their terms as in effect immediately prior to the effective time of the merger, except that the surviving corporation is permitted to amend or terminate Medallia benefit plans in accordance with their terms or if otherwise required by applicable law.
As of the effective time of the merger, the surviving corporation or one of its subsidiaries will continue to employ all of our employees and all of the employees of our subsidiaries. For a period of one year following the effective time of the merger (or until an earlier termination of employment for a particular continuing employee), the surviving corporation and its subsidiaries generally will either (1) maintain for the benefit of continuing employees the Medallia benefit plans (other than excluded benefits) that are substantially similar in the aggregate to those in effect on the date of the merger agreement; (2) provide other compensation and benefits (other than excluded benefits) to each continuing employee that, taken as a whole, are substantially similar in the aggregate to the compensation and benefits (other than the excluded benefits) provided to such continuing employee immediately prior to the effective time; or (3) provide some combination of Medallia benefit plans and comparable plans such that each continuing employee receives compensation and benefits (other than excluded benefits) that, taken as a whole, are substantially similar in the aggregate to the compensation and benefits (other than excluded benefits) provided to such continuing employee immediately prior to the effective time. In each case, base compensation and target annual or shorter-term cash incentive compensation opportunities will not be decreased during the one-year period following the effective time of the merger for any continuing employee employed during that period. During the one-year period following the effective time of the merger, the surviving corporation will provide to continuing employees severance benefits that are no less favorable than those provided by Medallia and its subsidiaries as of the date of the merger agreement.
Continuing employees generally will be granted service credit for service with us and our subsidiaries prior to the effective time of the merger and with Parent, the surviving corporation and any of their subsidiaries on or after the effective time of the merger, for purposes of eligibility to participate, vesting in 401(k) or similar retirement benefits and entitlement to benefits where length of service is relevant (including for vacation accrual and severance pay entitlement but not for purposes of a defined benefit pension plan or equity or equity-based compensation or benefit plan), except if such service credit would result in duplication of benefits. Parent will use commercially reasonable efforts to (1) permit continuing employees to participate immediately in any new compensation or benefit arrangements that replace Medallia benefit plans to the same extent as they were eligible under the replaced Medallia benefit plans; (2) cause all waiting periods, pre-existing conditions or similar requirements to be waived to the same extent they were waived under the replaced Medallia benefit plans; (3) cause any eligible expenses paid by a continuing employee and his or her covered dependents under a Medallia benefit plan to be given credit with respect to any new benefit arrangement that replaces the applicable Medallia benefit plan for purposes of satisfying the corresponding deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements for the applicable plan year; and (4) credit continuing employees for any unused balances in flexible spending accounts. Continuing employees will also receive credit for any accrued but unused vacation or paid time off as of immediately prior to the effective time of the merger.
Efforts to Close the Merger
General
Under the merger agreement, Parent and Merger Sub, on the one hand, and Medallia, on the other hand, agreed to use their respective reasonable best efforts to (1) take (or cause to be taken) all actions; (2) do (or cause to be done) all things; and (3) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the merger, including by using reasonable best efforts to:
•	cause the closing conditions to the merger to be satisfied;
•
(1) seek to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities; and (2) make all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the merger; and

•
(1) seek to obtain all consents, waivers and approvals; and (2) deliver all notifications, in each case pursuant to any material contracts in connection with the merger agreement and the consummation of the merger so as to seek to maintain and preserve the benefits to the surviving corporation of such material contracts as of and following the consummation of the merger.

In addition to the foregoing, under the merger agreement, Parent or Merger Sub, on the one hand, and Medallia, on the other hand, agreed not to take any action (or fail to take any action) that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the (1) consummation of the merger; or (2) ability of such party to fully perform its obligations pursuant to the merger agreement.
Notwithstanding the foregoing, under the merger agreement, neither Medallia nor any of its subsidiaries are required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the merger, including in connection with obtaining any consent pursuant to any material contract.
HSR Act; Competition Laws
Medallia and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the merger, and (b) obtain any required consents pursuant to any antitrust laws applicable to the merger. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on September 7, 2021. The waiting period under the Austrian Cartel Act expired at 11:59 p.m., Central European time, on September 6, 2021.
Each of Parent and Merger Sub agreed to, if and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust laws applicable to the merger, but subject to the terms of the merger agreement, (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise,

(a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and Medallia and its subsidiaries, on the other hand; and (b) any other restrictions on the activities of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and Medallia and its subsidiaries, on the other hand; and (2) contest, defend and appeal any legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger.
Financing
Under the merger agreement, Parent agreed to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the equity financing on the terms and conditions described in the equity commitment letter, including by:
•	maintaining in effect the equity commitment letter in accordance with the terms and subject to the conditions thereof;
•	complying with its obligations under the equity commitment letter;
•	satisfying on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the equity commitment letter that are within its control;
•	consummating the equity financing at or prior to the closing, including causing the guarantor to fund the equity financing at the closing;
•	complying with its obligations pursuant to the equity commitment letter; and
•	enforcing its rights pursuant to the equity commitment letters.
Under the merger agreement, each of Parent and Merger Sub agreed to use and cause their respective officers, employees, advisors and other representatives to use their reasonable best efforts to:
•	maintain in effect the debt commitment letters in accordance with the terms and subject to the conditions thereof;
•
negotiate, execute and deliver definitive agreements with respect to the debt financing contemplated by the debt commitment letters on the terms and conditions (including any “flex” provisions) contemplated by the debt commitment letters or the fee letters;

•
accept (and comply with) to the fullest extent all “flex” provisions contemplated by the debt commitment letters or the fee letters and the debt financing to the extent that such “flex” provisions are exercised in accordance with the terms thereof or other terms reasonably satisfactory to Parent and Merger Sub;

•
satisfy on a timely basis all conditions to funding that are applicable to and within the control of Parent and Merger Sub in the debt commitment letters and such definitive agreements related thereto;

•	consummate the debt financing at the closing, including causing the financing sources to fund the debt financing at the closing;
•	comply with its obligations pursuant to the debt commitment letters and the fee letters; and
•	enforce its rights pursuant to the debt commitment letters.
Parent and Merger Sub have agreed to fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the debt commitment letters as and when they become due.

In furtherance and not in limitation of the foregoing provisions, if any portion of the debt financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the debt commitment letters, then Parent has agreed to use its reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event:
•
alternative financing from the same or alternative sources on terms and conditions not materially less favorable in the aggregate to Parent and Merger Sub than those contained in the debt commitment letters and the fee letters and in an amount at least equal to the debt financing or such unavailable portion thereof, as the case may be (which we refer to as the “alternate debt financing”); and

•
one or more new financing commitment letters with respect to such alternate debt financing (which we refer to as the “new debt commitment letters”), which new debt commitment letters will replace the existing debt commitment letters in whole or in part.

Parent has agreed to promptly provide a copy of any new debt commitment letters (and any fee letter in connection therewith, which may be delivered with the fee amounts and “flex” terms redacted in a customary manner so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the alternate debt financing) to Medallia.
Parent and Merger Sub have agreed to seek to enforce, including by bringing a legal proceeding for specific performance, the equity commitment letter if Medallia seeks and is granted a decree of specific performance of the obligation to consummate the merger after all applicable conditions to the granting thereof set forth in the merger agreement have been satisfied.
Under the merger agreement, Medallia agreed to use, and to cause its subsidiaries to use, its reasonable best efforts to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in causing the conditions in the debt commitment letters to be satisfied or as is otherwise reasonably requested by Parent or Merger Sub in connection with Parent and Merger Sub obtaining the debt and equity financing, subject to certain conditions.
Obtaining the financing is not a condition to the closing.
Indemnification and Insurance
The merger agreement provides that the surviving corporation and its subsidiaries will, for a period of six years after the effective time of the merger, honor and fulfill, in all respects, the obligations of Medallia and its subsidiaries pursuant to any indemnification agreements entered into prior to the effective time of the merger between Medallia and any of its subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of Medallia or any of its subsidiaries prior to the effective time of the merger), on the other hand (we refer to such persons collectively as the “indemnified persons”). In addition, under the merger agreement, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the charter, the bylaws and the other similar organizational documents of the subsidiaries of Medallia, as applicable, as of the date of the merger agreement. During such six-year period or such period in which an indemnified person is asserting a claim for indemnification pursuant to the merger agreement, whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of Medallia or any of its subsidiaries except as required by applicable Law.
Furthermore, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation has agreed to (and Parent has agreed to cause the surviving corporation to) indemnify and hold harmless, to the fullest extent provided in the applicable organizational document or pursuant to any indemnification agreement with Medallia or any of its subsidiaries in effect as of the date of the merger agreement, each indemnified person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of Medallia or any of its subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the merger); and (2) the merger, as well as any actions taken by Medallia, Parent or Merger Sub with respect to the merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent).
Prior to the effective time of the merger, Medallia will purchase a prepaid “tail” policy with respect to the directors’ and officers’ liability insurance. The surviving corporation will (and Parent will cause the surviving corporation to) maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.
For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Medallia’s Directors and Executive Officers in the Merger.”
Conditions to the Closing of the Merger
The obligations of Parent, Merger Sub and Medallia, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of certain conditions, including the following:
•	the adoption of the merger agreement by the requisite affirmative vote of our stockholders;
•	the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act and the Austrian Cartel Act; and
•
the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger, any action taken by any governmental authority of competent jurisdiction, and any law enacted, entered, enforced or deemed applicable to the merger, that, in each case, prohibits, makes illegal or enjoins the consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:
•
the accuracy of the representations and warranties of Medallia in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
Medallia having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied with by it at or prior to the closing;

•	receipt by Parent and Merger Sub of a customary closing certificate of Medallia; and
•	the absence of any Company Material Adverse Effect having occurred after the date of the merger agreement that is continuing.
The obligations of Medallia to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Medallia:
•
the accuracy of the representations and warranties of Parent and Merger Sub in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
Parent and Merger Sub having performed and complied in all material respects with all covenants and obligations under the merger agreement required to be performed and complied by Parent and Merger Sub prior to the effective time of the merger; and

•	the receipt by Medallia of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following ways:
•	by mutual written agreement of Medallia and Parent;
•	by either Medallia or Parent if:
•
any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the merger and has become final and non-appealable or any law is enacted, entered, enforced or deemed applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger, except, in each case, that the right to terminate will not be available to any party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, judgment, order, restraint, prohibition, action or law;

•
the merger has not been consummated by 11:59 p.m., Pacific time, on January 21, 2022 (which we refer to as the “termination date”), except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and has been the primary cause of, or primarily resulted in the failure to satisfy the conditions to the closing of the merger or the failure to consummate the merger by the termination date; or

•
our stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the merger agreement and causes, or results in, the failure to obtain the approval of our stockholders at the special meeting;

•	by Medallia if:
•
subject to a 45-day cure period, Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied;

•
prior to the adoption of the merger agreement by our stockholders: (1) Medallia has received a superior proposal; (2) the Medallia Board (or a committee thereof) has authorized Medallia to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) concurrently with such termination, Medallia pays the applicable termination fee; and (4) Medallia has complied in all material respects with its covenants under the merger agreement with respect to soliciting such superior proposal; or

•
(1) certain of the closing conditions set forth in the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived; and (2) Parent and Merger Sub fail to consummate the merger as required;

•	by Parent if:
•
subject to a 45-day cure period, Medallia has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement such that the related closing condition would not be satisfied;

•
the Medallia Board has withdrawn its recommendation that our stockholders adopt the merger agreement (except that Parent’s right to terminate in such instance will expire at 5:00 p.m., Pacific time, on the 10th business day following the date on which such right to terminate first arose); or

•	Medallia has breached or failed to perform in any material respect certain of its commitments related to alternative acquisition proposals.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, affiliate, agent or other representative of such party) to the other parties, as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the merger agreement will relieve any party from any liability for fraud or any willful breach of the merger agreement prior to the termination of the merger agreement. Furthermore, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement, the limited guaranty, the equity commitment letter or the debt commitment letter, which rights, obligations and agreements will survive the valid termination of the merger agreement in accordance with their respective terms.
Termination Fees and Remedies
The merger agreement contains certain termination rights for Medallia and Parent. Upon valid termination of the merger agreement under specified circumstances, Medallia will be required to pay Parent (or its designee) a termination fee of $191,110,000. Specifically, this termination fee will be payable by Medallia to Parent if the merger agreement is terminated:
•	by Parent, if the Medallia Board changes its recommendation with respect to the merger;
•
by Parent, if Medallia breaches or fails to perform, in accordance with the merger agreement, in any material respects, its obligations under the alternative solicitation provisions in the merger agreement; or

•	by Medallia, if the Medallia Board authorizes the acceptance of a superior proposal.
The termination fee will also be payable in certain circumstances if:
•
the merger agreement is terminated (1) because the merger is not completed by the termination date; (2) because of Medallia’s failure to obtain the required approval of our stockholders; or (3) subject to a 45-day cure period, because Medallia breaches or fails to perform in any material respect any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied;

•
prior to such termination (but after the date of the merger agreement) a proposal, generally speaking, to acquire at least 50 percent of Medallia’s stock or assets is publicly announced or publicly disclosed by a third party and not withdrawn or otherwise abandoned; and

•
Medallia subsequently consummates, or enters into a definitive agreement providing for, a transaction involving the acquisition of at least 50 percent of its stock or assets within one year of such termination.

Notwithstanding the above, under certain circumstances as described in the merger agreement, if Medallia terminates the merger agreement to enter into a superior proposal with a specified party, then the amount of the termination fee payable to Parent will be $95,550,000.
Upon termination of the merger agreement under other specified circumstances, Parent will be required to pay Medallia a termination fee of $382,220,000, the payment of which has been guaranteed pursuant to and subject to the terms and conditions of the limited guaranty. Specifically, the termination fee will be payable by Parent to Medallia if the merger agreement is terminated:
•
subject to a 45-day cure period, by Medallia, if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; or

•	by Medallia, if Parent failed to consummate the merger as required pursuant to, and in the circumstances specified in, the merger agreement.
In certain instances, Parent can elect to delay the closing of the merger to November 1, 2021. If Parent does so and does not close the merger after November 1, 2021, then the termination fee payable by Parent will be $445,920,000.

The merger agreement also provides that Medallia, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Medallia may only cause Parent and Merger Sub to consummate the merger, and Parent to cause the equity financing to be funded pursuant to the equity commitment letter, if certain conditions are satisfied, including the funding or availability of the debt financing.
Neither Parent nor Medallia is required to pay to the other its termination fee on more than one occasion.
Medallia’s receipt of the termination fee payable by Parent to the extent owed (including, without duplication, Medallia’s right to enforce the limited guaranty with respect thereto and receive certain other amounts under the merger agreement), and Medallia’s right to specific performance, are the sole and exclusive remedies of Medallia. Notwithstanding anything to the contrary, under no circumstances can Medallia receive (1) both a grant of specific performance or other equitable relief to cause the equity financing to be funded (whether under the merger agreement or the equity commitment letter) and the occurrence of the closing, on the one hand, and (a) payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever or (b) payment of any of the termination fee payable by Parent to Medallia, on the other hand; or (2) both payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever, on the one hand, and payment of any of the termination fee payable by Parent to Medallia, on the other hand.
Fees and Expenses
Except in specified circumstances, whether or not the merger is completed, Medallia, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger.
No Third Party Beneficiaries
The merger agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any rights or remedies, except (1) as set forth in or contemplated by the merger agreement; (2) from and after the effective time of the merger, the rights of the holders of shares of our common stock, Medallia equity-based awards and Medallia options to receive the merger consideration; and (3) with respect to certain terms of the merger agreement, the financing sources and their successors and assigns.
Amendment and Waiver
Subject to applicable law, the merger agreement may be amended or waived in writing by the parties prior to the effective time of the merger, whether before or after adoption of the merger agreement by stockholders. However, after adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.
At any time prior to the effective time of the merger, any party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or waive compliance with any of the agreements or conditions contained in provisions of the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.
Governing Law and Venue
The merger agreement is governed by Delaware law. The venue for disputes relating to the merger agreement is the Delaware Court of Chancery of the State of Delaware or, to the extent that the Delaware Court of Chancery of the State of Delaware does not have jurisdiction, federal or state court in the State of Delaware.
Waiver of Jury Trial
Each of the parties irrevocably waived any and all right to trial by jury in any action arising out of or relating to the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of August 20, 2021, as to (1) each of our named executive officers; (2) each of our directors and nominees for director; (3) all of our executive officers and directors as a group; and (4) each person, or group of affiliated persons, who beneficially owned more than five percent of our common stock, who is known by us to beneficially own more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each listed stockholder is c/o Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105.
Applicable percentage ownership is based on 160,956,790 shares of our common stock outstanding as of August 20, 2021. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of August 20, 2021 or issuable pursuant to Medallia RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of August 20, 2021, to be outstanding and to be beneficially owned by that person holding the stock option or Medallia RSU. However, we did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Leslie Stretch(1)	7,235,958	4.3%
Roxanne Oulman(2)	765,671	*
Elizabeth Carducci(3)	1,452,074	*
Mikael Ottosson(4)	536,022	*
Jimmy Duan(5)	110,614	*
Robert Bernshteyn(6)	19,672	*
Mitchell Dauerman(7)	19,976	*
Borge Hald(8)	9,916,979	6.1
Leslie Kilgore(9)	277,036	*
Douglas Leone(10)	8,711,733	5.4
Stanley Meresman(11)	22,312	*
Amy Pressman(8)	9,916,979	6.1
Steven Walske(12)	507,575	*
James White(13)	3,898	*
All current directors and executive officers as a group (14 persons)(14)	29,579,500	17.1
Greater than 5% Stockholders:
Entities affiliated with Sequoia Capital(15)	32,728,614	20.3
Champlain Investment Partners, LLC(16)	11,921,759	7.4
Wasatch Advisors, Inc.(17)	8,981,686	5.6
*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)
Consists of (i) 73,776 shares of our common stock held of record by Mr. Stretch; (ii) 7,101,658 shares of our common stock subject to options exercisable within 60 days of August 20, 2021; and (iii) 60,524 shares of our common stock issuable upon vesting of RSUs within 60 days of August 20, 2021.

(2)
Consists of (i) 172,217 shares of our common stock held of record by Ms. Oulman; (ii) 564,585 shares of our common stock subject to options exercisable within 60 days of August 20, 2021; and (iii) 28,869 shares of our common stock issuable upon vesting of RSUs within 60 days of August 20, 2021.

(3)
Consists of (i) 785,429 shares of our common stock held of record by Ms. Carducci; (ii) 500,000 shares of our common stock held of record by The Elizabeth Carducci 2020 Irrevocable Trust dtd 12/11/2020 for which Ms. Carducci serves as an investment advisor; (iii) 155,623 shares of our common stock subject to options exercisable within 60 days of August 20, 2021; and (iv) 11,022 shares of our common stock issuable upon vesting of RSUs within 60 days of August 20, 2021.

(4)
Consists of (i) 30,292 shares of our common stock held of record by Mr. Ottosson; (ii) 497,079 shares of our common stock subject to options exercisable within 60 days of August 20, 2021; and (iii) 8,631 shares of our common stock issuable upon vesting of RSUs within 60 days of August 20, 2021.

(5)	Consists of (i) 83,530 shares of our common stock held of record by Mr. Duan; and (ii) 27,084 shares of our common stock issuable upon vesting of RSUs within 60 days of August 20, 2021.
(6)	Consists of 19,672 shares of our common stock held of record by Mr. Bernshteyn.
(7)	Consists of 19,976 shares of our common stock held of record by Mr. Dauerman.
(8)
Consists of (i) 1,465,925 shares of our common stock held of record by Mr. Hald; (ii) 1,900,000 shares of our common stock subject to options exercisable within 60 days of August 20, 2021 by Mr. Hald; (iii) 1,979,742 shares of our common stock held of record by Amy Pressman, Mr. Hald’s spouse; (iv) 1,250,000 shares of our common stock that are issuable upon exercise of outstanding options within 60 days of August 20, 2021 by Ms. Pressman; (v) 1,731,023 shares of our common stock held of record by the Borge Hald Irrevocable Trust U/A/D 11/4/2019 First Republic Trust Company of Delaware LLC, Trustee for which Mr. Hald serves as investment advisor; and (vi) 1,590,289 shares of our common stock held of record by the Amy Hald Irrevocable Trust U/A/D 11/4/2019 First Republic Trust Company of Delaware LLC, Trustee for which Ms. Pressman serves as investment advisor.

(9)
Consists of (i) 247,208 shares of our common stock held of record by Ms. Kilgore and (ii) 29,828 shares of our common stock held of record by the JLK Revocable Trust dated October 13, 2003 for which Ms. Kilgore serves as trustee.

(10)
Consists of (i) 406,638 shares of our common stock held of record by Mr. Leone; (ii) 1,069,358 shares of our common stock held of record by an estate planning vehicle; and (iii) shares of our common stock held by certain entities affiliated with Sequoia Capital. See footnote (15) below.

(11)	Consists of 22,312 shares of our common stock held of record by Mr. Meresman.
(12)	Consists of 507,575 shares of our common stock held of record by Mr. Walske.
(13)	Consists of 3,898 shares of our common stock held of record by Mr. White.
(14)
Consists of (i) 17,974,425 shares of our common stock beneficially owned by our executive officers and directors; (ii) 11,468,945 shares of our common stock subject to options exercisable within 60 days of August 20, 2021; and (iii) 136,130 shares of our common stock issuable upon vesting of RSUs within 60 days of August 20, 2021.

(15)
Based on Forms 4 filed with the SEC on June 1, 2021 by the Sequoia Capital entities, consists of: (i) 18,203,774 shares of our common stock held of record by SC US GF V Holdings, Ltd., or SC US GFV Holdco; (ii) 6,801,123 shares of our common stock held of record by Sequoia Capital U.S. Growth Fund VI, L.P., or SC US GF VI; (iii) 486,555 shares of our common stock held of record by Sequoia Capital U.S. Growth VI Principals Fund, L.P., or SC US GF VI PF; (iv) 6,982,507 shares of our common stock held of record by Sequoia Capital Global Growth Fund, LP, or SC GGF; (v) 253,230 shares of our common stock held of record by Sequoia Capital Global Growth Principals Fund, LP, or SC GGF PF; and (vi) 1,425 shares of our common stock held of record by Denarvor, L.L.C. SC US (TTGP), Ltd. is the general partner of SCGF V Management, L.P., which is the general partner of Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P., or collectively, the SC US GF V Funds, which together own 100% of the outstanding shares of SC US GFV Holdco, the general partner of SC U.S. Growth VI Management, L.P., which is the general partner of each of SC US GF VI and SC US GF VI PF, or collectively, the SC US GF VI Funds, and the general partner of SCGGF Management, L.P., which is the general partner of each of SC GGF and SC GGF PF, or collectively, the SC GGF Funds. As a result, SC US (TTGP), Ltd. shares voting and dispositive power with respect to the shares held by the SC US GFV Holdco, SC US GF VI Funds and the SC GGF Funds. SC US SSF 2013 (TTGP), L.L.C. is the general partner of SC U.S. Scout Seed Fund 2013 Management, L.P., which is the general partner of Sequoia Capital U.S. Scout Seed Fund 2013, L.P., which wholly owns Sequoia Capital U.S. Scout Fund IV, L.L.C., which in turn wholly owns Denarvor, L.L.C. Voting and disposition decisions at SC US (TTGP), Ltd. with respect to the shares held by SC US GFV Holdco and the SC US GF VI Funds are made by an investment committee, the members of which include Mr. Leone, a member of our board of directors. Voting and disposition decisions at SC US (TTGP), Ltd. with respect to the shares held by the SC GGF Funds are made by an investment committee consisting of Mr. Leone and James J. Goetz. Voting and disposition decisions of SC US SSF 2013 (TTGP), L.L.C. with respect to the shares held by Denarvor, L.L.C. are made by an investment committee, the members of which include Mr. Leone. The address for these entities is c/o Sequoia Capital, 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

(16)
Based on a Schedule 13G filed with the SEC on February 14, 2021 by Champlain Investment Partners, LLC, or Champlain, which reflects 11,921,759 shares of our common stock beneficially owned and for which Champlain has sole voting and dispositive power with respect to all reported shares. The address for this entity is 180 Battery Street, Burlington, Vermont 05401.

(17)
Based on a Schedule 13G filed with the SEC on February 11, 2021 by Wasatch Advisors, Inc., or Wasatch, which reflects 8,981,686 shares of our common stock beneficially owned and for which Wasatch has sole voting and dispositive power with respect to all reported shares. The address for this entity is 505 Wakara Way, Salt Lake City, Utah 84108.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.
Medallia will hold an annual meeting of stockholders in 2022 only if the merger has not already been completed.
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 annual meeting of stockholders, if held, pursuant to Rule 14a-8 of the Exchange Act must have submitted the proposal to us no later than December 15, 2021.
Medallia’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in our proxy materials. To be timely for our annual meeting of stockholders in 2022, our Corporate Secretary must have received the required written notice at our principal executive offices not earlier than the close of business on January 29, 2022, and not later than the close of business on February 28, 2022.

WHERE YOU CAN FIND MORE INFORMATION
Medallia files annual, quarterly and current reports, proxy statements and other information with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Medallia filings with the SEC are incorporated by reference:
•	Annual Report on Form 10-K for the fiscal year ended January 31, 2021, filed on March 22, 2021;
•	Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2021, filed on June 4, 2021; and
•	Current Reports on Form 8-K filed on March 15, 2021, June 4, 2021, July 26, 2021, July 27, 2021, and September 9, 2021.
Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports, proxy statements and other information.
These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
Medallia, Inc.
575 Market Street, Suite 1850
San Francisco, California 94105
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “Investor Relations” section of our website, https://investor.medallia.com. The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.
If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll-free: (877) 456-3427
Banks and brokers call collect: (212) 750-5833

MISCELLANEOUS
Medallia has supplied all information relating to Medallia, and Parent has supplied, and Medallia has not independently verified, all of the information relating to Parent, Merger Sub and Thoma Bravo contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 14, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A
AGREEMENT AND PLAN OF MERGER

between

PROJECT METAL PARENT, LLC,

PROJECT METAL MERGER SUB, INC.

and

MEDALLIA, INC.

Dated July 25, 2021

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This agreement and plan of merger (this “Agreement”) is dated July 25, 2021, among Project Metal Parent, LLC, a Delaware limited liability company (“Parent”), Project Metal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Medallia, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.
RECITALS
A. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the DGCL upon the terms and subject to the conditions set forth in this Agreement; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders; and (iv) recommended that the Company Stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL.
B. Each of board of managers of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement herein and the board of directors of Merger Sub has declared this Agreement advisable, directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder and resolved to recommend that Parent vote in favor of the adoption of this Agreement in accordance with the DGCL.
C. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guaranty (the “Guaranty”) from Thoma Bravo Fund XIV, L.P., a Delaware limited partnership (“Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained in the Guaranty, Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.
D. Concurrently with the execution of this Agreement, investment funds affiliated with Sequoia Capital, and the Company’s directors and named executive officers, have entered into voting agreements with Parent and Merger Sub (the “Voting Agreements”), pursuant to which, among other things, such Persons have agreed, on the terms and subject to the conditions set forth in the Voting Agreements, to vote all of such Persons’ shares of Company Common Stock in favor of the adoption of this Agreement and the Merger.

AGREEMENT
The Parties therefore agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing substantive terms no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement), it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal. If the provisions of such confidentiality agreement are less restrictive in any material respect to the counterparty than the terms of the Confidentiality Agreement, then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company offers to amend the Confidentiality Agreement so as to make the provisions of the Confidentiality Agreement as restrictive in the aggregate as the provisions of such confidentiality agreement.
(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to the Company, or the Company Board (or any committee thereof) to engage in an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person, of securities representing more than 15 percent of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15 percent of the total outstanding voting power of the Company after giving effect to the consummation of such tender offer or exchange offer;
(ii) any direct or indirect purchase (including by way of a merger, consolidation, business combination, recapitalization, liquidation, dissolution, exclusive license or other transaction) or other acquisition by any Person or Group of assets constituting or accounting for more than 15 percent of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole and measured as of the fiscal year ending January 31, 2021; or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company (or any of its Subsidiaries whose business accounts for more than 15 percent of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole) pursuant to which any Person or Group would hold securities representing more than 15 percent of the total outstanding voting power of the Company (or the surviving company) outstanding after giving effect to the consummation of such transaction.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
(e) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. Law).
(f) “Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(g) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of January 31, 2021, set forth in the Company’s Annual Report on Form 10 K filed by the Company with the SEC for the fiscal year ended January 31, 2021.
(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.
(i)  “Business IP” means all (i) Intellectual Property used in, or held for use in, or necessary for the operation of the Company and its Subsidiaries’ respective businesses as currently conducted that, in each case, is material to the operation of the business of the Company and its Subsidiaries, taken as a whole, and (ii) Company Intellectual Property.
(j) “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.
(k) “CARES Act” means (i) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and (ii) Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (H.R. 133), in each case, together with all rules and regulations and guidance issued by any Governmental Authority with respect thereto.
(l) “Capitalization Date” means 5:00 p.m. on July 22, 2021.
(m) “Capped Call Documentation” means the letter agreements related to call options on Company Common Stock relating to $500,000,000 aggregate principal amount of the Convertible Notes, each dated as of September 15, 2020, and the letter agreements related to call options on Company Common Stock relating to $75,000,000 aggregate principal amount of the Convertible Notes, each dated as of September 16, 2020, entered into by the Company with each of Wells Fargo Bank, National Association, Royal Bank of Canada, Citibank, N.A., Bank of America, N.A. and Barclays Bank PLC, in each case, as amended, restated, supplemented, or otherwise modified on or prior to the date hereof.
(n) “Capped Call Transactions” means the transactions contemplated by the Capped Call Documentation.
(o) “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.
(p) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement.
(q) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction (but only in such event), the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then any Delaware state court).
(r) “Code” means the Internal Revenue Code of 1986.
(s) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, bonus, stock option, stock purchase or other equity-based award (including but not limited to the Company Equity-Based Awards and the Company Options), performance award, incentive compensation, profit sharing, savings, retirement, disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, deferred compensation, severance, termination pay, post-employment or retirement benefits, retention, stay bonus, change of control compensation, and other fringe, welfare or other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA which is sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate for the benefit of any Service Provider, or with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has or could reasonably expect to have any liability or obligation, contingent or otherwise.

(t) “Company Board” means the Board of Directors of the Company.
(u) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(v) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.
(w) “Company Equity Plans” means the Company Benefit Plans set forth in Section 1.1(w) of the Company Disclosure Letter.
(x) “Company Equity-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Equity Plans or Company Benefit Plans (including performance shares, performance-based units, market stock units, stock appreciation rights, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than Company Options and purchase rights under the ESPP. For the avoidance of doubt and notwithstanding the terms of any restricted stock unit award agreement, all restricted stock units covering shares of Company Common Stock, whether vested or unvested and whether subject to time-based vesting conditions or performance-based vesting conditions, will be treated as Company Equity-Based Awards for all purposes of this Section 1.1(x) and will be subject to the treatment provided pursuant to Section 2.8(a) to the extent outstanding as of immediately prior to the Effective Time.
(y) “Company Financial Advisor” means Morgan Stanley & Co. LLC.
(z) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
(aa) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (A) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (B) would prevent the consummation by the Company of the Merger prior to the Termination Date. With respect to the foregoing clause (A) and (B), none of the following (by themselves or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):
(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(iv) changes in regulatory, legislative or political conditions (including the imposition or adjustment of tariffs) in the United States or any other country or region in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(v) any geopolitical conditions, outbreak of hostilities, civil unrest, civil disobedience, acts of war, sabotage, cyberattack, cybercrime, terrorism or military actions (including any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities) (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(vii) pandemics (including the COVID-19 pandemic), epidemics, contagious disease outbreaks or other comparable events (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities (including COVID-19 Measures));
(viii) any Effect with respect to COVID-19 or any COVID-19 Measures;
(ix) any Effect resulting from the public announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors, Governmental Authorities or any other third Person;
(x) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;
(xi) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing (including by email) following the date of this Agreement;
(xii) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing), changes in the regulatory accounting requirements applicable to any industry in which the Company and its Subsidiaries operate, or any action taken for the purpose of complying with GAAP or any Law (including any action taken or not taken as required by any Law, Governmental Authority or otherwise to respond to the impact, presence, outbreak or spread of any pandemic (including COVID-19), epidemic, contagious disease outbreaks or other comparable event);

(xiii) changes in the price or trading volume of the Company Common Stock or Indebtedness of the Company, in each case in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
(xiv) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
(xv) the availability or cost of equity, debt or other financing to Parent or Merger Sub;
(xvi) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger; or
(xvii) the identity of, or any facts or circumstances relating to, Parent or Merger Sub or their respective Affiliates or the respective financing sources of or investors in any of the foregoing.
(bb) “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans other than the ESPP.
(cc) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.
(dd) “Company Registered Intellectual Property” means all of the Company Intellectual Property that is Registered Intellectual Property.
(ee) “Company Related Parties” means, collectively, (i) the Company and its Subsidiaries; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.
(ff) “Company Software” means computer software, the Intellectual Property related to which is Company Intellectual Property.
(gg) “Company Stockholders” means the holders of shares of Company Capital Stock.
(hh) “Company Termination Fee” means an amount in cash equal to $191,110,000. However, the Company Termination Fee means an amount in cash equal to $95,550,000 if this Agreement is terminated by the Company pursuant to Section 8.1(h) prior to the No-Shop Period Start Date in order to enter into an Alternative Acquisition Agreement to consummate the transaction contemplated by a Superior Proposal with a Person that is an Excluded Party.
(ii) “Confidentiality Agreement” means the confidentiality letter agreement, dated April 20, 2021, between the Company and Thoma Bravo, L.P.
(jj) “Consent” means any consent, approval, clearance, waiver, Permit or order.
(kk) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
(ll) “Contract” means any legally binding contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument.
(mm) “Convertible Notes” means the 0.125% Convertible Senior Notes due in 2025 governed by the Indenture.

(nn) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof, or any related or associated epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
(oo) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline, response or recommendation of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such Law, directive, guidance, response or recommendation.
(pp) “Credit Agreement” means the Credit Agreement, dated as of September 4, 2020, by and among Wells Fargo Bank, National Association, as administrative agent, the Company and the Lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.
(qq) “Data Security Requirements” means the following, in each case to the extent relating to the Company’s or any of its Subsidiaries’ Processing of Personal Information or otherwise relating to privacy, data security or protection, or security breach notification and applicable to the Company or any of its Subsidiaries: (i) all applicable Laws, including Laws that govern the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, treatment, disclosure, or transfer (such activities, collectively, “Process”) of Personal Information; (ii) the Company’s and its Subsidiaries’ external facing rules and policies, including written, past and current privacy policies such as the Company Privacy Policies; (iii) industry standards with which the Company or any of its Subsidiaries has represented compliance to any third party, or has contractually agreed to comply with, including, as applicable, the PCI DSS; and (iv) Contracts to which the Company or any of its Subsidiaries is a party, or otherwise bound (except (A) non-disclosure agreements entered into in the ordinary course of business and (B) other agreements pursuant to which (1) there is not any material Processing of Personal Information or customer data and (2) there is not any Processing of sensitive Personal Information).
(rr) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.
(ss) “DOJ” means the United States Department of Justice.
(tt) “DTC” means the Depository Trust Company.
(uu) “Environmental Law” means all federal, national, state, provincial or local Laws, issued or promulgated by any Governmental Authority, relating to pollution, worker or public health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).
(vv) “ERISA” means the Employee Retirement Income Security Act of 1974.
(ww) “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.
(xx) “ESPP” means the Company’s Amended and Restated 2019 Employee Stock Purchase Plan.
(yy) “Exchange Act” means the Securities Exchange Act of 1934.
(zz) “Excluded Information” means any (i) financial statements of the Company or its Subsidiaries other than the historical financial statements set forth in Section 6.6(a)(iv)(A) and Section 6.6(a)(iv)(B); (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; (iv) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A); and (v) other information that is not available to the Company without undue effort or expense.
(aaa) “Excluded Party” means a Person or Group who, prior to the No-Shop Period Start Date, has submitted a written Acquisition Proposal to the Company or one of its Representatives that the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal. However, a Person shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if such Alternative Acquisition Proposal is withdrawn by such Person, it being understood that a modification of an Acquisition Proposal submitted by a Person or Group will not be deemed to be a withdrawal or termination of an Acquisition Proposal by such Person or Group, but only if the Company Board (or a committee thereof) determines in good faith that such modified Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal.
(bbb) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.
(ccc) “Financing Sources” means the Persons that have committed to provide or arrange the debt financing contemplated by, or have otherwise entered into agreements in connection with, the Debt Commitment Letters, the Debt Financing or alternative debt financings in connection with the Merger, and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns, it being understood that Parent and Merger Sub will not be Financing Sources for any purposes of this Agreement.
(ddd) “FTC” means the United States Federal Trade Commission.
(eee) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(fff) “Go-Shop Period” means the period beginning on the date of the Agreement and ending on the No-Shop Period Start Date.
(ggg) “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational, or any arbitrator or arbitral body (public or private).
(hhh) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.
(iii) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive” (or words with similar meaning), including petroleum and petroleum products.
(jjj) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(kkk) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software (other than ordinary course trade payables), including any earn-out obligations; (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all obligations arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person of a type descried in clauses (i) through (v); (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (viii) reimbursement obligations with respect to letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.
(lll) “Indenture” means the Indenture, dated as of September 18, 2020, between the Company and U.S. Bank National Association, as trustee (as amended or supplemented).
(mmm) “Intellectual Property” means all rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor (“Patents”); (ii) copyrights, copyright registrations and applications therefor and all other corresponding rights in work of authorship (“Copyrights”); (iii) (x) trademarks, trade names, logos, service marks, trade dress, internet domain names and social media accounts, and (y) registrations and applications therefor and corresponding rights in indicia of origin ((x) and (y), “Marks”); (iv) trade secrets rights and corresponding rights in confidential business and technical information and know-how (“Trade Secrets”); and (v) any similar, corresponding or equivalent rights to any of the foregoing.
(nnn) “Intervening Event” means any Effect, or any material consequence of such Effect, that (i) as of the date of this Agreement was not known or reasonably foreseeable, in each case based on facts known to the Company Board as of the date of this Agreement; and (ii) does not relate to (A) an Acquisition Proposal; or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account).
(ooo) “IRS” means the United States Internal Revenue Service.
(ppp) “Knowledge” of a Person, with respect to any matter in question, means, with respect to the Company, the actual knowledge as of the date of this Agreement of the individuals set forth on Section 1.1(ppp) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving the Company Intellectual Property, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted or have obtained any freedom to operate opinions or any Patent, Mark or other Intellectual Property clearance searches. If not conducted or obtained, no knowledge of any Patents, Marks or other Intellectual Property of any third Person that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.
(qqq) “Law” means any statute, law (including common law), act, code, ordinance, rule, regulation or stock exchange listing requirement of any Governmental Authority.
(rrr) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, complaint, audit, inquiry, investigation, arbitration or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(sss) “Material Contract” means any of the following Contracts (other than a Company Benefit Plan):
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;
(ii) the IP Contracts;
(iii) any Contract (A) containing any covenant materially limiting the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any material line of business or any geographical area, including pursuant to a “most favored nation” or exclusivity provision, (B) provides for any other “exclusivity” requirement in favor of any third party or (C) provides preferential rights or rights of first or last offer or refusal to any third party, except in the case of clause (A)-(C), for (x) any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (y) any Contracts, restrictions, requirements and provisions that are not material to the Company and its Subsidiaries, taken as a whole;
(iv) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries (whether by merger, sale of stock, sale of assets or otherwise) with a value greater than $10,000,000 after the date of this Agreement other than in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries will, or has the right to, acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement;
(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business, (B) pursuant to the Credit Agreement or the Convertible Notes; (C) loans to Subsidiaries of the Company in the ordinary course of business and (D) extensions of credit to customers in the ordinary course of business;
(vi) any Contract that involves a joint venture;
(vii) Company Equity-Based Awards;
(viii) any Labor Agreement;
(ix) any Contract that is with (A) each of the ten largest customers of the Company and its Subsidiaries, taken as a whole (the “Material Customers”) and (B) each of the ten largest commercial vendors of the Company and its Subsidiaries, taken as a whole (the “Material Vendors”), in each case by dollar amount for the fiscal year ending January 31, 2021;
(x) any Contract that is an agreement in settlement of a dispute or Legal Proceeding (including with any Governmental Authority) that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement or such Contract that requires the Company or any of its Subsidiaries to pay consideration of more than $2 million after the date of this Agreement;
(xi) any Contract that obligates the Company or any of its Subsidiaries to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $10 million;
(xii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries; and
(xiii) any Contract that provides for (A) indemnification of any officer, director or employee by the Company, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent; or (B) accelerated vesting in connection with a change of control, including the transactions contemplated hereunder (including as a result of any termination of employment following a change of control, including the transactions contemplated hereunder).”
(ttt) NYSE” means The New York Stock Exchange.
(uuu) “Order” means any order, judgment, injunction, ruling, award, decree or writ of any Governmental Authority.
(vvv) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has had or would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

(www) “Parent Related Parties” means, collectively, (i) Parent, Merger Sub or the Guarantor; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Financing Sources, Affiliates (other than Parent, Merger Sub or Guarantor), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and Guarantor.
(xxx) “Parent Termination Fee” means, subject to Section 2.3, an amount in cash equal to $382,220,000.
(yyy) “Payroll Tax Executive Order” means any U.S. presidential memorandum, executive order or similar pronouncement permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code).
(zzz) “Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.
(aaaa) “Permitted Lien” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which reserves have been established on the applicable books and records to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests incurred in the ordinary course of business for amounts that are not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company or any of its Subsidiaries of the real property subject thereto; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the SEC Reports; (ix) non-exclusive licenses to Company Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business; (x) any other liens that do not secure a liquidated amount or indebtedness for borrowed money, that have been incurred or suffered in the ordinary course of business, and that would not have a Company Material Adverse Effect; (xi) statutory, common law or contractual liens of landlords under real property leases; (xii) liens against the fee interests of the landlord or owner of any Company properties unless caused by the Company or any of its Subsidiaries; (xiii) liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries; and (xiv) liens securing obligations under Indebtedness that will be repaid and terminated in full at the Closing.
(bbbb) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(cccc) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time.
(dddd) “Registered Intellectual Property” means all (i) Patents; (ii) registered and applied-for Marks; and (iii) registered Copyrights.
(eeee) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.
(ffff) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, financing sources, representatives and advisors of a Party.

(gggg) “Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).
(hhhh) “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.
(iiii) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(jjjj) “SEC” means the United States Securities and Exchange Commission.
(kkkk) “Securities Act” means the Securities Act of 1933.
(llll) “Service Provider” means any current or former employee, officer, consultant, independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.
(mmmm) “Subsidiary” of any Person means (i) a corporation more than 50 percent of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).
(nnnn) “Superior Proposal” means any written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account (i) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors may include the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such Acquisition Proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50 percent.”
(oooo) “Systems” means the software, hardware, servers, hosting facilities, systems and other information technology infrastructure and assets used or relied on by or for the benefit of the Company or any of its Subsidiaries. Systems shall include the Company Software.
(pppp) “Tax” means all U.S. federal, state, local, and non-U.S. taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind in the nature of a tax (including escheat and abandoned or unclaimed property), together with all interest, penalties and additions imposed with respect to such amounts, however denominated, whether disputed or not.
(qqqq) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.

(rrrr) “Transaction Documents” means, collectively, the Confidentiality Agreement, the Voting Agreements, the Guaranty, the Financing Letters, the Fee Letters and any other document contemplated by those agreements or any document or instrument delivered in connection with this Agreement or those agreements.
(ssss) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates or directors or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing.
(tttt) “Unvested Company Equity-Based Award” means each Company Equity-Based Award that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company Equity-Based Award (which Unvested Company Equity-Based Awards shall include, for the avoidance of doubt, any Company Equity-Based Awards which may vest upon the occurrence of a holder’s qualifying termination of employment following the Effective Time).
(uuuu) “Unvested Company Option” means each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time and that is not a Vested Company Option (which Unvested Company Options shall include, for the avoidance of doubt, any Company Options which may vest upon the occurrence of a holder’s qualifying termination of employment following the Effective Time).
(vvvv) “Vested Company Equity-Based Award” means a Company Equity-Based Award that is outstanding and vested as of immediately prior to the Effective Time or, in the case of any Company Equity-Based Award that is held by a Company non-employee director, that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).
(wwww) “Vested Company Option” means a Company Option that is outstanding, vested and unexercised as of immediately prior to the Effective Time.
(xxxx) “Willful Breach” means a breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in or constitute a breach.
1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Agreement	Preamble
Alternate Debt Financing	6.5(d)
Alternative Acquisition Agreement	5.3(a)
Certificates	2.9(c)(i)
Clearance Date	6.3(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	1.4
Company Equity-Based Award Consideration	2.8(a)
Company Liability Limitation	8.3(f)(ii)
Company Performance Awards Company Plans	2.8(a)(ii) 6.11(b)
Company Privacy Policy	3.16(g)
Company SEC Reports	3.9

Term	Section Reference
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Comparable Plans	6.11(b)
Copyrights	1.1(mmm)
Debt Commitment Letters	4.10(a)
Debt Financing	4.10(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
DTC Payment	2.9(d)
Effect	1.1(aa)
Effective Time	2.2
Electronic Delivery	9.14
Enforcement Expenses	8.3(e)
Equity Commitment Letter	4.10(a)
Equity Financing	4.10(a)
Event Notice Period	5.3(e)(i)(1)
Exchange Fund	2.9(b)
Existing Confidentiality Agreement	5.3(a)
Fee Letters	4.10(a)
Financing	4.10(a)
Financing Letters	4.10(a)
Guaranty	Recitals
Guarantor	Recitals
Indemnified Persons	6.10(a)
International Employee Plans	3.18(a)
IP Contracts	3.16(d)
Labor Agreements	3.19(a)
Labor Entities	3.19(a)
Lease	3.14(b)
Leased Real Property	3.14(b)
Lookback Date	Article III
Marks	1.1(mmm)
Material Customers	1.1(sss)(ix)
Material Suppliers	1.1(sss)(ix)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Debt Commitment Letters	6.5(d)
New Plans	6.11(c)
No-Shop Period Start Date	5.3(a)
Non-Cooperation Notice	6.6(b)
Notice Period	5.3(e)(ii)(3)
October Closing Event	2.3
Old Plans	6.11(c)
Option Consideration	2.8(a)
Other Required Company Filing	6.3(e)
Other Required Parent Filing	6.3(f)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Parent Liability Limitation	8.3(f)(i)

Term	Section Reference
Party	Preamble
Patents	1.1(mmm)
Payment Agent	2.9(a)
Per Share Price	2.7(a)(iii)
Proxy Statement	6.3(a)
Reimbursement Obligations	6.6(f)
Required Financing Information	6.6(a)(iv)
Requisite Stockholder Approval	3.4
SEC Reports	Article III
Surviving Corporation	2.1
Tail Policy	6.10(c)
Termination Date	8.1(c)
Trade Secrets	1.1(mmm)
Uncertificated Shares	2.9(c)(ii)
Voting Agreements	Recitals
WARN Act	3.19(b)
1.3 Certain Interpretations.
(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs.
(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Threats. Unless the context of this Agreement otherwise requires, the word “threat” or “threatened” will be deemed to be immediately followed by the words “in writing.”
(d) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.
(e) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(f) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.
(g) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(h) References to Parties. References to any Person include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.
(i) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.
(j) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
(k) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.
(l) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.
(m) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.
(n) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.
(o) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (iv) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(p) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.
(q) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.26 and Section 4.13 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.

(r) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, they waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(s) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.
(t) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Company Disclosure Letter will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.
(u) Nature of Information Disclosed. It is understood and agreed that the (i) specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Company Disclosure Letter is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.
(v) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.
(w) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being (i) posted to the virtual data room managed by the Company in connection with the Merger at least two hours prior to the execution of this Agreement or (ii) filed with or furnished to the SEC and available on EDGAR at least one day prior to the date of this Agreement.
(x) Ordinary Course. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is materially consistent with past practice.
1.4 Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations, warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of such disclosure.
ARTICLE II
THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).
2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. Notwithstanding the prior sentence, if, on or prior to October 27, 2021, all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived (an “October Closing Event”), then Parent may delay the Closing until November 1, 2021 (to do so Parent shall have provided to the Company written notice of its request to so delay the Closing no later than 48 hours following the closing of the polls at the Company Stockholder Meeting). If there occurs an October Closing Event and Parent and Merger Sub fail to consummate the Merger when required to do pursuant to this Section 2.3, the Parties agree that after November 1, 2021, the Parent Termination Fee will be deemed to be an amount in cash equal to $445,920,000. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Charter will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation, except that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “Medallia, Inc.”
(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers of the Surviving Corporation.
(a) Directors. The Parties will take all necessary actions so that the directors of Merger Sub as of immediately prior to the Effective Time are the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or until their resignation or removal.
(b) Officers. The Parties will take all necessary actions so that the officers of the Company as of immediately prior to the Effective Time are the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their resignation or removal.
2.7 Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor; and
(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $34.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11).
(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.
(c) Statutory Rights of Appraisal.
(i) Dissenting Company Shares. Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who have (A) neither voted in favor of the adoption of this Agreement nor consented thereto in writing and (B) properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who have failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.

(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.8 Equity Awards.
(a) Company Equity-Based Awards. At the Effective Time, each Company Equity-Based Award outstanding as of immediately prior to the Effective Time shall be treated as follows:
(i) Vested Company Equity-Based Awards. Each Vested Company Equity-Based Award shall be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Per Share Price by (ii) the total number of shares of Company Common Stock subject to such Vested Company Equity-Based Award immediately prior to the Effective Time (the “Vested Company Equity-Based Award Consideration”). The payment of the Vested Company Equity-Based Award Consideration will be subject to withholding for all required Taxes.
(ii) Unvested Company Equity-Based Awards. Each Unvested Company Equity-Based Award shall be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Per Share Price by (ii) the total number of shares of Company Common Stock subject to such Unvested Company Equity-Based Award immediately prior to the Effective Time (the “Cash Replacement Company Equity-Based Award Amounts”), which Cash Replacement Company Equity-Based Award Amounts will, subject to the holder’s continued service with the Parent and its Representatives through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Equity-Based Awards for which such Cash Replacement Equity-Based Award Amounts were exchanged would have vested pursuant to its terms (including, for the avoidance of doubt, pursuant to any Company Benefit Plan; provided that, with respect to any Company Equity-Based Award subject to performance vesting based on the achievement of performance metrics (each a “Company Performance Award”) that remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Company Performance Award will be deemed achieved at the applicable level of achievement set forth on Schedule 2.8(a)(ii) of the Company Disclosure Letter, and the corresponding Cash Replacement Company Equity-Based Award shall be subject to such terms and conditions as set forth in Schedule 2.8(a)(ii). Except as provided in the prior sentence, all Cash Replacement Company Equity-Based Award Amounts will have the same terms and conditions as applied to the Unvested Company Equity-Based Awards for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent or its Representatives are appropriate to conform the administration of the Cash Replacement Company Equity-Based Award Amounts.
(b) Company Options. At the Effective Time, each Company Option outstanding and unexercised as of immediately prior to the Effective Time shall be treated as follows:
(i)  Vested Company Options. Each Vested Company Option will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Per Share Price (less the exercise price per share attributable to such Vested Company Option) by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Vested Company Option as of immediately prior to the Effective Time (the “Vested Company Option Consideration”). Notwithstanding the foregoing, with respect to any Vested Company Options for which the exercise price per share attributable to such Vested Company Options is equal to or greater than the Per Share Price, such Vested Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Vested Option Consideration will be subject to withholding for all required Taxes.
(ii) Unvested Company Options. Each Unvested Company Option shall be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Per Share Price (less the exercise price per share attributable to such Unvested Company Option) by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Unvested Company Option as of immediately prior to the Effective Time (the “Cash Replacement Option Amount”), which Cash Replacement Option Amount will, subject to the holder’s continued service with the Parent and its Representatives through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms (including, for the avoidance of doubt, pursuant to any Company Benefit Plan). All Cash Replacement Option Amounts will have the same terms and conditions as applied to the award of Unvested Company Options for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent or its Representatives are appropriate to conform the administration of the Cash Replacement Option Amounts. Notwithstanding the foregoing, with respect to any Unvested Company Options for which the exercise price per share attributable to such Unvested Company Options is equal to or greater than the Per Share Price, such Unvested Company Options will be cancelled without any Cash Replacement Option Amount being paid in respect thereof.
(c) Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate (i) Vested Company Equity-Based Award Consideration owed to all holders of Vested Company Equity-Based Awards; and (ii) Vested Option Consideration owed to all holders of Vested Company Options. On the Closing Date, the applicable holders of Vested Company Equity-Based Awards and Vested Company Options will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Vested Company Equity-Based Awards or Vested Company Options that are cancelled and converted pursuant to Section 2.8(a)(i) or Section 2.8(b)(i), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Vested Company Equity-Based Awards or Vested Company Options pursuant to Section 2.8(a)(i) or Section 2.8(b)(i), as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than two Business Days thereafter).
(d) Necessary Further Actions. The Company will take all action reasonably necessary to effect the cancellation of Company Equity-Based Awards and Company Options as of the Effective Time, to provide for the grant of the Cash Replacement Company Equity-Based Award Amounts and the Cash Replacement Option Amounts, as applicable, and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b 3(e) promulgated under the Exchange Act). Subject to obtaining any required consents from the holders thereof, all Company Equity-Based Awards and all Company Equity Plans will terminate as of the Effective Time.
(e) Treatment of Employee Stock Purchase Plan. Prior to the Effective Time, the Company will take all actions necessary to, effective upon the consummation of the Merger, (A) cause the offering period or purchase period under the ESPP that is in effect on the date of the Agreement to be the final offering period or purchase period under the ESPP and to be terminated no later than one Business Day prior to the date on which the Effective Time occurs; (B) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP; and (D) provide that no further offering period or purchase period will commence pursuant to the ESPP upon or after the date of this Agreement. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP and no further rights shall be granted or exercised under the ESPP thereafter.
2.9 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A 1 or P 1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Exchange and Payment Procedures.
(i) Certificated Shares. Promptly following the Effective Time (and in any event within one Business Day), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.11) for cancellation, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Payment Agent in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof). The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any holder of the Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.9(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.
(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price (less any applicable withholding Taxes payable in respect thereof). The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any holder of the Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.9(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7(a).
(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.
(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) Escheat. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.
2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c)). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.
2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
2.13  Future Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act, on or after July 19, 2019 (the “Lookback Date”) and prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “SEC Reports”); or (b) subject to Section 1.4, as set forth in the Company Disclosure Letter (it being acknowledged and agreed that nothing disclosed in the SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or Section 3.12(a)), the Company represents and warrants to Parent and Merger Sub as follows:
3.1 Organization; Good Standing. The Company (a) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, each as amended to date. The Company is not in violation of the Charter or the Bylaws.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement and any Transaction Document to which it is a party; (b) perform its covenants and obligations under this Agreement and any Transaction Document to which it is a party; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement and any Transaction Document to which it is a party by the Company, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation of the Merger have each been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement and any Transaction Document to which it is a party by the Company; (ii) the performance by the Company of its covenants and obligations under this Agreement or any Transaction Document to which it is a party; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (collectively, the “Enforceability Limitations”). Except for the Requisite Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its covenants and obligations under this Agreement and the consummation of the transactions contemplated by this Agreement.
3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has unanimously (i) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; (ii) approved, adopted and declared advisable this Agreement and the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that adoption of this Agreement and the Merger be submitted to a vote at a meeting of the stockholders of the Company; and (iv) resolved to recommend that the Company Stockholders vote in favor of adoption of this Agreement and approve the Merger in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement.
(b) Fairness Opinion. The Company Board has received the oral opinion of the Company Financial Advisor, to be confirmed by the delivery of its written opinion dated July 25, 2021, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, and limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Per Share Price to be received by the holders of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) pursuant to this Agreement is fair from a financial point of view to such holders (it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).
(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.
3.4 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.
3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws or the equivalent organizational or governing documents of any “significant subsidiary” of the Company (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC); (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws listed on Schedule 7.1(b) of the Company Disclosure Letter; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Company Common Stock; and (ii) 100,000,000 shares of Company Preferred Stock. As of the Capitalization Date, (A) 160,376,143 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; (C) no shares of Company Common Stock were held by the Company as treasury shares; (D) 5,491,151 shares of Company Common Stock reserved for issuance under the ESPP with aggregate contributions as of June 30, 2021, of $5,239,638 received by the Company for the current offering period pursuant to the ESPP; and (E) $575,000,000 aggregate principal amount of Convertible Notes (with a conversion rate as of the date hereof equal to 25.4113 shares of Company Common Stock per $1,000 principal amount, subject to adjustment) were issued and outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights, calls or rights of first refusal or similar rights. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards or Company Options granted prior to the date of this Agreement.
(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 31,752,129 shares of Company Common Stock for issuance pursuant to the Company Equity Plans. As of the Capitalization Date, there were outstanding (i) Company Equity-Based Awards representing the right to receive up to 9,225,395 shares of Company Common Stock (of which 986,618 shares of Company Common Stock were underlying Company Performance Awards (assuming achievement of applicable metrics at target levels of performance) and 1,580,313 shares of Company Common Stock were underlying Company Performance Awards (assuming achievement of applicable metrics at maximum levels of performance)); and (ii) Company Options to acquire 21,387,011 shares of Company Common Stock.
(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) other than the Company Common Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) other than the Convertible Notes and the Capped Call Transactions, no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) other than the Convertible Notes, no outstanding options, puts, calls, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) other than the Convertible Notes, no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) other than the Company Equity-Based Awards and Company Options, no outstanding shares of restricted stock, restricted stock units, stock options, stock appreciation rights, performance shares, performance stock units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) other than the Convertible Notes and the Capped Call Transactions, no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect. Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote (or that are convertible into, exercisable for or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter.
(d) No Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.8 Subsidiaries.
(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization and schedule of equityholders of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.
(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.
(c) No Other Interests in Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.
(d) Other Investments. Other than marketable securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person (other than a Subsidiary of the Company).
3.9 Company SEC Reports. Since the Lookback Date, the Company has filed with or furnished to the SEC all forms, reports and documents that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.
3.10 Company Financial Statements; Internal Controls; Indebtedness.
(a) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows and stockholders’ equity for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since the Lookback Date maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 31, 2021, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of January 31, 2021. Since January 31, 2021, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending January 31, 2021, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls. The Company has established and maintains, and at all times since the Lookback Date has maintained, a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Since the Lookback Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.
(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness not in excess of $5,000,000.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business; or (d) that would not have a Company Material Adverse Effect. Neither the Company nor Subsidiary of the Company is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.
3.12 Absence of Certain Changes.
(a) No Company Material Adverse Effect. Since February 1, 2021, through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
(b) Forbearance. Since February 1, 2021, through the date of this Agreement, the Company has not taken any action that, if taken or proposed to be taken after the date of this Agreement and prior to the Closing Date, would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(e), Section 5.2(g), Section 5.2(h), Section 5.2(j), Section 5.2(k) and Section 5.2(l).
3.13 Material Contracts.
(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement (other than (i) any Material Contracts contemplated by clause (a) of the definition of “Material Contract” and (ii) any Material Contracts which have otherwise been made publicly available pursuant to the SEC Reports), and, a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available on EDGAR.
(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and no event has occurred that would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate or renegotiate in any material respects the terms of any such Material Contract, except for such notices to terminate or renegotiate that would not have a Company Material Adverse Effect.
3.14 Real Property.
(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns or has ever owned any other real property.
(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 50,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications and amendments thereto). Except as would not have a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach of or default pursuant to any Lease, nor does there exist a fact or circumstance that, with the passing of time or the giving of notice, would become a breach or default pursuant to any Lease or permit the termination, modification or acceleration of rent under such Lease;

(iii) each Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by the Enforceability Limitations; (iv) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any material portion of such Leased Real Property; and (v) the Company has not collaterally assigned or granted any other security interest in such Lease or any interest therein.
3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law; (b) has received any written notice alleging that the Company or any Subsidiary has violated any applicable Environmental Law; (c) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released, disposed of, or owned or operated any property or facility contaminated by any Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; (d) has exposed any person to Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; or (e) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law.
3.16 Intellectual Property.
(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Registered Intellectual Property. As of the date of this Agreement, the Company and its Subsidiaries have maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, and has used reasonable business judgement in its prosecution, maintenance, and abandonment of Company Registered Intellectual Property. The Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, not invalid or unenforceable.
(b) Ownership. The Company and its Subsidiaries solely and exclusively own all right, title, and interest, free and clear of all encumbrances other than Permitted Liens, in and to the material Company Intellectual Property and have sufficient rights to exploit all other Business IP in the manner such Business IP is exploited by the Company or its Subsidiaries as of the date of this Agreement. There are no restrictions on the Company or its Subsidiaries’ right to sell any product or service of the Company or any of its Subsidiaries, or to use, transfer or license any Company Intellectual Property, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.
(c) No Order. No material Company Intellectual Property (including any included in the Company’s current products) is subject to any Legal Proceeding or outstanding order against the Company or any of its Subsidiaries, in effect as of the date of this Agreement, prohibiting or materially restricting the Company or any of its Subsidiaries from using, transferring, or licensing thereof, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.
(d) IP Contracts. Section 3.16(d) of the Company Disclosure Letter sets forth a complete and accurate list of material Contracts in effect as of the date of this Agreement pursuant to which (i) the Company or any of its Subsidiaries has granted a license or other right to a third Person under any material Company Intellectual Property, other than any non-disclosure agreements, non-exclusive licenses granted by the Company to customers in the ordinary course of business or in the ordinary course of business in connection with the provision, support, maintenance, development or sale of any Company product or service; (ii) a third Person has licensed or granted any other right to any Intellectual Property to the Company or any of its Subsidiaries that is material to the operation of the business of the Company or any of its Subsidiaries, taken as a whole, excluding, in each case, any (A) non-disclosure agreements and rights to use feedback; (B) non-exclusive licenses or related services Contracts for commercially available, technology or Intellectual Property that is not material to the Company or any of its Subsidiaries; (C) any licenses to software and materials licensed as open-source, public-source or freeware; (D) Contracts with employees or independent contractors for the assignment of, or license to, any Intellectual Property and (E) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property that are incidental to the primary purpose of the Contract; or (iii) or any material settlement, co-existence, or covenant not to sue Contract to which the Company or any of its Subsidiaries is a party that materially limits the Company’s rights and ability to exploit the Company Intellectual Property (all such Contracts that are, or are required to be, listed under clauses (i), (ii), or (iii) of this Section 3.16(d), the “IP Contracts”).
(e) No Infringement. To the Knowledge of the Company, as of the date of this Agreement, none of the Company’s or its Subsidiaries’ products and services or the operation of any of their businesses infringes or misappropriates, or has since the Lookback Date infringed or misappropriated, the Intellectual Property of any third Person, except where such infringement or misappropriation would not have a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Agreement, this Section 3.16(e) and Section 3.16(f) contain the only representations or warranties made by the Company with respect to infringement or misappropriation of Intellectual Property of any third Person.
(f) No Notice of Infringement. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the Company’s or any of its Subsidiaries’ products or services or the operation of any of their businesses infringes or misappropriates the Intellectual Property of any third Person in a manner that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, or challenging the validity or enforceability of any material Company Intellectual Property. Since the Lookback Date, neither the Company nor any of its Subsidiaries has made or asserted any written notice alleging infringement or misappropriation of any Company Intellectual Property or challenging the validity or enforceability of any Intellectual Property.
(g) Employee Agreements. All of the current and former employees of the Company and its Subsidiaries who have contributed to or participated in the conception or development of any material Company Intellectual Property have entered into proprietary rights agreements with the Company or a Subsidiary in which they have, subject to limitations of Applicable Law, assigned or vested ownership of all their rights in such Intellectual Property to the Company or the Subsidiary and have agreed to maintain the confidentiality of such Intellectual Property. Neither the Company nor any of its Subsidiaries has been a member or promoter of, or contributor to, any industry standards body or similar organization that requires or obligates the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property. The Company and its Subsidiaries have taken reasonable steps to safeguard and maintain the secrecy of any Trade Secrets owned by, or third-party data in the possession or under the control of, the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disclosed any such Trade Secrets to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction, and disclosure.
(h) Source Code Escrow. Neither the Company nor any of its Subsidiaries has disclosed, licensed, made available or delivered to any escrow agent or other Person (any of the source code for any Company Software (except such a Person that is a third-party service provider or other agent obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries), and, as of the date of this Agreement, no event has occurred that would legally or contractually require the Company or any of its Subsidiaries to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in the disclosure, license, making available or delivery to a third party of any source code included in the Company Software (including any release from escrow of any such source code).
(i) Open Source Software. The Company and its Subsidiaries have not used open source software in any manner that, with respect to any Company Software, (i) requires its disclosure or distribution in source code form; (ii) requires the licensing thereof for the purpose of making derivative works; or (iii) imposes any restriction on the consideration to be charged for the distribution thereof, in each case in a manner that would cause a Company Material Adverse Effect. With respect to any open source software that is used by the Company or any of its Subsidiaries, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that would not have a Company Material Adverse Effect.
(j) Privacy, Data Protection and Data Security. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) maintains commercially reasonable policies regarding privacy and data protection, as applicable (each, a “Company Privacy Policy”), with respect to their collection, use and disclosure of “personal information” and “personal data” of individuals or any similar term as defined by a Data Security Requirement, including any such data or information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household (collectively, “Personal Information”); (ii) is in compliance with (A) each applicable Company Privacy Policy and (B) all applicable Laws pertaining to privacy, data protection or information security with respect to the Company’s or any of its Subsidiaries’ collection, use or disclosure of Personal Information and (C) all other Data Security Requirements; and (iii) maintains commercially reasonable policies, and takes commercially reasonable steps, designed to protect Personal Information it collects or otherwise maintains from security breaches resulting in unauthorized access, acquisition and or disclosure. Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, the Company and each of its Subsidiaries has not at any time since the Lookback Date, suffered any cyber or security incidents, or breach of any of its Systems resulting in any unauthorized access to, destruction, damage, disclosure, loss, corruption, alteration, or acquisition or disclosure or use of, or other Processing of, any such Personal Information or data, or Trade Secret (including confidential and proprietary information). Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has been subject to any investigations by any Government Authority for violations of any Data Security Requirements, and has not notified, or been required to notify, any Person of a breach or any unauthorized Processing of any Personal Data Processed by or on behalf of the Company or any of its Subsidiaries.
(k) Information Technology. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries use commercially reasonable methods and precautions designed to protect the confidentiality, integrity and security of the Systems from unauthorized intrusion, breach, use, access, interruption or modification by any Person. To the Knowledge of the Company, the Systems are (i) free from any material defect, bug, viruses, worms, Trojan horses, or such code or programs or malicious code and (ii) are functional and operate and run in a reasonable and efficient business manner except as would not be material to the Company and its Subsidiaries taken as a whole.
3.17 Tax Matters.
(a) Tax Returns, Payments and Reserves. The Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects; and (ii) timely paid in full all income and other material Taxes that are due and owing (whether or not shown on any Tax Return). The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements.
(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed or agreed in writing to any waiver, except in connection with any ongoing Tax Examination disclosed on Section 3.17(b) of the Disclosure Schedules, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired, nor is any written request for any such waiver or extension from any Governmental Authority outstanding.
(c) Withholding Taxes. The Company and each of its Subsidiaries (i) has withheld with respect to their employees and other third Persons all material amounts of United States federal and state income Taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) has timely paid over any amounts so withheld to the appropriate Tax authority.
(d) No Audits. No audits or other examinations or other proceedings with respect to material Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing and have not been resolved. Within the past five years, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction. There are no written requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand. No deficiencies for any Taxes have been proposed, asserted or assessed in each case, in writing, against the Company or any of its Subsidiaries that are still pending.
(e) No Spin-offs. During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.
(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries has engaged in a listed a “transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).
(g) No Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; or (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by operation of law; or (iii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company).
(h) No Tax Liens. There are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.
(i) Income Inclusions. Neither the Company nor any Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (B) closing agreement under Section 7121 of the Code (or any similar provision of Law) entered into prior to the Closing, (C) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of Law) entered into or existing, as applicable, prior to the Closing, (D) installment sale or open transaction disposition made on or prior to the Closing Date, or (E) prepaid amount received or deferred revenue accrued prior to the Closing Date outside of the ordinary course of business. Neither the Company nor any Subsidiary has made any election under Section 965(h) of the Code.
(j) CARES Act. The Company and its Subsidiaries have (i) to the extent applicable, properly complied with all requirements of applicable Tax Law with respect to any amount of the employer’s share of any “applicable employment taxes” deferred under Section 2302 of the CARES Act, and (ii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order.
3.18 Employee Plans.
(a)  Company Benefit Plans. Section 3.18(a) of the Company Disclosure Letter lists each material Company Benefit Plan. With respect to each material Company Benefit Plan other than an International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (i) the most recent annual report on Form 5500 required to have been filed with the Department of Labor for each Company Benefit Plan; (ii) the most recent determination letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents and summary plan descriptions; (iv) any related trust agreements; and (v) any material notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance or liability issues in respect of any such Company Benefit Plan. With respect to each Company Benefit Plan that is maintained primarily for the benefit of any Service Provider whose primary work location is based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Parent true, correct and complete copies of (1) the plan document or a summary of material terms of any material International Employee Plan, (2) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to each material International Employee Plan; and (3) any document comparable to the determination letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.
(b) Absence of Certain Plans. No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or otherwise has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.
(c) Compliance. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.
(d) Company Benefit Plan Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings or other claims pending or, to the Knowledge of the Company, threatened on behalf of, against or related to any Company Benefit Plan, including with respect to the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary of any Company Benefit Plan, or with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.
(e) No Prohibited Transactions. Except as would not have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, any of their respective directors, officers, employees or agents or, to the Knowledge of the Company, any other Person has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty that could reasonably be expected to result in the imposition of a penalty or other assessment of liability, including those assessed pursuant to Sections 409 or 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.
(f) No Welfare Benefit Plan. No Company Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides, nor does the Company or any of its Subsidiaries have any obligation to provide, post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.
(g) Section 280G. Except as would not have a Company Material Adverse Effect, no payment or benefit that will be made by the Company or any ERISA Affiliate will be characterized as a parachute payment within the meaning of Section 280G of the Code or will result in a loss of tax deductions pursuant to Section 280G of the Code. No Company Benefit Plan provides for the gross-up, reimbursement or indemnification of any Taxes, including any Taxes imposed by Section 409A or 4999 of the Code.
(h) Section 409A. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been documented and operated in compliance with, or pursuant to an exemption from, Section 409A of the Code.
(i) International Employee Plans. Except as would not have a Company Material Adverse Effect, each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any applicable Laws. No International Employee Plan has material unfunded liabilities that as of the Effective Time will not be fully accrued for in its financial statements or fully offset by insurance.
3.19 Labor Matters.
(a) Union Activities. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement or other Contract with any labor union, works council or other similar labor organization (collectively, “Labor Agreements”). To the Knowledge of the Company, there are no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries. No Labor Agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, work stoppage, slowdown, picketing, or unfair labor practice charge pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.
(b) Employment Law Compliance. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are and have been in compliance with all applicable Laws with respect to labor, employment and employment practices (including all applicable Laws regarding wage and hour requirements (including the classification of independent contractors and exempt and non-exempt employees), immigration status (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), discrimination, harassment or retaliation, health and safety, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988 or any similar Laws (“WARN Act”)), employee trainings and notices, workers’ compensation, employee leave issues, COVID-19, affirmative action, unemployment insurance, labor relations and collective bargaining).
(c) Sexual Harassment Prevention. The Company and its Subsidiaries have reasonably investigated all allegations of sexual harassment or similar misconduct involving any of their respective current or former officers, executives or supervisory employees. With respect to each such allegation with potential merit, the Company or its Subsidiaries has taken prompt corrective action that is reasonably calculated to prevent further improper action.
3.20 Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries comply with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened in writing, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect.
3.21 Compliance with Laws.
(a) General Compliance. The Company and each of its Subsidiaries is, and since the Lookback Date has been, in compliance with all Laws in all material respects that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, and is not in material default under, or in material violation of, any applicable Law. Neither the Company nor any of its Subsidiaries has received any written communication since the Lookback Date and prior to the date of this Agreement from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in material compliance with or is in material default or material violation of any applicable Laws in all material respects. To the Knowledge of the Company, as of the date of this Agreement, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or threatened, other than those the outcome of which has not had and would not be reasonably likely to have, individually or in the aggregate, a material impact on the Company and its Subsidiaries, taken as a whole.
(b) Export Controls. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries (“Company Relevant Persons”), (a) is currently, or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, or (iv) otherwise in violation of applicable United States or non-U.S. Laws relating to export, reexport, transfer and import controls, trade or economic sanctions, or U.S. anti-boycott Laws (collectively, “Trade Controls”).
(c) Anti-Bribery Laws. Since the Lookback Date, the Company and each of its Subsidiaries, including each of their respective directors, officers or employees, and, to the Knowledge of the Company, the Company Relevant Persons have not, directly or indirectly, (i) committed a violation of the FCPA or any other U.S. or non-U.S. Laws relating to the prevention of corruption, money laundering, or bribery (“Anti-Bribery Laws”); or (ii) provided, accepted, given, received, offered, promised, or authorized or agreed to give or receive anything of value to or from any “foreign official” (as defined by the FCPA) or other Person to unlawfully obtain or obtain business, direct business to any person, or secure an advantage, in each case that amounted to a violation of Anti-Bribery Laws.
(d) Anti-Bribery and Trade Controls Compliance. Neither the Company nor any of its Subsidiaries has received from any Governmental Authority or other Person any notice, inquiry, or allegation; made any disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation, in each case, related to Trade Controls or Anti-Bribery Laws.
(e) Exclusions. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with Laws pertaining to privacy, data protection, data security and personally identifiable information, which is exclusively addressed by Section 3.16; (d) compliance with applicable Tax Laws, which is exclusively addressed by Section 3.17 and Section 3.18 (to the extent related to Taxes)); (e) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.17, Section 3.18 and Section 3.19; or (f) compliance with employment or labor law matters, which is exclusively addressed by Section 3.19.
3.22 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.
(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.
3.23 Insurance.
(a) Policies and Programs. Except as would not have a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect.
(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals.
3.24 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
3.25 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.
3.26 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:
(i) None of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record and beneficial stockholder of Merger Sub.
(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.
4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement and any Transaction Document to which it is a party; (b) perform its covenants and obligations under this Agreement and any Transaction Document to which it is a party; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations under this Agreement and any Transaction Document to which it is a party and the consummation of the Merger each have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement and any

Transaction Document to which it is a party by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations under this Agreement and any Transaction Document to which it is a party; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws listed on Schedule 7.1(b) of the Company Disclosure Letter; and (iv) such other Consents the failure of which to obtain would have a Parent Material Adverse Effect.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would have a Parent Material Adverse Effect.
(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.
4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date of this Agreement.
4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.
4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.

4.9 Guaranty. Concurrently with the execution of this Agreement, Guarantor has delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by the Enforceability Limitations. As of the date hereof, No event has occurred that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, constitute a default on the part of Guarantor pursuant to the Guaranty.
4.10 Financing.
(a) Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) an executed commitment letter, dated as of the date of this Agreement, between Parent and Guarantor (the “Equity Commitment Letter”) pursuant to which Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding a portion of the aggregate value of the Merger (the “Equity Financing”); and (ii) executed commitment letters, dated as of the date of this Agreement, among Parent, Merger Sub and the lenders party thereto (the “Debt Commitment Letters” and, together with the Equity Commitment Letter, the “Financing Letters”) pursuant to which the lenders party thereto have committed, subject to the terms and conditions thereof, to lend the amounts set forth therein for the purpose of funding a portion of the aggregate value of the Merger (the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company a true, correct and complete copy of any fee letter (which may be delivered with the fee amounts and “flex” terms redacted in a customary manner so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the Debt Financing) in connection with the Debt Commitment Letters (collectively, “Fee Letters”). The Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b); (B) subject in all respects to Section 9.10(b), Parent and Guarantor have waived any defenses to the enforceability of such third party beneficiary rights; and (C) Parent and Guarantor will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise by Company of such third party beneficiary rights.
(b) No Amendments. As of the date of this Agreement, (i) the Financing Letters, the Fee Letters and the terms of the Financing have not been amended or modified prior to the date of this Agreement; (ii) no such amendment or modification is contemplated (except in connection with any amendments or modifications to effectuate any “flex” terms contained in the Fee Letters provided as of the date of this Agreement or to add or reallocate commitments among additional institutions or lenders (and Affiliates in respect thereof) as contemplated by the Debt Commitment Letter); and (iii) the respective commitments contained in the Financing Letters have not been withdrawn, terminated, repudiated or rescinded in any respect, and no such withdrawal, termination, repudiation or rescission is contemplated. There are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Financing Letters and any Fee Letters.
(c) Sufficiency of Financing. The aggregate amounts committed pursuant to the Financing Letters are sufficient (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “flex” (including original issue discount “flex”) provided under the Financing Letters and the Fee Letters) to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to the Credit Agreement and Convertible Notes; and (iii) pay all fees and expenses, in each case, required to be paid at the Closing by the Company, Parent, Merger Sub or any of their respective Affiliates in connection with the Merger and the Financing.
(d) Validity; No Contrary Expectation. As of the date of this Agreement, the Financing Letters and the Fee Letters (each in the forms delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligations of Guarantor, Parent, Merger Sub and, to the knowledge of Parent and Merger Sub, the other parties thereto, as applicable, enforceable against Parent, Merger Sub and the other parties thereto, as applicable, in accordance with their terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. Other than as expressly set forth in the Financing Letters and the Fee Letters, there are no conditions precedent related to the funding of the full proceeds of the Financing (including any “flex” provisions) pursuant to any agreement relating to the Financing to which Guarantor, Parent, Merger Sub or any of their respective Affiliates is a party. As of the date of this Agreement, neither Parent nor, to the knowledge of Parent, any counterparty to the Financing Letters has committed any breach of any of its covenants or other obligations set forth in, or is in default under, any of the Financing Letters. As of the date of this Agreement, to the knowledge of Parent, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any Person under any of the Financing Letters or the Fee Letters; (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in any of the Financing Letters or the Fee Letters; (iii) make any of the assumptions or any of the statements set forth in the Financing Letters inaccurate in any material respect; or (iv) otherwise result in any portion of the Financing not being available when required pursuant to the terms of the Financing Letters. As of the date of this Agreement, Parent has no reason to believe (both before and after giving effect to any “flex” provisions in the Debt Commitment Letters or the Fee Letters) that (A) it will be unable to satisfy on a timely basis any term or condition of the Financing to be satisfied by it that is within its control; or (B) the full amounts committed pursuant to the Financing Letters will not be available as of the Closing if the terms or conditions contained in the Financing Letters to be satisfied by it are satisfied. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters and the Fee Letters. Other than as set forth in the Financing Letters, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing.
(e) No Exclusive Arrangements. As of the date of this Agreement, none of the Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, other than as set forth in the Financing Letters and the Fee Letters (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.
4.11 Absence of Stockholder and Management Arrangements. As of the date of this Agreement, other than this Agreement, the Guaranty, the Voting Agreements and the Confidentiality Agreement, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangement or understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person other than Guarantor has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
4.12 Foreign Person. Neither Parent nor Merger Sub is a foreign person within the meaning of title 31 of the Code of Federal Regulations part 800 section 800.224.
4.13 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any Transaction Document:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement or in any Transaction Document are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any Transaction Document, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; (d) for any actions taken reasonably and in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in reliance on this clause (d), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible) prior to taking such actions); (e) as required by applicable Law; or (f) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable Law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, use its respective reasonable best efforts to conduct its business and operations in the ordinary course of business; and (iii) use its respective reasonable best efforts to (a) preserve intact its material assets, properties, Contracts and business organizations; (b) keep available the services of its current officers and key employees; and (c) preserve the current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations, in each case solely to the extent that the Company has not, as of the date of this Agreement, already notified such third Person of its intent to terminate those relationships.
5.2 Forbearance Covenants. Except (A) as set forth in Section 5.1 or 5.2 of the Company Disclosure Letter; (B) for any actions taken reasonably and in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in reliance on this clause (B), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible) prior to taking such actions); (C) as required by applicable Law; (D) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (E) as expressly contemplated by the terms of this Agreement, during the Pre-Closing Period, the Company will not, and will not permit any of its Subsidiaries, to:
(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document of the Company or any of its Subsidiaries;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell, or deliver, or agree or commit to issue, sell or deliver, any Company Securities (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except (i) for the issuance, delivery or sale of shares of Company Common Stock pursuant to Company Equity-Based Awards, Company Options or Convertible Notes outstanding as of the Capitalization Date or pursuant to the ESPP in accordance with their terms and the terms of this Agreement (including as limited by Section 2.8(e)); (ii) in connection with agreements in effect on the date of this Agreement set forth on Section 5.2(c) of the Company Disclosure Letter; or (iii) as contemplated by Section 5.2(i);
(d) directly or indirectly acquire, repurchase or redeem any securities, except for (i) with respect to Company Securities pursuant to the terms and conditions of Company Equity-Based Awards, the Capped Call Transactions or Company Options outstanding as of the date of this Agreement in accordance with their terms as in effect as of the date of this Agreement or to otherwise satisfy Tax obligations with respect to awards granted pursuant to Company Equity Plans or pay the exercise price of Company Options, in each case in accordance with the terms of the Company Equity Plans as in effect on the date of this Agreement; or (ii) transactions between the Company and any of its direct or indirect Subsidiaries;
(e) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, partnership, limited liability corporation or similar arrangement with any third Person;
(f) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;
(g) (i) adjust, split, subdivide, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (iii) pledge or encumber any shares of its capital stock or other equity or voting interest; or (iv) modify the terms of any shares of its capital stock or other equity or voting interest;
(h) (i) incur, assume, suffer or modify the terms of any Indebtedness or issue any debt securities, except (A) for loans or advances between Subsidiaries of the Company or between the Company and Subsidiaries; and (B) pursuant to the Credit Agreement that will be repaid and terminated in full at the Closing or the Convertible Notes; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of wholly owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) extensions of credit to customers; (B) advances to directors, officers and other employees, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; and (C) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries and capital contributions in wholly owned Subsidiaries of the Company; or (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any lien thereon (other than Permitted Liens);

(i) except (i) in order to comply with applicable Law, (ii) as required pursuant to the existing terms of any Company Benefit Plan in effect on the date of this Agreement and made available to Parent, (iii) as provided in this Agreement or (iv) pursuant to the proposed budget set forth in Section 5.2(i) of the Company Disclosure Letter, (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any material Company Benefit Plan, except as appropriate to implement hires not prohibited under clauses (D) and (E) of this subsection; (B) grant to any Service Provider whose total annual base compensation exceeds $300,000 any increase in cash- or equity-based compensation, bonus, incentive or fringe or other benefits (or, in the case of any such person whose annual base cash compensation does not exceed such amount, grant any such increase unless done in the ordinary course of business and consistent with past practice); (C) grant to any Service Provider, any new or increased change in control, retention, deal or stay bonus, severance or termination pay, or materially amend or modify any such arrangement; (D) enter into, terminate or materially amend or modify any employment agreement, offer letter, consulting agreement or arrangement, or change in control, retention, deal or stay bonus, severance or termination agreement with any Service Providers (other than entering into offer letters or consulting agreements with newly-hired non-officer employees or consultants with total annual base compensation equal to or less than $300,000 in the ordinary course of business and consistent with past practice); or (E) terminate any employee of the Company or any of its Subsidiaries with total annual base compensation in excess of $300,000, other than terminations for cause; it being understood that for purposes of this Section 5.2(i), any reference to “total annual compensation” shall not take into account any temporary reductions to total annual compensation due to COVID-19;
(j) settle, release, waive or compromise any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount (1) not in excess of $350,000 or (2) that does not exceed the amount reflected or reserved against in the Audited Company Balance Sheet; or (ii) settled in compliance with Section 6.15;
(k) except as required by applicable Law or GAAP, (i) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (ii) make any change in any of its accounting principles or practices;
(l) (i) make or change any material Tax election; (ii) settle or compromise any material Tax claim or assessment; or (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment.
(m) (i) incur, authorize or commit to incur any material capital expenditures other than (A) consistent in all material respects with the capital expenditure budget set forth in Section 5.2(m) of the Company Disclosure Letter; (B) pursuant to obligations imposed by Material Contracts or Leases; or (C) pursuant to agreements in effect prior to the date of this Agreement; (ii) enter into, modify, amend, extend, fail to perform the terms of or terminate any Contract that if so entered into, modified, amended, extended, failed to be performed or terminated would have a Company Material Adverse Effect; (iii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (iv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (v) effectuate a “plant closing,” “mass layoff” (each as defined in the WARN Act) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; (vi) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business; or (vii) waive, release, grant, encumber or transfer any right of material value to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business;
(n) enter into any Material Contract that is outside the ordinary course of business;
(o) modify, amend, terminate or assign, or waive or assign any rights under any Material Contract in any material manner, except in the ordinary course of business or pursuant to the Company’s reasonable business judgment;

(p) negotiate, modify, extend, terminate or enter into any Labor Agreement, or recognize or certify any labor union, works council or other labor organization as the bargaining representative for any employees of the Company or its Subsidiaries;
(q) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Service Provider;
(r) sell, assign, transfer, lease, license (other than a Permitted Lien), abandon, let lapse, cancel, dispose of, or otherwise subject to any Lien (other than Permitted Liens) any material Company Intellectual Property, except for non-exclusive licenses of Intellectual Property entered in the ordinary course of business;
(s) disclose or abandon any material Trade Secrets except in the ordinary course of business and to the extent not economically desirable to maintain for the conduct of the business of the Company and its Subsidiaries, or disclose, license, make available, or deliver any source code for any Company Software to any Person except to a third-party service provider or other agent obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code; and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries;
(t) make any material change to the Company’s or any of its Subsidiaries’ policies or procedures with respect to their Processing of Personal Information, except as required by applicable Law; or
(u) enter into or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3 Solicitation of Acquisition Proposals.
(a) Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period commencing with the execution and delivery of this Agreement and continuing until 12:01 a.m. on September 4, 2021 (the “No-Shop Period Start Date”), the Company, its Subsidiaries and their respective Representatives will have the right, acting pursuant to the direction of the Company Board (or a committee thereof), to, directly or indirectly, (i) initiate, solicit, propose, induce or encourage the making, submission or announcement of one or more Acquisition Proposals from any Person or its Representatives, and encourage, facilitate or assist, any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, an Acquisition Proposal, including by (A) furnishing to any Person or its Representatives any non-public information relating to the Company or any of its Subsidiaries or by affording to any Person or its Representatives access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of its Subsidiaries, in each case pursuant to one or more Acceptable Confidentiality Agreements; and (B) granting a waiver, amendment or release under any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof); (ii) continue, enter into, participate in or engage in any discussions or negotiations with any Persons or its Representatives with respect to one or more Acquisition Proposals or any other proposals that could lead to an Acquisition Proposal; and (iii) otherwise cooperate with, assist or take any action to facilitate any Acquisition Proposals or any other proposals that could lead to any Acquisition Proposals. The Company will promptly (and in any event within forty eight (48) hours) make available to Parent and its Representatives any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives pursuant to this Section 5.3(a) that was not previously made available to Parent. The Company shall give notice to Parent of entering into an Acceptable Confidentiality Agreement (other than an Existing Confidentiality Agreement) within 48 hours after the execution thereof. For the avoidance of doubt, any confidentiality agreement in effect with any Person or Group as of the date of this Agreement (an “Existing Confidentiality Agreement”) will be deemed to be an Acceptable Confidential Agreement without any need for the Company to offer to modify the Confidentiality Agreement as provided in the definition of Acceptable Confidentiality Agreement.

(b) No Solicitation or Negotiation after the No-Shop Period Start Date. Subject to Section 5.3(c), during the period commencing with the No-Shop Period Start Date and continuing during the remainder of Pre-Closing Period, the Company will, and will cause its Subsidiaries and its and their respective officers and directors, and will instruct and use reasonable best efforts to cause each of its other Representatives to, (A) cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person (other than any Excluded Party, but only for so long as such Person is and remains an Excluded Party) and its Representatives relating to an Acquisition Transaction that would otherwise be prohibited by this Section 5.3(b); and (B) deliver a written notice to each Person with whom discussions and negotiations are continuing as of the No-Shop Period Start Date (other than any Excluded Party, but only for so long as such Person is and remains an Excluded Party) to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal effective on and from the No-Shop Period Start Date. Unless the Company has already so requested, promptly following the No-Shop Period Start Date, the Company will request that each Person (other than Parent and its Representatives) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to Section 5.3(b) and Section 5.3(c) during the period commencing with the No-Shop Period Start Date and continuing during the remainder of Pre-Closing Period, the Company and its Subsidiaries, and their respective directors and executive officers, will not, and the Company will not authorize or direct any of its or its Subsidiaries’ employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any of their respective designees) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any of their respective designees), in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate, or engage in discussions or negotiations, with any Person with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal (other than only informing such Persons of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. Following the No-Shop Period Start Dates, the Company will not be required to enforce, and will be permitted to waive, any provision of any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof) if the Company has determined in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(c) Conduct Related to Certain Proposals. Notwithstanding anything to contrary in this Section 5.3, from the No-Shop Period Start Date until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Company Financial Advisor), following the execution of an Acceptable Confidentiality Agreement, (i) participate or engage in discussions or negotiations with; (ii) furnish any non-public information relating to the Company or any of its Subsidiaries to; (iii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to; or (iv) otherwise facilitate the making of a Superior Proposal by, in each case, (A) any Excluded Party or its Representatives or (B) any Person or its Representatives that has made, renewed or delivered to the Company a written Acquisition Proposal after the No-Shop Period Start Date that was not solicited in material breach of Section 5.3(b), but only in the case of this Clause (B), if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (2) the failure to take the actions contemplated by this Section 5.3(c) would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law. During the Pre-Closing Period, the Company will promptly (and in any event within forty eight (48) hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Excluded Party or its Representatives or such Person or its Representatives that was not previously made available to Parent. For the avoidance of doubt, notwithstanding the occurrence of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 5.3(a) with respect to any Excluded Party, including with respect to any amended proposal or offer submitted by an Excluded Party following the No-Shop Period Start Date, and the restrictions in Section 5.3(b) will not apply with respect thereto.
(d) No Company Board Recommendation Change or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(e), at no time after the date of this Agreement may the Company Board (or a committee thereof):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent (it being understood that it shall be considered a modification adverse to Parent that is material if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within 10 Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act; or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within 10 Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation); (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing) (it being understood that the Company will not be obligated to affirm the Company Board Recommendation pursuant to this Agreement on more than three occasions); (D) take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d 9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m., Eastern time, on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that none of (1) the determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 5.3(e); or (3) the public disclosure in itself of the items in clauses (1) and (2) if required by applicable Law will constitute a Company Board Recommendation Change or violate this Section 5.3; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(e) Permissible Company Board Recommendation Change and Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:
(i) other than in connection with a written Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation

Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law if and only if:
(1) the Company has provided prior written notice to Parent at least three Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(e)(i), which notice will specify the basis for such Company Board Recommendation Change and will describe the Intervening Event in reasonable detail; and
(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that the Company Board (or a committee thereof) no longer determines in good faith that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law; (B) taken into account any adjustments to the terms and conditions of this Agreement and the Transaction Documents proposed by Parent and other information provided by Parent in response to the notice described in clause (A) of this Section 5.3(e)(i), in each case, that are offered in writing by Parent, no later than 11:59 p.m. on the last day of the Event Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; (C) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation) and (D) following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Transaction Documents) has determined that the failure of the Company Board (or a committee thereof) to make a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; it being understood that each time that material modifications to the Intervening Event occur, Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall recommence and be extended for two Business Days from the day of such notification; or
(ii) if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:
(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law;
(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;
(3) (i) the Company has provided prior written notice to Parent at least three Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(e)(ii), which notice will describe the basis for such Company Board Recommendation Change or termination, including the identity of the Person or Group making such Acquisition Proposal, the material terms of such Acquisition Proposal and include copies of all relevant documents relating to such

Acquisition Proposal (unless any such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement); and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, until 5:00 p.m. on the last day of the Notice Period, have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; (2) taken into account any adjustments to the terms and conditions of this Agreement proposed by Parent and other information provided by Parent during the Notice Period, and the Transaction Documents in each case, that are offered in writing by Parent, no later than 11:59 p.m. on the last day of the Notice Period, in a manner that would constitute a binding agreement between the parties if accepted by the Company; and (3) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days); and (b) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such Acquisition Proposal is a Superior Proposal;
(4) in the event of any termination of this Agreement in order to cause or permit the Company to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(ii); and
(5) will not and will instruct and use reasonable best efforts to cause its Representatives acting on its behalf not to, disclose publicly the terms or other information with respect to any offer of, or negotiations with, Parent pursuant to this Section 5.3 unless and until a definitive agreement with respect to such offer or negotiations is executed or this Agreement is terminated (and then only to the extent required by applicable Law).
(f) Notice to Parent. During the period commencing with the No-Shop Period Start Date and continuing during the remainder of the Pre-Closing Period, the Company will promptly (and, in any event, within 48 hours from the receipt thereof) notify Parent in writing (A) if any Acquisition Proposal, or inquiry from any Person or Group related to making a potential Acquisition Proposal, is, to the Knowledge of the Company (which, for this purpose, will be deemed to include each member of the Company Board and will not be deemed to be only as of the date of this Agreement), received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives (other than by an Excluded Party). Such notice must include (A) the identity of the Person or Group making such proposal, inquiry, request or offer (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement); and (B) a summary of the material terms and conditions of such proposal, inquiry, request or offer and, if writing, a copy thereof. Within one Business Day following the No-Shop Period Start Date, the Company shall deliver to Parent a written notice setting forth (A) the identity of each Excluded Party (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Excluded Party that is in effect on the date of this Agreement) and (B) the material terms and conditions of any pending Acquisition Proposal made by any Excluded Party that the Company Board (or a committee thereof) is still considering.

(g) Permitted Disclosures. So long as the Company Board (or a committee thereof) expressly reaffirms the Company Board Recommendation in such disclosure (other than in a customary “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act):
(i) nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.3; or (D) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Law, it being understood that (1) any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(g)(i) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3; and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(e); and
(ii) it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.
(h) Breach by Representatives. The Company agrees that if it (i) permits any of its Representatives (other than an employee or consultant of the Company who is not an executive officer of the Company) to take any action or (ii) is made aware of an action by one of its Representatives (other than an employee or consultant of the Company who is not an executive officer of the Company) and does not use its reasonable best efforts to prohibit or terminate such action and, in each case, such action would constitute a material breach of this Section 5.3 if taken by the Company during the Pre-Closing Period, then such action will be deemed to constitute a breach by the Company of this Section 5.3.
5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Efforts; Required Action and Forbearance.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things;

and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to:
(i) cause the conditions to the Merger set forth in Article VII to be satisfied;
(ii) (1) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and
(iii) (1) seek to obtain all consents, waivers and approvals and (2) deliver all notifications, in each case pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger.
(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the (i) consummation of the Merger; or (ii) ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.
(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.
(d) This Section 6.1 shall not apply to filings or consents under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2.
6.2 Antitrust Filings.
(a) Filings Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will use their respective reasonable best efforts to file (i) within 10 Business Days after the date of this Agreement, a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ; and (ii) within 10 Business Days after the date of this Agreement any comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority listed on Schedule 7.1(b). Each of Parent and the Company will (A) cooperate and coordinate (and cause its respective Representatives to cooperate and coordinate) with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Merger. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.
(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger, each of Parent and Merger Sub (and their respective Affiliates, if applicable) will (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (B) any other restrictions on the activities of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand (except that Parent and Merger Sub will not be obligated to agree to any of the foregoing if it would reasonably be expected to result in a material adverse effect on the business, properties, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, on the one hand, or Parent and Merger Sub (and their respective Affiliates), taken as a whole, on the other hand), and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger.
(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub will (and will cause their respective Subsidiaries to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.
6.3 Proxy Statement and Other Required SEC Filings.
(a) Preparation. Promptly after the execution of this Agreement (but in no event later than 25 Business Days after the date hereof), the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the later of (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act (such later date, the “Clearance Date”), the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders, it being understood that, notwithstanding anything to the contrary in the foregoing, if the

Clearance Date occurs prior to the end of the Go-Shop Period, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the stockholders of the Company as promptly as reasonably practicable (and in any event no later than five Business Days) after the expiration of the Go-Shop Period.
(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC.
(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.
(d) No Amendments to Proxy Statement. Except in connection with a Company Board Recommendation Change or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.
(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. Except in connection with a Company Board Recommendation Change or thereafter, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.
(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel.
(g) Accuracy; Supplied Information.
(i) By the Company. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(ii) By Parent. On the date of filing, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of, among other things, (i) seeking the Requisite Stockholder Approval; and (ii) in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 25th Business Day following the later of the No-Shop Period Start Date or the mailing of the Proxy Statement to the Company Stockholders. Without the prior written consent of Parent, (1) the Company Stockholder Meeting shall not be held later than 45 calendar days after the Clearance Date; and (2) except as set forth in this Section 6.4, the Company may not adjourn or postpone the Company Stockholder Meeting. Once established, the Company shall not change the record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned) or as required by applicable Law. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) use appropriate efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders Meeting.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; (iii) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting (including, if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise. Without the prior written consent of

Parent, the Company Stockholder Meeting will not be postponed or adjourned (A) by more than 10 days at a time without the prior written consent of Parent; or (B) with respect to Section 6.4(b)(i), by more than 30 days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled and such Company Stockholders Meeting may be adjourned or postponed not more than two times without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed) if the circumstances described in the foregoing clause (i) exist). Notwithstanding the foregoing, the Company Stockholders Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the Termination Date.
6.5 Financing.
(a) No Amendments to Financing Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub (without the prior written consent of the Company) will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Letters if such amendment, modification or waiver would reasonably be expected to (i) reduce the aggregate amount of the Debt Financing (unless the Equity Financing is increased by an equivalent amount); (ii) impose new or additional conditions or other terms that would expand, amend or modify any of the conditions to the receipt of the Financing or any other terms to the Financing in a manner that, in each case, would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto. Any reference in this Agreement to (1) the “Financing” will include the financing contemplated by the Financing Letters as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letter,” “Debt Commitment Letters,” “Fee Letters” or “Financing Letters” will include such documents as amended or modified in compliance with this Section 6.5. Parent will not release or consent to the termination of any individual lender under the Debt Commitment Letters, except for (y) assignments and replacements of an individual lender under the terms of, and only in connection with, the syndication of the Debt Financing under the Debt Commitment Letters and (z) replacements of the Debt Commitment Letters with alternative financing commitments pursuant to Section 6.5(d).
(b) Taking of Necessary Actions.
(i) Equity Financing not a Closing Condition. Guarantor, Parent and the Merger Sub each acknowledge and agree that funding of the Equity Financing is not a condition to the Closing or the enforcement of the Guaranty. If the Equity Financing has not been funded, Parent and the Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Mergers, including by taking the actions required to be taken by Parent and the Merger Subs pursuant to Section 6.5(b)(ii).
(ii) Equity Commitment Letter. Subject to the terms and conditions of this Agreement, Parent will take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including by (A) maintaining in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (B) complying with its obligations under the Equity Commitment Letter; (C) satisfying on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter that are within its control; (D) consummating the Equity Financing at or prior to the Closing, including causing the Guarantor to fund the Equity Financing at the Closing; (E) complying with its obligations pursuant to the Equity Commitment Letter; and (F) enforcing its rights pursuant to the Equity Commitment Letters.
(iii) Debt Commitment Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take (or cause to be taken) all actions and to do (or cause to be done) all things necessary, proper and advisable to arrange and obtain the Debt Financing on the terms and conditions (including, to the extent required, the full exercise of any “flex” provisions) described in the Debt Commitment Letters or the Fee Letters, including using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letters in accordance with the terms and subject to the conditions thereof; (ii) negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters on the terms and conditions (including the “flex” provisions) contemplated by the Debt Commitment Letters or the Fee Letters; (iii) accept (and comply with) to the fullest extent all “flex” provisions contemplated by the Debt Commitment Letters or the Fee Letters and the Debt Financing to the extent that such “flex” provisions are exercised in accordance with the terms thereof or other terms reasonably satisfactory to Parent and Merger Sub; (iv) satisfy on a timely basis all conditions to funding that are applicable to, and in the control of, Parent and Merger Sub in the Debt Commitment Letters and such definitive agreements related thereto; (v) consummate the Debt Financing at or prior to the Closing, including causing the Financing Sources to fund the Debt Financing at the Closing; (vi) comply with its obligations pursuant to the Debt Commitment Letters and the Fee Letters; and (vii) enforce its rights pursuant to the Debt Commitment Letters. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letters as and when they become due.
(c) Information. Parent will (i) keep the Company reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Financing; and (ii) provide the Company with copies of all executed definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub must give the Company prompt notice (A) of any breach (or threatened breach) or default (or any event or circumstance that, with or without notice or lapse of time, or both, could reasonably be expected to give rise to any breach or default) by any party to the Financing Letters or definitive agreements related to the Financing; (B) of the receipt by Parent or Merger Sub of any oral or written notice or communication from any Financing Source with respect to any (1) actual or potential breach (or threatened breach), default, termination or repudiation by any party to the Financing Letters or any definitive agreements related to the Financing of any provisions of the Financing Letters or such definitive agreements; or (2) dispute or disagreement between or among any parties to the Financing Letters or any definitive agreements related to the Financing and (C), if for any reason Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Letters or any definitive agreements related to the Financing. Parent will provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event with two Business Days) after the date that the Company delivers a written request therefor to Parent. Parent will (and will cause the Financing Sources and the Guarantor to) provide the Company and its Representatives with such access to Parent, the Financing Sources and the Guarantor as the Company and its Representatives may reasonably request for the purpose of allowing the Company and its Representatives to understand the status of Parent’s efforts to arrange the Financing.
(d) Alternate Debt Financing. In furtherance and not in limitation of the foregoing provisions, if any portion of the Debt Financing becomes unavailable on the terms and conditions (including the “flex” provisions) contemplated in the Debt Commitment Letters, then Parent will use its reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, (i) alternative financing from the same or alternative sources on terms and conditions not materially less favorable in the aggregate to Parent and Merger Sub than those contained in the Debt Commitment Letters and the Fee Letters and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternate Debt Financing”); and (ii) one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), in each case, or other terms reasonably satisfactory to Parent, which New Debt Commitment Letters will replace the existing Debt Commitment Letters in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letters (and any fee letter in connection therewith, which may be delivered with the fee amounts and “flex” terms redacted in a customary manner so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the Alternate Debt Financing) to the Company. In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the “Financing Letters,” “Fee Letters” or the “Debt Commitment Letters” will be deemed to include the Debt Commitment Letters and Fee Letters, as applicable, to the extent not superseded by a New

Debt Commitment Letter at the time in question and any New Debt Commitment Letters or Fee Letters, as applicable, to the extent then in effect; and (B) any reference in this Agreement to the “Financing” or the “Debt Financing” will mean the debt financing contemplated by the Debt Commitment Letters and the Fee Letters as modified pursuant to the foregoing.
6.6 Financing Cooperation.
(a) Cooperation. Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its reasonable best efforts, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in causing the conditions in the Debt Commitment Letters to be satisfied or as is otherwise reasonably requested by Parent or Merger Sub in connection with Parent and Merger Sub obtaining the Debt Financing by:
(i) participating (and causing senior management and Representatives of the Company to participate) in a reasonable and limited number of meetings, presentations, road shows, sessions with ratings agencies and due diligence sessions in respect of the Debt Financing and assisting Parent with the preparation of the materials listed in this clause (i);
(ii) solely with respect to financial information and data derived from the Company’s historical books and records, assisting Parent with providing information reasonably required in connection with the preparation of pro forma financial information and pro forma financial statements to the extent required by the Financing Sources, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;
(iii) assisting Parent in connection with the preparation and registration of any pledge and security documents, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the Financing Sources, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not be recorded or take effect until the Effective Time;
(iv) furnishing Parent, Merger Sub and the Financing Sources, as promptly as practicable, with (A) audited financial statements of the Company and its Subsidiaries on a consolidated basis for the three most recently completed fiscal years ended at least 90 days before the Closing Date; (B) unaudited consolidated balance sheets and related unaudited statements of income and cash flows related to the Company and its Subsidiaries on a consolidated basis for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days before the Closing Date; and (C) such other financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business, operations and financial projections thereof) as may be reasonably requested by Parent to assist in the preparation of a customary confidential information memorandum or other customary information documents used in financings of the type contemplated by the Debt Commitment Letter (which, for the avoidance of doubt, will not include any Excluded Information);
(v) delivering notices of prepayment within the time periods required by the Credit Agreement and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all obligations under the Credit Agreement;
(vi) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing (including, to the fullest extent permitted by applicable Law, distributing the proceeds of the Debt Financing, if any, obtained by any of the Subsidiaries of the Company to the Surviving Corporation); and

(vii) furnishing Parent and the Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least 10 days prior to Closing, in accordance with the requirements of the Financing Sources, relating to applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the requirements of 31 C.F.R. §1010.230.
(b) Obligations of the Company. Nothing in this Section 6.6 or any other provision of this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or any other Contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) prepare or provide any Excluded Information; or (v) take any action that, in the good faith determination of the Company, (a) would interfere with the conduct of the business of the Company and its Subsidiaries or (b) create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, (A) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time; (B) neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (C) any bank information memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such Representative; (2) the Company Board to approve any financing or Contracts related thereto; (3) the Company and its Subsidiaries to take any action that would conflict with or violate its organizational documents, any applicable Laws or result in a violation of breach of, or default under, any agreement to which the Company or any of it is Subsidiaries is a party; and (4) the Company and its Subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law or any agreement binding on the Company or its Subsidiaries; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound. The Company will be deemed to be in compliance with Section 6.6(a) at all times unless and until (A) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act which could be believed to be a breach of Section 6.6(a); (B) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which will not require the Company to provide any cooperation that it would not otherwise be required to provide under Section 6.6(a)); and (C) the Company fails to take the actions specified in such Non-Cooperation Notice within five Business Days from receipt of such Non-Cooperation Notice. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations under Section 6.6(a), will be deemed to be satisfied unless the Company’s breach, if any, of its obligations under Section 6.6(a) caused the failure of the Debt Financing to be obtained.
(c) Use of Logos. The Company consents to the use of its and its Subsidiaries’ logos in connection with the Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; (ii) solely in connection with a description of the Company or its Subsidiaries, their business and products or the Merger; and (iii) in a manner consistent with the other terms and conditions that the Company reasonably imposes in a writing providing to Parent.
(d) Confidentiality. All non-public or other confidential information provided by the Company, any of its Subsidiaries or any of their respective Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) subject to customary confidentiality obligations.
(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.6.
(f) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith, except with respect to any losses suffered or incurred as a result of (i) the bad faith, gross negligence or willful misconduct of the Company or any of its Representatives or (ii) material breach by the Company or its Subsidiaries of this Section 6.6. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) are referred to collectively as the “Reimbursement Obligations.”
(g) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing. Subject to Section 9.10(b)(ii), if the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger. In furtherance of the foregoing, the Company will have the option of having an appropriate senior officer of the Company provide any solvency certificate required or requested to be provided by any of the Financing Sources in connection with the Closing or otherwise.
6.7 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any “takeover” Law to become applicable to this Agreement or the Merger, and each of Parent, the Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law is or becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger.
6.8 Access. During the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, Contracts, books and records and personnel of the Company and its Subsidiaries, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would materially violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any Trade Secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, it being understood that the Company shall give notice to Parent of the fact that it is withholding such information or documents, and use commercially reasonably efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Nothing in this Section 6.8 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental assessments. Notwithstanding anything to the contrary herein, the

Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law as a result of COVID-19 or any COVID-19 Measures. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the Company’s Chief Financial Officer or another person designated in writing by the Company.
6.9 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b 3 promulgated under the Exchange Act.
6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to), for a period of six years after the Effective Time, honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”) set forth on Section 6.10 of the Company Disclosure Letter or that use the same form in all material respects as the form of indemnification agreement filed with the SEC Reports. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.10(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries except as required by applicable Law.
(b) Indemnification Obligation. Without limiting the generality of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent provided in the applicable organizational document or pursuant to any indemnification agreements with the Company or any of its Subsidiaries’ in effect as of the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent). Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the connection with of such Legal Proceeding of the type contemplated by this Section 6.10(b), (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time; and (B) each Indemnified Person will be entitled to retain his or her own counsel (the fees and expenses of which will be paid by the Surviving

Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) to the extent that an Indemnified Person has such right as of the date of this Agreement and upon receipt of an undertaking by or on behalf of such Indemnified Person to repay any amount if it is ultimately determined that such Indemnified Person is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation or any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.
(c) D&O Insurance. Prior to the Effective Time, the Company shall purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for the Tail Policy does not exceed 300 percent of the amount paid by the Company for coverage for its last full fiscal year, it being understood that if the aggregate cost would exceed that limit, the Company shall purchase as much coverage as reasonably practicable up to such limit. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.
(d) Successors and Assigns. Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.
(e) No Impairment; Third Person Beneficiary Rights. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.
(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 are joint and several.
(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11 Employee Matters.
(a) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans made available to Parent in accordance with their terms. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from amending or terminating any Company Benefit Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.
(b) Employment; Benefits. The Surviving Corporation or one of its Subsidiaries will (and Parent will cause the Surviving Corporation or one of its Subsidiaries to) continue the employment of all Continuing Employees. For the one-year period beginning on the Effective Time, or, if earlier, until the date of termination of the Continuing Employee (“Benefits Period”), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Company Benefit Plans (other than the opportunity to participate in equity-based incentive compensation, defined benefit pension, retiree or post-employment welfare or nonqualified deferred compensation (“Excluded Benefits”)) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) that are substantially similar in the aggregate to those in effect at the Company or its Subsidiaries on the date of this Agreement; (ii) provide other compensation and benefits (other than Excluded Benefits) to each Continuing Employee that, taken as a whole, are substantially similar in the aggregate to the compensation and benefits (other than the Excluded Benefits) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Plans and Comparable Plans such that each Continuing Employee receives compensation and benefits (other than Excluded Benefits) that, taken as a whole, are substantially similar in the aggregate to the compensation and benefits (other than Excluded Benefits) provided to such Continuing Employee immediately prior to the Effective Time. In each case, base compensation and target annual or shorter term cash incentive compensation opportunities will not be decreased during the Benefits Period for any Continuing Employee employed during that period. During the Benefits Period, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide to Continuing Employees severance benefits that are no less favorable than those provided by the Company and its Subsidiaries as of the date of this Agreement under the Company Benefit Plans listed on Section 3.18(a) of the Company Disclosure Letter that are designated as severance plans.
(c) New Plans. Except as otherwise required by applicable Laws at or after the Effective Time, Parent will, or will cause the Surviving Corporation or any other Subsidiary of Parent to, cause to be granted to the Continuing Employees credit for service with the Company and its Subsidiaries prior to the Effective Time and with Parent, the Surviving Corporation, and any of their Subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting in 401(k) or similar retirement benefits and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement, but not including for any purpose under a defined benefit pension plan or equity or equity-based compensation or benefit plan) to the same extent and for the same purpose as such service was credited to such Continuing Employee under the corresponding Company Benefit Plan as of the Effective Date, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, except as otherwise required by applicable Laws, Parent shall take commercially reasonable actions to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any employee benefit plans sponsored by Parent and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any Continuing Employee, all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extent waived under the corresponding Company Benefit Plan; (iii) any eligible expenses paid by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given credit pursuant to such New Plan for purposes of satisfying the corresponding deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan to the same extent credited under the corresponding Company Benefit Plan for such purpose; and (iv) the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan to be credited with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee immediately following the Effective Time.
(d) No Third Person Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.11 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Plan or prevent the amendment, modification, suspension or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) be treated as an amendment of, or undertaking to amend, any Company Benefit Plan.
6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.13 Notification of Certain Matters.
(a) Notification by the Company. During the Pre-Closing Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).
(b) Notification by Parent. During the Pre-Closing Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).
(c) Impact of Non-Compliance. The failure of the Company or Parent to comply with this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII have been satisfied.

6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, the Company (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger. Notwithstanding the foregoing, (A) the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (iii) principally related to a Superior Proposal or Company Board Recommendation Change or (iv) reasonably related to any actual or threatened Legal Proceeding concerning this Agreement; and (B) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and deal descriptions on such Person’s website in the ordinary course of business or are reasonably related to any actual or threatened Legal Proceeding concerning this Agreement.
6.15 Transaction Litigation. During the Pre-Closing Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (c) consider in good faith Parent’s advice with respect to any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.
6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.
6.18 Existing Debt Arrangements.
(a) Payoff of Credit Agreement. At or prior to the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding under the terms of the Credit Agreement as set forth in the payoff letters with respect to the Credit Agreement. Promptly following the Effective Time, the Company will repay and discharge such Credit Agreement.

(b) Convertible Notes; Capped Call Transactions. Prior to the Company Merger Effective Time, the Company will (i) give all notices and take all other actions that may be required under or in connection with the Capped Call Transactions and the Convertible Notes (it being agreed that the Company will provide copies of any such notice to Parent at least three Business Days prior to delivering any such notice, and all such notices and actions not required by the terms of the Convertible Notes, the Indenture or the Capped Call Documentation will be subject to the prior approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed)); (ii) provide all assistance reasonably requested by Parent (which will not require any payment by the Company or its Subsidiaries) in connection with the Capped Call Transactions and the Convertible Notes, including, without limitation, the execution and delivery by the Company, its Subsidiaries or their Representatives (as applicable) of customary officers’ certificates, supplemental indentures and legal opinions to the trustee under the Indenture, to the extent such certificates, supplemental indentures and opinions are required thereby; (iii) if requested by Parent, take all actions required to facilitate the settlement of the Capped Call Transactions in connection with the Closing (it being understood that (A) any such settlement will be subject to the terms of the Capped Call Documentation, as such terms may be amended or modified from time to time with the prior written consent of Parent and (B) no such settlement will be effective prior to the Company Merger Effective Time); and (iv) not amend, modify or terminate the Capped Call Transactions without the prior written consent of Parent (other than any modification, adjustment or termination made by counterparties to the Capped Call Documentation without the need for consent of or agreement by the Company pursuant to the terms of the Capped Call Documentation).
6.19 Parent Vote at Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement in accordance with the DGCL.
6.20 Conduct of Business by Parent and Merger Sub. During the Pre-Closing Period, unless the Company otherwise consents, Parent and Merger Sub will not, and will not cause or permit any of their controlled Affiliates (including, the Guarantor) to take or agree to take any other action that would reasonably be expected to prevent or materially delay the consummation of the Merger.
6.21 Prohibition on Certain Discussions. Except as approved by the Company Board, at all times during the Pre-Closing Period, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or Affiliates to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer or employee of the Company (a) regarding any continuing employment or consulting relationship with the Parent, the Surviving Entity or any of their respective Affiliates following the Effective Time; (b) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (c) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act and the other Antitrust Laws listed on Schedule 7.1(b) will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained.
(c) No Prohibitive Injunctions or Laws. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, no action will have been taken by any Governmental Authority of competent jurisdiction, and no Law will have been enacted, entered, enforced or deemed applicable to the Merger, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger.
7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.4, Section 3.7 (other than the representations and warranties set forth in the second sentence of Section 3.7(a) and the second sentence of Section 3.7(b)), the second sentence of Section 3.12(a) and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).
(iii) The representations and warranties set forth in the second sentence of Section 3.7(a) and the second sentence of Section 3.7(b) will be true and correct as of the Capitalization Date except where the failure to be so true and correct in all respects would not reasonably be expected to result in the requirement of Parent to pay pursuant to Section 2.7(a)(iii), Section 2.8(a) and Section 2.8(b) additional merger consideration in excess of $32,000,000 that would have been payable pursuant to Section 2.7(a)(iii), Section 2.8(a) and Section 2.8(b) had the representations and warranties set forth in the second sentence of Section 3.7(a) and the second sentence of Section 3.7(b) been true and correct in all respects as of the Capitalization Date.
(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants and obligations in this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Parent Material Adverse Effect.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants and obligations in this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use the requisite efforts to cause the Closing to occur as required by this Agreement.
ARTICLE VIII
TERMINATION
8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company if any (i) permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) Law is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except, in each case, that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, judgment, order, restraint, prohibition, action or Law;
(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. on January 21, 2022 (such time and date, the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) Parent if the Company has the right to terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(i); (ii) the Company if Parent has the right to terminate this Agreement pursuant to Section 8.1(e); and (iii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;
(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a material breach by such

Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;
(e) by Parent if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach or failure to perform, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if (i) such breach or failure to perform has been cured prior to termination (to the extent capable of being cured); or (ii) the Company has the right to terminate this Agreement pursuant to Section 8.1(g);
(f) by Parent if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m. on the 10th Business Day following the date on which such right to terminate first arose or (ii) the Company has breached or failed to perform in any material respect its obligations under Section 5.3(a);
(g) by the Company if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach or failure to perform, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if (i) such breach or failure to perform has been cured prior to termination (to the extent capable of being cured); or (ii) Parent has the right to terminate this Agreement pursuant to Section 8.1(e);
(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) concurrently with such termination, the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii); and (iv) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; or
(i) by the Company if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived; (ii) Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.3; (iii) the Company has notified Parent in writing that if Parent performs its obligations under this Agreement and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter is funded, then the Company stands ready, willing and able to consummate, and will consummate, the Merger; (iv) the Company gives Parent written notice at least two Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (v) the Merger has not have been consummated by the end of such two Business Day period, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(i) if Parent has the right to terminate this Agreement pursuant to Section 8.1(e).

8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except, and subject in all respects to this Section 8.2, that Section 8.3, Section 9.10 and Section 9.16, that Section 6.6(c), Section 6.6(f), Section 6.14, this Section 8.2, Section 8.3, Section 9.3, Section 9.4 and Article IX will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, Section 9.10 and Section 9.16, nothing in this Agreement will relieve any Party from any liability for any actual and intentional common law fraud or any Willful Breach of this Agreement prior to the termination of this Agreement (which liability the Parties acknowledge and agree (i) may not be limited to reimbursement of expenses or out-of-pocket costs; and (ii) will be determined in the discretion of the Chosen Court). For the avoidance of doubt, in the event of any termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders pursuant to this Agreement or otherwise relating to or arising out of the transactions contemplated by this Agreement or any Debt Financing (including for any Willful Breach), except that the foregoing will not preclude any liability of the Financing Sources to the Company and its Affiliates, in each case after the Closing Date, under any definitive agreements relating to any Debt Financing or any liability of the Financing Sources to Parent or Merger Sub or their respective Affiliates under the Debt Commitment Letter or any definitive agreements relating to the Debt Financing. No valid termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Guaranty or the Financing Letters, which rights, obligations and agreements will survive the valid termination of this Agreement in accordance with their respective terms.
8.3 Fees and Expenses.
(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(c) at a time when the requisite stockholder approval has not been obtained, 8.1(d) or Section 8.1(e); (B) at the time of such termination, the conditions set forth in Sections 7.1(b) and Section 7.1(c) have been satisfied or are capable of being satisfied and the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned; and (D) within one year of the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated at any time, then the Company will, concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time). For purposes of this Section 8.3(b)(i), all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50 percent.”
(ii) Company Board Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must, within two Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).
(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must, concurrently with such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).
(c) Parent Payment. If this Agreement is validly terminated pursuant to Section 8.1(g) or Section 8.1(i), then Parent must, within two Business Days following such termination, pay or cause to be paid to the Company or its designee an amount equal to the Parent Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(c) (which Schedule may be updated by the Company from time to time).
(d) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or the Parent Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.
(e) Payments; Default. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the Merger and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, then the non-paying party will pay or cause to be paid to the other party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the other party in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made) plus five percent through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”).
(f) Sole and Exclusive Remedy.
(i) For the Company Related Parties. If this Agreement is validly terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including, without duplication, the Company’s right to enforce the Guaranty with respect thereto and receive the Parent Termination Fee from Guarantor), the Reimbursement Obligations, the Enforcement

Expenses and the Company’s right to specific performance pursuant to Section 9.10 will be the sole and exclusive remedies of the Company Related Parties against the Parent Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure. Upon payment of the Parent Termination Fee, the Enforcement Expenses and the Reimbursement Obligations, none of the Parent Related Parties will have any further liability or obligation to any of the Company Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2, Section 8.3(a) and Section 8.3(e), as applicable. Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve Parent, Merger Sub or Guarantor from any liability for any (1) actual or intentional common law fraud or Willful Breach of this Agreement (which liability the Parties acknowledge and agree (i) may not be limited to reimbursement of expenses or out-of-pocket costs; and (ii) will be determined in the discretion of the Chosen Court); or (2) breaches of the Confidentiality Agreement, except, in each case, that under no circumstances will the collective monetary damages payable by the Parent Related Parties (including for any Willful Breach (but excluding, for the avoidance of doubt, for actual and intentional common law fraud)) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Guaranty or the Equity Commitment Letter exceed an amount, in the aggregate, equal to the amount of the Parent Termination Fee plus the Enforcement Expenses plus the Reimbursement Obligations (such aggregate amount, the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation (except for actual and intentional common law fraud) against the Parent Related Parties, and, other than with respect to actual and intentional common law fraud, in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Guaranty or the transactions contemplated by this Agreement or the Guaranty, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. Nothing in this Section 8.3(f)(i) will preclude any liability of the Financing Sources to the Company, Parent or Merger Sub under the definitive agreements relating to the Debt Financing or limit the Company, Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than Guarantor’s obligations under the Guaranty and the Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than Guarantor, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.
(ii) For the Parent Related Parties. If this Agreement is validly terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b), the Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.10 will be the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. Upon payment of the Company Termination Fee and the Enforcement Expenses, none of the Company Related Parties will have any further liability or obligation to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination. Parent’s receipt of the Company Termination Fee (to the extent owed pursuant to Section 8.3(b)) will be the only monetary damages that any Parent Related Party may recover from the Company Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger, and upon payment of such amount, (A) none of the Company Related Parties will have any further liability or obligation to any Parent Related Party or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or any matters forming the basis of such termination (except that the Parties or their respective Affiliates (or both) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2, Section 8.3(a) and Section 8.3(e), as applicable); and (B) no Parent Related Party or any other Person will be entitled to bring or maintain any Legal Proceeding against any Company Related Party arising out of this Agreement, the Transaction Documents or any matters forming the basis for such termination (except that the Parties or their respective Affiliates (or both) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2, Section 8.3(a) and Section 8.3(e), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company from any liability for any (1) actual and intentional common law fraud or Willful Breach of this Agreement (which liability the Parties acknowledge and agree (i) may not be limited to reimbursement of expenses or out-of-pocket costs; and (ii) will be determined in the discretion of the Chosen Court) or (2) any breaches of the Confidentiality Agreement, except, in each case, that under no circumstances will the collective monetary damages payable by the Company for breaches (including any Willful Breach (but excluding, for the avoidance of doubt, for actual and intentional common law fraud)) under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount, in the aggregate,equal to the amount of the Company Termination Fee plus the Reimbursement Obligations (such aggregate amount, the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation (except for actual and intentional common law fraud) against the Company Related Parties, and, other than with respect to actual and intentional common law fraud, in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. Other than the obligations of the Company provided in this Agreement, no Company Related Party or any Person other than the Company has any liability for monetary damages to any Parent Related Party or any other Person relating to or arising out of this Agreement or the Merger.
(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in this Agreement, each Party acknowledges and agrees that the Parties will each be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.10(b), except that, although the Company, in its sole discretion, may determine its choice of remedies under this Agreement, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.10(b), under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both specific performance of the type contemplated by Section 9.10(b) and any monetary damages.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.
9.2 Notices.
(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand or by fax; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.2 or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.2 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below:
if to Parent, Merger Sub or the Surviving Corporation to:
c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 91444
Attn:	S. Scott Crabill and Peter Stefanski
Email:	scrabill@thomabravo.com and pstefanski@thomabravo.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
Attn:	Theodore A. Peto, P.C. and Daniel A. Hoppe
Email:	theodore.peto@kirkland.com and dan.hoppe@kirkland.com
if to the Company (prior to the Effective Time) to:
Medallia, Inc.
575 Market St Suite 1850
San Francisco, CA 94105
Attn:	Leslie J. Stretch and Roxanne M. Oulman
Email:	lstretch@medallia.com and roulman@medallia.com

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:	Rezwan D. Pavri
Martin W. Korman
Douglas K. Schnell
Fax:	(650) 493-6811
Email:	rpavri@wsgr.com
mkorman@wsgr.com
dschnell@wsgr.com
(b) Additional Procedures. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval. Notwithstanding anything to the contrary in this Agreement, the provisions specifically relating to the Financing Sources set forth in Section 8.2(b), Section 8.3, Section 9.5, Section 9.8, Section 9.10(b), Section 9.12(b), Section 9.13, Section 9.16 and this Section 9.3 (or any other provision of this Agreement, the amendment, modification or alteration of which has the effect of modifying such provisions) may not be amended, modified or altered without the prior written consent of the Financing Sources party to the Debt Commitment Letter as of the date of this Agreement.
9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Financing Sources) to the Financing Letters or Guarantor pursuant to the Guaranty; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock, Company Equity-Based Awards and Company Options pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.
9.6 Confidentiality. Parent, Merger Sub and the Company acknowledge that Thoma Bravo, L.P. and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were the counterparty thereto.
9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement, the Voting Agreements, the Company Disclosure Letter, the Guaranty and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.
9.8 Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.10; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company Equity-Based Awards and Company Options to receive the merger consideration set forth in Article II. The provisions of Section 8.2(b), Section 8.3, Section 9.3, Section 9.5, Section 9.10(b), Section 9.12(b), Section 9.13, Section 9.16 and this Section 9.8 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third-party beneficiaries thereof (it being understood and agreed that Section 8.3, Section 9.3, Section 9.5, Section 9.12(b), Section 9.13 and this Section 9.8 will be enforceable by the Financing Sources and their respective successors and assigns). The provisions of Section 8.3(f) will inure to the benefit of the Company Related Parties and the Parent Related Parties, each whom are intended to be third-party beneficiaries thereof.
9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.10 Remedies.
(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary in any Transaction Document or otherwise, although the Company may, subject in all respects to Section 8.2, Section 8.3, this Section 9.10 and Section 9.16 (and, in each case, the limitations set forth herein or therein), pursue both (i) a grant of specific performance, and (ii) payment of monetary damages pursuant to Section 8.2(b) or the Parent Termination Fee, if, as and when required pursuant to Section 8.3(c), under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive (A) both a grant of specific performance or other equitable relief to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and the occurrence of the Closing, on the one hand, and (1) payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever or (2) payment of any of the Parent Termination Fee and the amounts, if any, as and when due, pursuant to Section 8.3(f)(i) or the Reimbursement Obligations, on the other hand; or (B) both payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever, on the one hand, and payment of any of the Parent Termination Fee and the amounts, if any, as and when due, pursuant to Section 8.3(f)(i) or the Reimbursement Obligations, on the other hand.
(b) Specific Performance.
(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement (including specific performance or other equitable relief to cause Parent to perform any obligations required of it to enforce its rights under the Equity Commitment Letter); (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) Specific Performance in Respect of the Financing. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, and subject in all respects to this Section 9.10(b)(ii), Parent acknowledges and agrees that it has an obligation under this Agreement to cause the Equity Financing to be funded, including by exercising its rights under the Equity Commitment Letter, and that such obligation of Parent, and the right of the Company to specific performance in connection with enforcing such obligation of Parent (whether under this Agreement or the Equity Commitment Letter), and the obligation of Parent to consummate the Merger, will be subject only to the requirements that (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived; (B) the Debt Financing has been funded or is reasonably expected to be funded in full at the Closing if the Equity Financing is funded at the Closing; and (C) the Company has irrevocably confirmed in a written notice to Parent that if the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur. For the avoidance of doubt, in no event shall the Company be entitled to a remedy of specific performance or other equitable remedies directly against any Financing Source.
(iii) No Objections; Cooperation. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.
9.11 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.
9.12 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guaranty, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the Merger; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranty or the Merger will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranty or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties acknowledges and irrevocably agrees (i) that, subject to Section 9.16, any Legal Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, involving the Financing

Sources arising out of, or relating to, the Merger, the Debt Financing, the Debt Commitment Letters, or the performance of services thereunder will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in the Debt Commitment Letters will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed by, construed and enforced in accordance with the Laws of the State of New York. Notwithstanding anything to the contrary in this Agreement, (A) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred; (B) the determination of the accuracy of any Acquisition Agreement Representations (as defined in the Financing Letter) and whether as a result of any inaccuracy thereof Parent, Merger Sub or their respective Affiliates has the right to terminate its obligations under this Agreement, or to decline to consummate the Merger; and (C) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement will, in each case, be governed and construed in accordance with the Laws of the State of Delaware.
9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTY, THE FINANCING LETTERS OR THE FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING OR AGAINST THE FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.
9.14 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.
9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

9.16 Non-recourse. Each Party agrees, on behalf of itself and its Related Parties, that all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the Transaction Documents or the Merger (including the Financing); (b) the negotiation, execution or performance of this Agreement or any of the Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Transaction Documents); (c) any breach or violation of this Agreement or any of the Transaction Documents; or (d) any failure of the Merger to be consummated, in each case, may be made only (A) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents; and (B) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the Transaction Documents or in connection with the Merger will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), it being acknowledged and agreed that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2(b), Section 8.3(f), Section 9.10(b) and this Section 9.16): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; (ii) against Guarantor under, if, as and when required pursuant to the terms and conditions of the Guaranty; (iii) against the equity providers for specific performance of their obligation to fund their committed portions of the Equity Financing solely in accordance with, and pursuant to the terms and conditions of, Section 6 of the Equity Commitment Letter; or (iv) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement.
[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.
PROJECT METAL PARENT, LLC

By:	/s/ S. Scott Crabill
	Name:	S. Scott Crabill
	Title:	President

PROJECT METAL MERGER SUB, INC.

By:	/s/ S. Scott Crabill
	Name:	S. Scott Crabill
	Title:	President

MEDALLIA, INC.

By:	/s/ Leslie Stretch
	Name:	Leslie Stretch
	Title:	President and Chief Executive Officer

ANNEX B
Section 262 of the Delaware General Corporation Law
§ 262 Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex C
2725 Sand Hill Road
Suite 200
Menlo Park, CA 94025

July 25, 2021
Board of Directors
Medallia, Inc.
5750 Market Street
Suite 1850
San Francisco, CA 94105
Members of the Board:
We understand that Medallia, Inc. (the “Company”), Project Metal Parent, LLC (“Parent”) and Project Metal Merger Sub, Inc., a wholly owned subsidiary of Parent, (“Merger Sub”) propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of July 25, 2021 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock that are, as of immediately prior to the effective time of the Merger, (i) held by the Company as treasury stock, (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (iii) held by holders of such shares who have not voted in favor of the adoption of the Merger Agreement nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (clauses (i), (ii) and (iii), collectively, the “Excluded Shares”), will be converted automatically into the right to receive $34.00 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;
2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;
3)
Reviewed certain financial projections prepared by the management of the Company and certain extrapolations prepared with guidance from the management of the Company (which were reviewed and approved for our use by the management of the Company) (collectively, the “Financial Projections”);

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
5)	Reviewed the reported prices for and trading activity of the Company Common Stock;
6)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies comparable with the Company, and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company, Parent and their financial and legal advisors;
9)
Reviewed the Merger Agreement; the debt commitment letters from debt financing sources to the Parent, substantially in the form of the drafts dated July 25, 2021 (the “Debt Commitment Letters”) and the draft equity commitment letter from Thoma Bravo Fund XIV, L.P. to the Parent, substantially in the form of the draft dated July 24, 2021 (the “Equity Commitment Letter” and, together with the Debt Commitment Letters, the “Commitment Letters”); a guaranty made by Thoma Bravo Fund XIV, L.P. substantially in the form of the draft dated July 24, 2021; and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and formed a substantial basis for this opinion. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company regarding the future financial performance of the Company. We express no view as to such Financial Projections or the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services to Thoma Bravo, LLC (“Thoma Bravo”) (which we understand is the ultimate controlling equity owner of the Parent) and certain of its affiliates and their affiliated funds’ respective portfolio companies (collectively the “Thoma Bravo Related Entities”), and, in each case, have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and/or financing services to the Company, Parent, Thoma Bravo and the Thoma Bravo Related Entities in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Thoma Bravo, the Thoma Bravo Related Entities, Parent, the Company and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by Thoma Bravo or the Thoma Bravo Related Entities.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Taylor Henricks
Taylor Henricks
Managing Director

ANNEX D
FORM OF VOTING AGREEMENT
This Voting agreements (this “Agreement”) is made and entered into as of July 25, 2021 (the “Agreement Date”), by and among Project Metal Parent, LLC, a Delaware limited liability company (“Parent”), Medallia, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party.”
RECITALS
A. Concurrently with the execution and delivery of this Agreement, Parent, Project Metal Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).
B. As of the Agreement Date, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth next to such Stockholder’s name on Schedule A hereto, such shares being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the Agreement Date (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock that such Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (including, for the avoidance of doubt, as a result of the settlement or exercise of any Company Equity-Based Awards or Company Options), such Stockholder’s “Covered Shares”).
C. In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
1.1. “Expiration Time” shall mean the earlier to occur of (a) the time that the Company Stockholder Approval has been obtained, (b) the Effective Time, (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof, (d) any amendment of any term or provision of the Merger Agreement, dated as of the Agreement Date, that reduces the Per Share Price or changes the form of consideration payable to the Stockholders pursuant to Section 2.7(a)(iii) of Merger Agreement, without such Stockholder’s prior consent, and (e) the occurrence of a Company Board Recommendation Change.
1.2. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreements or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b).

2. Agreement to Not Transfer the Covered Shares.
2.1. No Transfer of Covered Shares. From the date of this Agreement until the Expiration Time, each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.
2.2. Permitted Transfers. Notwithstanding anything herein to the contrary, any Stockholder may Transfer any such Covered Shares (i) (i) to any other Stockholder or any Affiliate of any such Stockholder; (ii) for estate planning purposes or to any family member (including a trust for such family member’s benefit) of such Stockholder; (iii) to any charitable foundation or organization, in each case of the foregoing clauses (i) through (iii) only so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent; (iv) pursuant to the settlement, exercise, termination or vesting of Company Equity-Based Awards or Company Options held by a Stockholder, solely in order to (x) pay the exercise price of such Company Equity-Based Awards or Company Options or (y) satisfy taxes applicable thereto; (v) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, established prior to a date hereof; or (vi) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.
3. Agreement to Vote the Covered Shares.
3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares) (a) in favor of adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; and (b) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Section 2.2(a) or Section 2.2(b) under the Merger Agreement not being satisfied and (2) any Alternative Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).
3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.
4. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder, a copy of which is attached hereto as Schedule B, with respect to the Merger and the transactions contemplated by the Merger Agreement.
5. New Shares. Each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise of any Vested Company Options or Vested Company Equity-Based Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.
6. Fiduciary Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect any actions taken by any such Stockholder in its, his or her capacity as a director or officer of the Company or any of its Affiliates, including in complying with its, his or her fiduciary duties or other legal obligations under applicable law while acting in such capacity as a director or officer of the Company or any of its Affiliates.
7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:
7.1. Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.
7.2. Ownership of the Covered Shares. (a) The Stockholder is as of the Agreement Date and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of such Stockholder’s Owned Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities or community property laws or (iii) as disclosed on Schedule A hereto, and (b) subject to applicable community property laws, the Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any shares of Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Common Stock or other voting shares of the Company) other than the Owned Shares and any Company Options or Company Equity-Based Awards.
7.3. No Conflict; Consents.
a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to the Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.
b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

7.4. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:
8.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.
8.2. No Conflict; Consents.
a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.
b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.
8.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.
9. Miscellaneous.
9.1. Other Agreements. Each Stockholder further agrees that, from and after the date hereof until the earlier to occur of the Effective Time and the Expiration Time, such Stockholder will not, and will cause such Stockholder’s Affiliates (excluding the Company and its Subsidiaries, if otherwise applicable, or any portfolio company of such Stockholder or its Affiliates) not to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Alternative Acquisition Proposal, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Alternative Acquisition Proposal, or (d) take any action that the Company is prohibited from taking pursuant to Section 5.3 or Section 6.14 of the Merger Agreement, except, in the case of this clause (d), as contemplated under Section 6 of this Agreement.
9.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
9.3. Certain Adjustments. In the event of any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
9.4. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.
9.5. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.
9.6. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by fax; or (iv) on the date sent or by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.6 or (B) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.6 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below:
a.	if to Parent, to:

Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 91444
	Attention:	Scott Crabill and Pete Stefanski
	Email:	pstefanski@thomabravo.com
scrabill@thomabravo.com

with a copy to:

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
	Attention:	Theodore A. Peto, P.C.
Dan Hoppe
	Email:	tpeto@kirkland.com
dan.hoppe@kirkland.com

b.	if to Company, to:

Medallia, Inc.
575 Market Street, Suite 1850
San Francisco, CA 94105
	Attention:	Leslie J. Stretch and Roxanne M. Oulman
	Email:	lstretch@medallia.com
roulman@medallia.com

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation

650 Page Mill Road
Palo Alto, CA 94304-1050
Attn:	Rezwan D. Pavri
Martin W. Korman
Douglas K. Schnell
Fax:	(650) 493-6811
Email:	rpavri@wsgr.com
mkorman@wsgr.com
dschnell@wsgr.com
Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.6, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.6 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.6.
9.7. Venue; Waiver of Jury Trial.
a. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.6 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.7 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction (but only in such event), the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then any Delaware state court) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each Party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE FINANCING LETTERS OR THE FINANCING

(INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING OR AGAINST THE FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.
9.8. Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.
9.9. Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
9.10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
9.11. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof. Parent hereby agrees that specific performance or injunctive relief pursuant to this Section 9.11 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Parent nor any of its Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available for breach of this Agreement.
9.12. Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
9.13. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
9.14. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
9.15. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.16. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.
9.17. Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.18. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.
9.19. Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s fraud or willful breach of any of the terms of this Agreement prior to the date of termination in accordance with Section 9.11.
[Signature page follows]

SIGNATURE PAGE TO VOTING AGREEMENT
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
MEDALLIA, INC.

By:
	Name:	Leslie Stretch
	Title:	President and Chief Executive Officer

PROJECT METAL PARENT, LLC

By:
Name:
Title:

[STOCKHOLDER]

Medallia

MEDALLIA, INC.
ATTENTION: CORPORATE SECRETARY
575 MARKET STREET, SUITE 1850
SAN FRANCISCO, CA 94105

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDLA2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D60330-S29909 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDALLIA, INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D60331-S29909

Medallia, Inc.
Special Meeting of Stockholders
October 14, 2021 8:00 A.M. PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Leslie Stretch and Roxanne Oulman, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of MEDALLIA, INC. ("**Medallia**") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders (together with any postponement, adjournment or other delay thereof, the "**Special Meeting**"), to be held at 8:00 A.M. PDT on October 14, 2021, at www.virtualshareholdermeeting.com/MDLA2021SM.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" each of Proposal 1, Proposal 2 and Proposal 3.

Continued and to be signed on reverse side